Filed Pursuant to Rule 424(b)(5)
Registration No. 333-203814

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)
6.875% Senior Notes due 2023	$750,000,000	$227,700,000	$26,458.74
Guarantees of 6.875% Senior Notes due 2023	N/A	N/A	N/A(2)

(1)	Pursuant to Rule 415(a)(6), $522,300,000 of unsold securities previously registered pursuant to Registration Statement No. 333-180908 filed on July 3, 2012 are included in this Prospectus Supplement. The registration fee of $59,855.80 previously paid with respect to such unsold securities (calculated at the rate in effect at the time Registration Statement No. 333-180908 was filed) continues to apply to such securities. An additional registration fee of $26,458.74 calculated in accordance with Rules 457(o) and 457(r) is being paid herewith on a pay-as-you-go basis in connection with the offering of $227,700,000 of additional securities not carried forward from Registration Statement No. 333-180908. In accordance with Rule 456(b), this “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in Registration Statement No. 333-203814 filed on May 1, 2015.
(2)	No additional consideration is being received for the guarantees and, therefore, no additional fee is required pursuant to Rule 457(n) of the Securities Act.

Prospectus supplement

(To the prospectus dated May 1, 2015)

Boyd Gaming Corporation

$750,000,000

6.875% Senior Notes due 2023

This is an offering by Boyd Gaming Corporation of $750,000,000 of its 6.875% Senior Notes due 2023 (the “Notes”). The Notes will mature on May 15, 2023, and interest will be paid semi-annually in arrears on May 15 and November 15 of each year, commencing on November 15, 2015. Interest will accrue from May 21, 2015. Boyd Gaming Corporation may redeem the Notes in whole or in part at any time, or from time to time, at the redemption prices described on page S-41. The Notes also are subject to redemption requirements imposed by state and local gaming laws and regulations. If we undergo a change of control or sell certain of our assets, we may be required to offer to purchase Notes from holders. For a more detailed description of the Notes, see “Description of the Notes” beginning on page S-37.

The Notes will be our unsecured senior obligations, will rank senior in right of payment to all of our existing and future subordinated debt and will rank pari passu in right of payment with all of our existing and future senior debt except to the extent of the value of any collateral securing our other senior debt. The Notes are effectively subordinated to our existing and future secured indebtedness, including debt under our Credit Facilities, to the extent of the assets securing such indebtedness and structurally subordinated to all of the liabilities of our subsidiaries that do not guarantee the Notes.

Each of the existing and, subject to compliance with applicable Gaming Laws, future Significant Subsidiaries of Boyd Gaming will, as guarantors, fully and unconditionally guarantee the payment of principal and interest on the Notes. The guarantees will be unsecured senior obligations of the guarantors, will rank senior in right of payment to all existing and future guarantor subordinated debt and will rank pari passu in right of payment with all existing and future guarantor senior debt except to the extent of the value of any collateral securing such other senior debt. The guarantees are effectively subordinated to the guarantor’s existing and future secured indebtedness, to the extent of the assets securing such indebtedness.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-21 for a discussion of certain risks that you should consider in connection with an investment in the Notes.

	Per Note	Total

Public Offering Price(1)	100%	$750 million
Underwriting Commissions	1.6%	$12 million
Proceeds to Boyd Gaming Corporation (before expenses)(1)	98.4%	$738 million

(1)	Plus accrued interest, if any.

None of the Securities and Exchange Commission, any state securities commission, any state gaming commission or any other gaming authority or other regulatory agency has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes are not, and are not expected to be, listed on any national securities exchange nor included in any automated quotation system. Currently, there is no public market for the Notes. Delivery of the Notes will be made in book-entry form only through the facilities of The Depository Trust Company on or about                     , 2015.

Joint Book Running Managers

J.P. Morgan	BofA Merrill Lynch	Deutsche Bank Securities	Wells Fargo Securities

UBS Investment Bank	BNP PARIBAS	Credit Suisse	Nomura

The date of this prospectus supplement is May 7, 2015.

This prospectus supplement, the accompanying prospectus and any free writing prospectus that we prepare or authorize contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the Notes in any jurisdiction where such offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, accompanying prospectus or the documents incorporated herein by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. Information contained on or accessible through our Internet site does not constitute part of this prospectus supplement or the accompanying prospectus.

Boyd Gaming Corporation, our logo and other trademarks mentioned in this prospectus supplement are the property of their respective owners.

About this prospectus supplement

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Generally, when we refer to “this prospectus”, we are referring to both parts of this document combined. Before investing in the Notes offered by this prospectus supplement, please read and consider all information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus together with the additional information described under the section entitled “Available Information”. You should also read and consider the information set forth in the section entitled “Risk Factors” in each of this prospectus and the documents incorporated by reference in this prospectus before you make an investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. If the information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement in accordance with Rule 412 under the Securities Act of 1933, as amended, or the “Securities Act”.

We are not making any representation to any purchaser of the Notes regarding the legality of an investment in the Notes by such purchaser. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the Notes.

Unless the context requires otherwise, and except with respect to any description of the notes, when we use the terms “Boyd Gaming”, the “Company”, “we”, “our” or “us”, we are referring to Boyd Gaming Corporation and our subsidiaries, taken as a whole. The Notes being offered pursuant to this prospectus supplement are being offered for sale only in jurisdictions where it is lawful to make such offers. The distribution of this prospectus and the offering of the Notes in other jurisdictions may also be restricted by law. Persons who receive this prospectus should inform themselves about and observe any such restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting” beginning on page S-96 of this prospectus supplement.

Cautionary statement regarding forward-looking information

This prospectus and the documents we incorporate by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. These forward looking statements can often be identified by their use of words such as “will”, “predict”, “continue”, “forecast”, “expect”, “believe”, “anticipate”, “outlook”, “could”, “target”, “project”, “intend”, “plan”, “seek”, “estimate”, “should”, “may” and “assume”, as well as variations of such words and similar expressions referring to the future.

Forward-looking statements in this prospectus include, but are not limited to, statements regarding:

•	our intended uses of the proceeds of the securities offered hereby;

•	the factors that contribute to our ongoing success and our ability to be successful in the future;

•	our business model, areas of focus and strategy for driving business results;

•

competition, including expansion of gaming into additional markets including internet gaming, the impact of competition on our operations, our ability to respond to such competition, and our expectations regarding continued competition in the markets in which we compete;

•	our estimated effective income tax rates, estimated tax benefits, and merits of our tax positions;

•	the general effect, and expectation, of the national and global economy on our business, as well as the economies where each of our properties are located;

•	our expenses;

•

indebtedness, including Boyd Gaming’s and Peninsula’s ability to refinance or pay amounts outstanding under the Boyd Gaming Credit Facility (as defined in “Description of Other Indebtedness”) and the Peninsula Credit Facility (as defined in “Description of Other Indebtedness” and together, collectively with the Boyd Gaming Credit Facility, the “Credit Facilities”), respectively, and notes when they become due and our compliance with related covenants, and our expectation that we and Peninsula will need to refinance all or a portion of our respective indebtedness at or before maturity;

•

our expectation regarding the trends that will affect the gaming industry over the next few years and the impact of these trends on growth of the gaming industry, future development opportunities and merger and acquisition activity in general;

•	our belief that consumer confidence will strengthen as the job market continues to recover and expand;

•	our expectations with respect to the valuation of tangible and intangible assets;

•	the type of covenants that will be included in any future debt instruments;

•

our expectations with respect to potential disruptions in the global capital markets, the effect of such disruptions on consumer confidence and reduced levels of consumer spending and the impact of these trends on our financial results;

•	our ability to meet our projected operating and maintenance capital expenditures and the costs associated with our expansion, renovations and development of new projects;

•	our ability to pay dividends or to pay any specific rate of dividends, and our expectations with respect to the receipt of dividends;

•	our commitment to finding opportunities to strengthen our balance sheet and to operate more efficiently;

•	our intention to pursue expansion opportunities, including acquisitions, that are a good fit for our business, deliver a solid return for stockholders, and are available at the right price;

•	our intention to fund purchases made under our share repurchase program, if any, with existing cash resources and availability under the Boyd Gaming Credit Facility;

•	our assumptions and expectations regarding our critical accounting estimates;

•	Adjusted EBITDA and its usefulness as a measure of operating performance or valuation;

•	our expectations for capital improvement projects;

•	the impact of new accounting pronouncements on our consolidated financial statements;

•

that the Boyd Gaming Revolving Credit Facility, the Peninsula Revolving Credit Facility and our respective cash flows from operating activities will be sufficient to meet our respective projected operating and maintenance capital expenditures for the next twelve months;

•	our ability to fund any expansion projects using cash flows from operations and availability under the Boyd Gaming Credit Facility or through additional debt issuances;

•	our market risk exposure and efforts to minimize risk;

•

expansion, development, investment and renovation plans, including the scope of such plans, expected costs, financing (including sources thereof and our expectation that long-term debt will substantially increase in connection with such projects), timing and the ability to achieve market acceptance;

•	our belief that all pending litigation claims, if adversely decided, will not have a material adverse effect on our business, financial position or results of operations;

•	that margin improvements will remain a driver of profit growth for us going-forward;

•

our belief that the risks to our business associated with the United States Coast Guard, (“USCG”) inspection should not change by reason of inspection by American Bureau of Shipping Consulting, (“ABSC”);

•	development opportunities in existing or new jurisdictions and our ability to successfully take advantage of such opportunities;

•	regulations, including anticipated taxes, tax credits or tax refunds expected, and the ability to receive and maintain necessary approvals for our projects;

•

the outcome of various tax audits and assessments, including our appeals thereof, timing of resolution of such audits, our estimates as to the amount of taxes that will ultimately be owed and the impact of these audits on our consolidated financial statements;

•	our ability to utilize our net operating loss carryforwards and certain other tax attributes;

•

our expectations regarding Congress legalizing online gaming in the United States as well as the continued expansion of online gaming as a result of the passage of new authorizing legislation in various states;

•	our asset impairment analyses and our intangible asset and goodwill impairment tests;

•	the likelihood of interruptions to our rights in the land we lease under long-term leases for certain of our hotel and casinos;

•	our ability to receive insurance reimbursement and our estimates of self-insurance accruals and future liability;

•	that operating results for previous periods are not necessarily indicative of future performance;

•	that estimates and assumptions made in the preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles may differ from actual results;

•	our expectations regarding our cost containment efforts;

•	our belief that recently issued accounting pronouncements discussed in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q will not have a material impact on our financial statements;

•

our estimates as to the effect of any changes in our Consolidated EBITDA on our ability to remain in compliance with certain covenants in the credit agreement governing the Boyd Gaming Credit Facility or the credit agreement governing the Peninsula Credit Facility;

•	expectations, plans, beliefs, hopes or intentions regarding the future; and

•	assumptions underlying any of the foregoing statements.

Forward-looking statements involve certain risks and uncertainties, many of which are beyond our control. There are a number of important factors that could cause actual results to differ materially from those discussed in forward-looking statements, including, but not limited to:

•	the effects of intense competition that exists in the gaming industry;

•	the prolonged effects from the recent economic downturn and its impact on consumer spending, as well as our access to capital;

•

the fact that our expansion, development and renovation projects (including enhancements to improve property performance) are subject to many risks inherent in expansion, development or construction of a new or existing project, including:

•	design, construction, regulatory, environmental and operating problems and lack of demand for our projects;

•	delays and significant cost increases, shortages of materials, shortages of skilled labor or work stoppages;

•	poor performance or nonperformance of any of our partners or other third parties upon whom we are relying in connection with any of our projects;

•	construction scheduling, engineering, environmental, permitting, construction or geological problems, weather interference, floods, fires or other casualty losses;

•	failure by us (including Peninsula), our partners, or our joint ventures to obtain financing on acceptable terms, or at all; and

•	failure to obtain necessary government or other approvals on time, or at all;

•	the risk that USCG may not continue to allow in-place underwater inspections of our riverboats;

•	the risk that any of our projects may not be completed, if at all, on time or within established budgets, or that any project will result in increased earnings to us;

•

the risk that significant delays, cost overruns, or failures of any of our projects to achieve market acceptance could have a material adverse effect on our business, financial condition and results of operations;

•	the risk that our projects may not help us compete with new or increased competition in our markets;

•	the risk that new gaming licenses or jurisdictions become available (or offer different gaming regulations or taxes) that results in increased competition to us;

•	the risk that the expansion of internet gaming in other jurisdictions could increase competition for our traditional operations;

•	the risk associated with owning real property, including environmental regulation and uncertainties with respect to environmental expenditures and liabilities;

•	the risk associated with challenges to legalized gaming in existing or current markets;

•	the risk that the actual fair value for assets acquired and liabilities assumed from any of our acquisitions differ materially from our preliminary estimates;

•

the risk that negative industry or economic trends, reduced estimates of future cash flows, disruptions to our business, slower growth rates or lack of growth in our business, may result in significant write-downs or impairments in future periods;

•

the risks associated with growth and acquisitions, including our ability to identify, acquire, develop or profitably manage additional companies or operations or successfully integrate such companies or operations into our existing operations without substantial costs, delays or other problems;

•

the risk that we may not receive gaming or other necessary licenses for new projects or that regulatory authorities may revoke, suspend, condition or limit our gaming or other licenses, impose substantial fines and take other adverse actions against any of our casino operations;

•

the risk that we may be unable to finance our expansion, development, investment and renovation projects, including cost overruns on any particular project, as well as other capital expenditures through cash flow, borrowings under the Boyd Gaming Revolving Credit Facility or the Peninsula Revolving Credit Facility and additional financings, which could jeopardize our expansion, development, investment and renovation efforts;

•	the risk that we or Peninsula may be unable to refinance our respective outstanding indebtedness as it comes due, or that if we or Peninsula do refinance, the terms are not favorable to us or them;

•

the risks associated with our ability to comply with the Total Leverage, Secured Leverage and Interest Coverage ratios as defined in the Boyd Gaming Credit Facility, and the risks associated with Peninsula’s ability to comply with the Consolidated Leverage Ratio and Interest Coverage Ratio, each as defined in the Peninsula Credit Facility;

•

the effects of the extensive governmental gaming regulation and taxation policies that we are subject to, as well as any changes in laws and regulations, including increased taxes, which could harm our business;

•

the effects of federal, state and local laws affecting our business such as the regulation of smoking, the regulation of directors, officers, key employees and partners and regulations affecting business in general;

•	the effects of extreme weather conditions or natural disasters on our facilities and the geographic areas from which we draw our customers, and our ability to recover insurance proceeds (if any);

•	the risks relating to mechanical failure and regulatory compliance at any of our facilities;

•	the risk that the instability in the financial condition of our lenders could have a negative impact on our Credit Facilities;

•

the effects of events adversely impacting the economy or the regions from which we draw a significant percentage of our customers, including the effects of the recent economic recession, war, terrorist or similar activity or disasters in, at, or around our properties;

•	the effects of energy price increases on our cost of operations and our revenues;

•	financial community and rating agency perceptions of us, and the effect of economic, credit and capital market conditions on the economy and the gaming and hotel industry;

•	the effect of the expansion of legalized gaming in the regions in which we operate;

•	the risk of failing to maintain the integrity of our information technology infrastructure and our business and customer data; and

•

the risks relating to owning our equity, including price and volume fluctuations of the stock market that may harm the market price of our common stock and the potential of certain of our stockholders owning large interest in our capital stock to significantly influence our affairs.

If any of these risks and uncertainties materializes, actual results could differ materially from those discussed in any such forward-looking statement. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of this prospectus and our current and periodic reports, and other filings, filed from time to time with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference into this prospectus. See “Available Information” and “Incorporation by Reference” below and for information about how to obtain copies of those documents. All forward-looking statements in this prospectus and the documents incorporated by reference herein are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

You should consider these risks and those set forth in, or incorporated into, the “Risk Factors” section of this prospectus prior to investing in the Notes.

Available information

We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.boydgaming.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov. You can also obtain information about us from the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

Incorporation by reference

The SEC allows us to “incorporate by reference” into this prospectus supplement the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be a part of this prospectus supplement.

Any reports that we file with the SEC on or after the date of this prospectus supplement and before the date that the offering of the Notes is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference into this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any documents previously incorporated by reference into this prospectus supplement have been modified or superseded. We specifically incorporate by reference into this prospectus supplement the following documents filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of Form 8-K, and no such information shall be deemed specifically incorporated by reference hereby):

•	Annual Report on Form 10-K for the year ended December 31, 2014;

•

The portions of our Definitive Proxy Statement on Schedule 14A (filed on March 17, 2015) that were incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015;

•	Current Reports on Form 8-K filed on January 23, 2015 and April 21, 2015; and

•

Any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement until the termination of the offering of the Notes.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus supplement (excluding certain exhibits unless they are specifically incorporated by reference in any such documents) at no cost to you by writing or telephoning us at the following:

Boyd Gaming Corporation

3883 Howard Hughes Parkway, Ninth Floor

Las Vegas, Nevada 89169

Attention: Investor Relations

(702) 792-7200

Summary

This summary highlights information contained in this prospectus and the documents incorporated into this prospectus by reference. Because it is a summary, it does not contain all of the information that you should consider before investing in the Notes. You should read this entire prospectus and the documents incorporated by reference carefully, including the sections entitled “Risk Factors” and “Description of the Notes” and the financial statements and related notes thereto included or incorporated by reference in this prospectus supplement in their entirety before making an investment decision.

Overview

We are a multi-jurisdictional gaming company that has been operating since 1975. Headquartered in Las Vegas, we have 21 wholly-owned gaming entertainment properties in Nevada, Illinois, Indiana, Iowa, Kansas, Louisiana and Mississippi, and hold a 50% non-controlling interest in Borgata Hotel Casino and Spa (“Borgata”).

Our focus has been, and will continue to remain on: (i) ensuring that our existing operations are managed as efficiently as possible and remain positioned for growth; (ii) improving our capital structure and strengthening our balance sheet, including by paying down debt, improving operations and diversifying our asset base; and (iii) successfully implementing our growth strategy, which is built on identifying development opportunities and acquiring assets that are a good strategic fit and provide an appropriate return to our stockholders.

Over the past several years, we have undertaken several programs aimed at reducing our cost structure in an effort to manage the operation of our properties under tightened revenue trends. We have established a more efficient business model, which we believe is helping us to realize improved results as consumer wealth and confidence begins to improve and the negative effects of global economic issues and the recent recession continue to decline. We are strategically reinvesting in our non-gaming amenities, including hotel rooms and restaurants, in order to better capitalize on customers’ evolving spending behaviors. We continue to manage our cost and expense structure to adjust to current business volumes and to generate strong and stable cash flows.

During 2013, we completed several transactions that improved our long-term financial position and strengthened our balance sheet. We issued 18,975,000 additional shares of common stock, and monetized the assets of our former Echelon project and our former Dania Jai-Alai operation. These actions, in combination with other events, enabled us to reduce our overall debt balance by approximately $525 million during the fiscal year ended December 31, 2013. We also completed a series of refinancing transactions in 2013 that extended debt maturities and reduced our interest rates. We continued these efforts during the fiscal year ended December 31, 2014, using our operating cash flows to repay an additional $177.2 million in long-term debt.

We continually work to position our Company for greater success by strengthening our existing operations and growing through capital investment and other strategic initiatives. For instance, in November 2012, we completed our acquisition of Peninsula Gaming, LLC (“Peninsula”) for approximately $1.47 billion, which added five properties to our portfolio and broadened our geographic reach to new markets in Iowa, Kansas and Louisiana (the “Peninsula Acquisition”). In November 2013, we entered the real money online gaming market with the launch by Borgata of its website in New Jersey.

We believe that the following factors have contributed to our success in the past and are central to our success in the future:

•	we emphasize slot revenues, the most consistently profitable segment of the gaming industry;

•	we have comprehensive marketing and promotion programs;

•	six of our Las Vegas properties are well-positioned to capitalize on the Las Vegas locals market;

•	our downtown Las Vegas properties focus their marketing programs on, and derive a majority of their revenues from, a unique niche—Hawaiian customers;

•	our operations are geographically diversified within the United States;

•	we have the ability to expand certain existing properties and make opportunistic and strategic acquisitions; and

•	we have an experienced management team.

Properties

Our properties are described in detail in our Annual Report on Form 10-K for the year ended December 31, 2014.

As of March 31, 2015, we own or manage 1,232,288 square feet of casino space, containing 30,162 slot machines, 758 table games and 11,436 hotel rooms. We derive the majority of our gross revenues from our gaming operations, which generated approximately 74% of gross revenues for 2014 and 2013, and 72% of gross revenues in 2012.

We view each operating property as an operating segment. For financial reporting purposes, we aggregate our properties into five reportable business segments: (i) Las Vegas Locals; (ii) Downtown Las Vegas; (iii) Midwest and South; (iv) Peninsula; and (v) Borgata (which comprises of our 50%-owned joint venture in Atlantic City, New Jersey).

The following table sets forth certain information regarding our wholly-owned properties (listed by financial reporting segment) and Borgata, as of and for the quarter ended March 31, 2015:

	Year opened or acquired	Casino space (sq. ft.)	Slot machines	Table games	Hotel rooms	Hotel occupancy	Average daily rate

Las Vegas Locals

Las Vegas, Nevada
Gold Coast Hotel and Casino	2004	85,500	1,842	49	712	78%	$53
The Orleans Hotel and Casino	2004	137,000	2,584	60	1,885	84%	$65
Sam’s Town Hotel and Gambling Hall	1979	120,681	1,955	28	645	87%	$48
Suncoast Hotel and Casino	2004	95,898	1,914	32	427	78%	$79

Henderson, Nevada
Eldorado Casino	1993	17,756	369	—	—	—	—
Jokers Wild Casino	1993	23,698	417	6	—	—	—

Downtown Las Vegas

Las Vegas, Nevada
California Hotel and Casino	1975	35,848	996	28	781	87%	$37
Fremont Hotel and Casino	1985	30,244	1,016	26	447	88%	$42
Main Street Station Casino, Brewery and Hotel	1993	26,918	834	19	406	92%	$41

Midwest and South

Tunica, Mississippi
Sam’s Town Hotel and Gambling Hall	1994	46,000	963	20	873	57%	$47

Biloxi, Mississippi
IP Casino Resort Spa	2011	81,733	1,715	62	1,088	91%	$80

East Peoria, Illinois
Par-A-Dice Hotel Casino	1996	26,116	1,002	24	202	88%	$66

Michigan City, Indiana
Blue Chip Casino, Hotel & Spa	1999	65,000	1,808	44	486	72%	$73

Kenner, Louisiana
Treasure Chest Casino	1997	23,368	976	36	—	—	—

Vinton, Louisiana
Delta Downs Racetrack Casino & Hotel	2001	14,740	1,639	—	203	88%	$56

Shreveport, Louisiana
Sam’s Town Hotel and Casino	2004	29,194	1,016	29	514	76%	$82

Peninsula

Dubuque, Iowa
Diamond Jo Dubuque	2012	33,300	996	20	—	—	—

Northwood, Iowa
Diamond Jo Worth	2012	38,721	1,000	30	—	—	—

Opelousas, Louisiana
Evangeline Downs Racetrack and Casino	2012	41,235	1,373	—	—	—	—

Amelia, Louisiana
Amelia Belle Casino	2012	27,484	838	19	—	—	—

Mulvane, Kansas
Kansas Star Casino	2012	71,854	1,815	53	—	—	—

Total of wholly-owned properties		1,072,288	27,068	585	8,669

Borgata

Atlantic City, New Jersey
Borgata Hotel Casino & Spa	2003	160,000	3,094	173	2,767	84%	$129

Total all properties		1,232,288	30,162	758	11,436

In addition to these properties, we own and operate a travel agency and a captive insurance company that underwrites travel-related insurance, each located in Hawaii. Financial results for these operations are included in our Downtown Las Vegas segment, as our Downtown Las Vegas properties concentrate their marketing efforts on gaming customers from Hawaii.

Recent developments

Tender offer and consent solicitation for 9.125% senior notes due 2018

Concurrently with this offering, we are conducting a cash tender offer (the “tender offer”) for any or all of our outstanding $500 million aggregate principal amount of 9.125% senior notes due December 2018 (the “9.125% senior notes”), subject to certain conditions, as well as a consent solicitation (the “consent solicitation”, and together with the tender offer, the “9.125% senior notes offer”) to approve amendments to the indenture governing the 9.125% senior notes to eliminate substantially all of the restrictive covenants and certain events of default. The tender offer is scheduled to expire at 5:00 p.m., New York City time, on June 5, 2015, subject to our right to extend the tender offer. The tender offer consideration payable for notes tendered and accepted by us for purchase in the tender offer will be $1,045.63 per $1,000 principal amount of the 9.125% senior notes. Pursuant to the terms of the 9.125% senior notes offer, holders of the 9.125% senior notes may also receive a consent payment with respect to 9.125% senior notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on May 21, 2015 (the “Consent Date”), which is the consent payment deadline, and accepted for purchase by us. The total consideration payable for notes tendered prior to the Consent Date and accepted by us for purchase, including the applicable consent payment, will be $1,048.13 per $1,000 principal amount of the 9.125% senior notes. The terms of the 9.125% senior notes offer provide that only 9.125% senior notes that are tendered and not withdrawn prior to the Consent Date will be eligible to receive the consent payment and that any 9.125% senior notes tendered after the consent payment deadline and prior to the expiration of the 9.125% senior notes offer (5:00 p.m., New York City time, on June 5, 2015, unless extended or earlier terminated) will be eligible to receive the total consideration less the consent payment. The 9.125% senior notes offer is being made solely on the terms and subject to the conditions set forth in an Offer to Purchase and Consent Solicitation Statement. This prospectus supplement is not an offer to purchase or solicitation of consents related to any 9.125% senior notes.

Assuming all of the outstanding 9.125% senior notes are tendered prior to the Consent Date and accepted by us for purchase pursuant to the 9.125% senior notes offer, the aggregate purchase price for all 9.125% senior notes would be approximately $524.1 million plus accrued and unpaid interest. We intend to use the net proceeds from the offering of the Notes pursuant to this prospectus supplement in the purchase of the 9.125% senior notes validly tendered and accepted for payment pursuant to the 9.125% senior notes offer and the redemption of any 9.125% senior notes that remain outstanding after completion or termination of the 9.125% senior notes offer. See “Use of Proceeds”.

The 9.125% senior notes offer is subject to a number of terms and conditions that may be amended or waived, as applicable. The offering of the Notes pursuant to this prospectus supplement is not conditioned on the closing of the 9.125% senior notes offer, and we cannot assure you that we will repurchase the 9.125% senior notes on the terms we describe in this prospectus supplement or at all. Pursuant to our notice of redemption (described below), upon the satisfaction of the applicable condition, we will redeem the 9.125% senior notes that remain outstanding after completion or termination of the 9.125% senior notes offer.

Redemption of 9.125% senior notes due 2018

On May 7, 2015 we sent a notice of redemption to the trustee for our 9.125% senior notes to conditionally call for redemption on June 8, 2015 (the “redemption date”) all of the 9.125% senior notes then outstanding, conditioned upon the trustee’s receipt of funds in an amount sufficient to fund the repayment of all 9.125% senior notes outstanding on the redemption date. In the event that such condition has not been satisfied as of the redemption date, we may extend the date of redemption one or more times to a date not later than July 6, 2015. Assuming none of the outstanding 9.125% senior notes are repurchased by us pursuant to the 9.125% senior notes offer, the aggregate redemption price for all 9.125% senior notes would be approximately $522.8 million plus accrued and unpaid interest. In the notice, we instructed the trustee to provide notice of such redemption to the holders of the 9.125% senior notes in accordance with the terms of the indenture governing such 9.125% senior notes.

Corporate structure

The following chart illustrates the organizational structure of our principal operations as of May 6, 2015. It is designed to depict generally how our various operations and major properties relate to one another and our ownership interest in them. It does not contain all of our subsidiaries and, in some cases for presentation purposes, we have combined separate entities to indicate operational relationships.

Corporate information

Our principal executive office is located at 3883 Howard Hughes Parkway, Ninth Floor, Las Vegas, Nevada 89169, and our telephone number is (702) 792-7200.

The offering

Issuer	Boyd Gaming Corporation.

Notes Offered	6.875% Senior Notes due 2023.

Aggregate Principal Amount	$750,000,000

Maturity Date	May 15, 2023.

Interest Rate	6.875% per annum.

Interest Payment Dates	Interest will be payable semi-annually in arrears on May 15 and November 15 of each year, beginning November 15, 2015.

Ranking	The Notes will be our general senior unsecured obligations, will rank pari passu in right of payment with our existing and future senior debt and will rank senior in right of payment to all of our existing and future subordinated debt. The guarantees will be general senior unsecured obligations of the guarantors, will rank pari passu in right of payment with the guarantors’ existing and future senior debt and will rank senior in right of payment to any of the guarantors’ existing and future subordinated debt. The Notes and the guarantees will be effectively subordinated to our existing and future secured debt and the guarantors’ existing and future secured debt, including obligations under our Credit Facilities, to the extent of the value of the collateral securing such obligations. The Notes will be structurally subordinated to all of the liabilities of our subsidiaries that do not guarantee the Notes. See “Description of Notes”.

We and our wholly-owned subsidiaries had approximately $3.4 billion of long-term debt as of March 31, 2015 (of which $1.3 billion is outstanding under the Boyd Gaming Credit Facility and $0.7 billion is outstanding under the Peninsula Credit Facility) and which amounts include approximately $27.7 million of current maturities of such long-term debt and exclude approximately $12.5 million in aggregate of outstanding letters of credit, in each case as of March 31, 2015. In addition, an aggregate amount of approximately $304.5 million and $32.1 million was available for borrowing under the Boyd Gaming Credit Facility and Peninsula Credit Facility, respectively, as of March 31, 2015. All obligations under our Credit Facilities would be effectively senior to the Notes offered hereby to the extent of the collateral securing such facility.

Boyd Acquisition I, LLC (our “First Tier Unrestricted Subsidiary”) and each of its subsidiaries, including Peninsula Gaming LLC (“PGL”) and its subsidiaries, will be unrestricted subsidiaries under the Notes. We and our restricted subsidiaries will not provide any credit support for any indebtedness of PGL or any other indebtedness of an unrestricted subsidiary. Creditors of the unrestricted subsidiaries will have no recourse to our stock or assets or to the stock or assets of any restricted subsidiary.

See “Capitalization”, “Description of Other Indebtedness—Boyd Gaming Corporation Debt—Boyd Gaming Credit Facility” and “Description of Other Indebtedness—Peninsula Debt—Peninsula Credit Facility”.

Guarantees	The Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by certain of our current and future domestic restricted subsidiaries. The guarantors include all of our subsidiaries that guarantee the Boyd Gaming Credit Facility, as amended from time to time, as well as our 9.125% senior notes due 2018, which we plan to retire with the proceeds from the sale of the Notes, and our 9% senior due 2020. The guarantees may be released under certain circumstances. We are permitted to designate certain restricted subsidiaries as unrestricted subsidiaries subject to compliance with certain tests. See “Description of Notes—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries.”

For the quarter ended March 31, 2015, our wholly-owned non-guarantor subsidiaries accounted for approximately $137.5 million, or 25.0%, of our net revenue, and at March 31, 2015, accounted for approximately $1,530.7 million, or 34.6%, of our total assets, and approximately $1,338.7 million, or 33.9%, of our total liabilities.

None of our First Tier Unrestricted Subsidiary or any of its subsidiaries, including PGL and its subsidiaries, will guarantee or otherwise provide credit support for the Notes or any of our other indebtedness or indebtedness of our restricted subsidiaries.

Optional Redemption	We may redeem some or all of the Notes at any time prior to May 15, 2018 at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, up to, but excluding, the applicable redemption date plus a make-whole premium. We may redeem some or all of the Notes at any time after May 15, 2018 at the redemption prices specified in “Description of the Notes—Optional Redemption.” In addition, at any time prior to May 15, 2018, we may redeem up to 35% of the aggregate principal amount of the notes at a redemption price equal to 106.875% of the face amount thereof plus accrued and unpaid interest and Additional Interest, if any, up to, but excluding, the applicable redemption date, with the net cash proceeds that we raise in one or more equity offerings. See “Description of the Notes—Optional Redemption”.

Change of Control Offer; Asset Sales	Upon a change of control or, if the Notes have investment grade status, a change of control triggering event, we must offer to repurchase the Notes at 101% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, up to, but not including, the purchase date. See “Description of the Notes—Repurchase at the Option of Holders—Change of Control”.

If we sell assets or experience an Event of Loss, we will be required under certain circumstances to repay, redeem or repurchase indebtedness (including the

Notes). See “Description of the Notes—Repurchase at the Option of Holders—Asset Sales; Event of Loss”.

Redemption Based Upon Gaming Laws	The Notes are subject to redemption requirements imposed by gaming laws and regulations of gaming authorities in jurisdictions in which we conduct gaming operations. See “Description of the Notes—Mandatory Disposition or Redemption Pursuant to Gaming Laws”.

Certain Covenants	The Indenture governing the Notes will restrict our ability and the ability of our restricted subsidiaries to, among other things:

•	incur additional indebtedness or liens;

•	pay dividends or make distributions on our capital stock or repurchase our capital stock;

•	make certain investments;

•	have subsidiaries restrict their ability to pay dividends or make other distributions to us; and

•	sell certain assets or merge with or into other companies.

These covenants are subject to important exceptions and qualifications, which are described in “Description of the Notes—Certain Covenants”. In particular, if, in addition to other conditions, the Notes become investment grade, Boyd Gaming and its Restricted Subsidiaries would no longer be subject to certain covenants until such time as an applicable rating agency withdraws its rating or assigns the Notes a rating below investment grade. There can be no assurance that the Notes will ever achieve or maintain investment grade.

Events of Default	Events of default generally will include failure to pay principal or any premium, failure to pay interest, failure to observe or perform any other covenant or warranty in the Notes or the Indenture, certain events of bankruptcy, insolvency or reorganization, and certain events of default under our other debt instruments. See “Description of the Notes—Events of Default and Remedies”.

Use of Proceeds	We estimate that the net proceeds from the sale of the Notes will be approximately $737 million, after deducting the underwriting discount and other estimated expenses payable by us. We intend to use the net proceeds from this offering to repurchase or redeem, as applicable, all or a portion of our 9.125% senior notes due 2018 and to repay a portion of our outstanding borrowings. We may also use a portion of the net proceeds from this offering for general corporate purposes. See “Use of Proceeds” beginning on page S-27.

Clearance and Settlement	The Notes will be cleared through The Depository Trust Company and its participants.

Listing	The Notes are not, and are not expected to be, listed on any national securities exchange nor included in any automated quotation system. Currently there is no public market for the Notes.

Trustee	Wilmington Trust, National Association.

Governing Law	The Notes will be governed by the laws of the State of New York.

Risk Factors	You should consider carefully the information set forth in the section entitled “Risk Factors” beginning on page S-21 of this prospectus supplement and those risk factors incorporated by reference in this prospectus supplement from our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, those risks discussed from time to time in our subsequently filed reports, and other information as provided under “Available Information”.

Summary historical consolidated financial and other data

The following table sets forth certain summary financial data of the Company as of and for each of the three months ended March 31, 2015 and 2014 and the years ended December 31, 2014, 2013 and 2012. The data for the Company as of and for each of the three months ended March 31, 2015 and 2014 were derived from our unaudited condensed consolidated financial statements and the data for each of the years ended December 31, 2014, 2013 and 2012 were derived from the Company’s audited consolidated financial statements. You should read the selected financial data in conjunction with the Company’s audited consolidated financial statements and the notes thereto, incorporated herein by reference, and the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q that are incorporated herein by reference, as well as the other data we have incorporated by reference into this prospectus.

	As of and for the three months ended March 31,		As of and for the year ended December 31,
(In thousands)	2015(a)(b)	2014(a)	2014(c)	2013(d)	2012(e)

Statement of Operations Data:
Net revenues	$550,578	$708,349	$2,701,319	$2,894,438	$2,482,828
Operating income (loss)	83,558	68,516	251,516	278,301	(850,263)
Income (loss) from continuing operations before income taxes	18,307	(6,377)	(40,885)	(115,994)	(1,139,235)
Income (loss) from continuing operations, net of tax	35,103	(11,225)	(41,638)	(119,344)	(918,446)
Net income (loss) attributable to Boyd Gaming Corporation	35,103	(6,182)	(53,041)	(80,264)	(908,865)

Income (loss) from continuing operations per common share
Basic	0.31	(0.06)	(0.48)	(0.94)	(10.32)
Diluted	0.31	(0.06)	(0.48)	(0.94)	(10.32)

(a)	Due to the deconsolidation of Borgata on September 30, 2014, the Company has accounted for its 50% investment in Borgata by applying the equity method for the three months ended March 31, 2015. For the three months ended March 31, 2014, Boyd Gaming consolidated the financial results of Borgata.

(b)	The Company’s income tax provision for the three months ended March 31, 2015 was favorably impacted by the settlement of the Company’s 2005 through 2009 tax appeal, which resulted in a $23.2 million reduction of the tax provision for this period.

(c)	The Company deconsolidated Borgata as of the close of business on September 30, 2014, and is accounting for its investment in Borgata applying the equity method for periods subsequent to the deconsolidation. The fiscal year ended December 31, 2014 includes $60.8 million in pretax, non-cash impairment charges, which includes a $12.1 million charge related to the deconsolidation of Borgata, as well as impairment charges of $38.3 million for gaming licenses in our Midwest and South segment, $1.4 million for gaming licenses in our Peninsula segment, $0.3 million in Peninsula trademarks and a $8.7 million charge to write down the value of certain non-operating assets.

(d)	The fiscal year ended December 31, 2013 includes $10.4 million in pretax, non-cash impairment charges; and $54.2 million in pretax loss on early extinguishments and modifications of debt. We completed the sale of certain assets and liabilities of the Dania Jai-Alai business on May 22, 2013. As a result of the sale of the Echelon site on March 4, 2013, we ceased consolidation of LVE Energy Partners, LLC, as of that date. The fiscal year ended December 31, 2013 also includes a full year of financial results for Peninsula Gaming, which we acquired in November 2012.

(e)	The fiscal year ended December 31, 2012 includes $1.05 billion of pretax, non-cash impairment charges, primarily consisting of $993.9 million related to the Echelon development, $39.4 million related to various parcels of undeveloped land and $17.5 million for the write-down of the Sam’s Town Shreveport gaming license; $18.7 million of pretax acquisition costs, primarily related to the acquisition of Peninsula Gaming; a $7.7 million pretax gain at Borgata from insurance proceeds related to a September 2007 fire during construction of The Water Club and from business interruption proceeds due to a three-day closure in August 2011 related to Hurricane Irene; and a $7.1 million pretax gain from business interruption proceeds due to the temporary closure of our Tunica property in May 2011 due to flooding. The fiscal year ended December 31, 2012 also includes financial results of Peninsula Gaming from its November 20, 2012, date of acquisition and a full year of the results of the IP, which we acquired in October 2011.

	As of and for the three months ended March 31,	As of and for the year ended December 31,
(In thousands, except ratios)	2015	2014

Balance Sheet Data:
Cash and cash equivalents	$130,797	$145,341
Total assets	4,426,784	4,478,924
Long-term debt, net of current maturities	3,376,097	3,431,638
Total stockholders’ equity	478,875	438,087

Other Data:
Ratio of earnings to fixed charges(a)	1.2	—
Deficiency of earnings to fixed charges	$—	$43,434

(a)	For purposes of computing this ratio, “earnings” consist of income before income taxes and income/(loss) from unconsolidated affiliates, plus fixed charges (excluding capitalized interest) and distributed income of equity investees. “Fixed charges” include interest whether expensed or capitalized, amortization of debt expense, discount, or premium related to indebtedness (included in interest expense), and such portion of rental expense that we deem to be a reasonable representation of the interest factor.

Risk factors

Investing in the Notes involves risks. You should carefully consider the specific risk factors set forth below, as well as the risk factors described in “Item 1A—Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, each of which is incorporated by reference in this prospectus supplement, as well as those risks discussed from time to time in our subsequently filed reports, before deciding to invest in the Notes. You should also consider the other information contained or incorporated by reference in this prospectus before deciding to invest in the Notes. This prospectus contains or incorporates statements that constitute forward-looking statements regarding, among other matters, our intent, belief or current expectations about our business. These forward-looking statements are subject to risks, uncertainties and assumptions.

Risks relating to this offering

Your right to receive payments on these Notes is unsecured and will be effectively subordinated to the existing and future secured debt of the Company and the guarantors and other liabilities of our subsidiaries that do not guarantee the Notes.

The Notes will be effectively subordinated to any secured debt, including debt under our Credit Facilities, to the extent of the value of the collateral securing such debt. Certain of our current and future domestic restricted subsidiaries will guarantee the Notes with full and unconditional guarantees that will be unsecured senior obligations of such subsidiaries and will rank senior to all of such subsidiaries’ existing and future subordinated debt. The guarantees will be effectively subordinated to any secured debt of our guarantor subsidiaries, including debt under our Credit Facilities, to the extent of the value of the collateral securing such debt. The Notes will be structurally subordinated to all of the liabilities of our subsidiaries that do not guarantee the Notes.

We and our wholly-owned subsidiaries had approximately $3.4 billion of long-term debt as of March 31, 2015 (of which $1.3 billion is outstanding under the Boyd Gaming Credit Facility and $0.7 billion is outstanding under the Peninsula Credit Facility, which collectively we refer to as our Credit Facilities), which includes approximately $27.7 million of current maturities of such long-term debt and excludes approximately $12.5 million in aggregate of outstanding letters of credit, in each case as of March 31, 2015. In addition, an aggregate amount of approximately $304.5 million and $32.1 million was available for borrowing under the Boyd Gaming Credit Facility and Peninsula Credit Facility, respectively, as of March 31, 2015. All obligations under our Credit Facilities would be effectively senior to the Notes offered hereby to the extent of the collateral securing such facility.

For the quarter ended March 31, 2015, our wholly-owned non-guarantor subsidiaries accounted for approximately $137.5 million, or 25.0%, of our net revenue, and at March 31, 2015, accounted for approximately $1,530.7 million, or 34.6%, of our total assets, and approximately $1,338.7 million, or 33.9%, of our total liabilities.

We are a holding company and depend on the business of our subsidiaries to satisfy our obligations under the Notes.

We are a holding company. Our subsidiaries conduct substantially all of our consolidated operations and own substantially all of our consolidated assets. Consequently, our cash flow and our ability to pay our debts depends on our subsidiaries’ cash flow and their payment of funds to us. Our subsidiaries are not obligated to make funds available to us for payment on the Notes. In addition, our subsidiaries’ ability to make any payments to us will depend on their earnings, the terms of their indebtedness, business and tax considerations, contractual, legal and regulatory restrictions, economic conditions and other factors that are beyond our control.

Depending on our ability to service our indebtedness, we may need or decide to refinance all or a portion of our indebtedness, before maturity, and cannot provide assurance that we will be able to refinance any of our indebtedness, including the Notes, on commercially reasonable terms, or at all. We may have to adopt one or more alternatives, such as reducing or delaying planned expenses and capital expenditures, selling assets, restructuring debt, obtaining additional equity or debt financing, or entering into joint ventures.

Additionally, the ability of our subsidiaries to make payments to us is governed by the gaming laws of certain jurisdictions, which place limits on the amount of funds which may be transferred to us and may require prior or subsequent approval for any payments to us.

We have a significant amount of indebtedness.

We and our wholly-owned subsidiaries had approximately $3.4 billion of long-term debt as of March 31, 2015 and following the offering, we will have approximately $3.5 billion in long-term debt (assuming use of the proceeds from the offering as described in “Use of Proceeds”). If we pursue, or continue to pursue, any expansion, development, investment or renovation projects, we expect that our long-term debt will substantially increase in connection with related capital expenditures. This indebtedness could have important consequences, including:

•	difficulty in satisfying our obligations under our current indebtedness;

•	increasing our vulnerability to general adverse economic and industry conditions;

•

requiring us to dedicate a substantial portion of our cash flows from operations to payments on our indebtedness, which would reduce the availability of our cash flows to fund working capital, capital expenditures, expansion efforts and other general corporate purposes;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	placing us at a disadvantage compared to our competitors that have less debt; and

•	limiting, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds.

Our debt instruments contain, and any future debt instruments, including the Notes, likely will contain, a number of restrictive covenants that impose significant operating and financial restrictions on us, including restrictions on our ability to, among other things:

•	incur additional debt, including providing guarantees or credit support;
•	incur liens securing indebtedness or other obligations;
•	make certain investments;
•	dispose of assets;
•	make certain acquisitions;
•	pay dividends or make distributions and make other restricted payments;
•	enter into sale and leaseback transactions;
•	engage in any new businesses; and
•	enter into transactions with our stockholders and our affiliates.

Failure to comply with these covenants could result in an event of default, which, if not cured or waived, could have a significant adverse effect on our business, results of operations and financial condition.

In addition to our debt instruments, our indirect subsidiary, Peninsula, has a significant amount of indebtedness which contains restrictive covenants that impose significant operating and financial restrictions, including limitations on dividends, distributions and certain other restricted payments, which could have a significant adverse effect on our business, results of operations and financial condition.

Note 8, “Long-Term Debt”, included in the notes to our audited consolidated financial statements provided in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, Note 7, “Long-Term Debt”, included in the notes to our unaudited condensed consolidated financial statements provided in Item 1 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 and “Description of Other Indebtedness” contain further disclosure regarding our outstanding debt.

We have, and are permitted to create further, unrestricted subsidiaries, which will not be subject to any of the covenants in the Indenture, and we may not be able to rely on the cash flow or assets of unrestricted subsidiaries to pay our indebtedness.

Unrestricted subsidiaries are not subject to the covenants under the Indenture. Unrestricted subsidiaries may enter into financing arrangements that limit their ability to make loans or other payments to fund payments in respect of the Notes. Accordingly, we may not be able to rely on the cash flow or assets of unrestricted subsidiaries to pay any of our indebtedness, including the Notes.

Each of PGL and the entities it owns constitutes an unrestricted subsidiary, and we will not be able to rely on the cash flow or assets of such entities to pay any of our indebtedness, including the Notes.

We may not have the funds necessary to finance the repurchase of the Notes required by the Indenture upon the occurrence of certain change of control events and asset sales.

Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding Notes. In addition, upon the occurrence of certain asset sales, subject to our right to reinvest the proceeds from such sales or repay other senior indebtedness, within a limited period after such sales, we will be required to offer to repurchase outstanding Notes as specified in the Indenture governing the Notes. However, it is possible that we will not have sufficient funds at the time of the change of control or the time of the repurchase obligation resulting from asset sales to make the required repurchase of Notes or that restrictions in the Boyd Gaming Credit Facility will not allow such repurchases.

Our failure to repurchase the Notes would be a default under the Indenture governing the Notes and could result in a cross default under the Boyd Gaming Credit Facility, our 9.125% senior notes due 2018, in the case that we fail to retire the notes in accordance with our intended use of proceeds, and our 9% senior notes due 2020. In addition, events constituting a change of control would generally require us to offer to repurchase our 9.125% senior notes due 2018, in the case that we fail to retire the notes in accordance with our intended use of proceeds, and our 9% senior notes due 2020, of which an aggregate principal amount of $500.0 million and $350 million, respectively, was outstanding at March 31, 2015. A change of control could also constitute an event of default under the Boyd Gaming Credit Facility, which as of March 31, 2015 had a principal outstanding balance of $1,345 million. To the extent that proceeds from certain asset sales are not reinvested or used to repay the notes, obligations under the Boyd Gaming Credit Facility or other senior debt, we are required by the terms of our 9.125% senior notes due 2018 and our 9% senior notes due 2020 to make an offer to purchase such notes. It is possible that we will not have sufficient funds at such time to make the required repurchase of our outstanding notes, including the Notes offered pursuant to this prospectus supplement, or that restrictions in our Boyd Gaming Credit Facilities, the Indenture governing the Notes and/or the indentures governing the 9.125% senior notes due 2018, in the case that we fail to retire the notes in accordance with our intended use of proceeds, and our 9% senior notes due 2020, respectively, will not allow such repurchases. It is also possible that we will not be able to make any obligatory payment on the Boyd Gaming Credit Facility in such circumstances.

The Indenture governing the Notes contains restrictions and limitations that could significantly affect our ability to operate our business, as well as significantly affect our liquidity, and adversely affect you, as holders of the Notes.

The Indenture governing the Notes contains a number of significant covenants that could adversely affect our ability to operate our business, as well as significantly affect our liquidity, and therefore could adversely affect our results of operations. These covenants restrict, among other things, our ability to:

•	incur additional indebtedness or liens;
•	pay dividends or make distributions on our capital stock or repurchase our capital stock;
•	make certain investments;
•	place restrictions on the ability of subsidiaries to pay dividends or make other distributions to us; and
•	sell certain assets or merge with or into other companies.

These covenants are subject to important exceptions and qualifications as described under “Description of the Notes”. For example, the asset sale covenant does not prohibit the sale or transfer of assets with a fair market value of $100 million or less and therefore we may dispose of assets with significant value without restriction.

Our ability to comply with these covenants may be affected by events beyond our control. The breach of any such covenants or obligations not otherwise waived or cured could result in a default under the Indenture and could trigger acceleration of those obligations, which in turn could trigger cross defaults under other agreements governing our long-term indebtedness. Any default under the Indenture governing the Notes could adversely affect our growth, our financial condition, our results of operations and our ability to make payments on our debt, and could force us to seek protection under the bankruptcy laws.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor, if the guarantor at the time it incurred the indebtedness evidenced by its guarantee:

•	received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee and was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We, meaning only Boyd Gaming Corporation, have no significant operations of our own and derive substantially all of our revenue from our subsidiaries. If a guarantee of the Notes by a subsidiary were voided as a fraudulent transfer, holders of other indebtedness, and trade creditors, of that subsidiary would generally be entitled to payment of their claims from the assets of the subsidiary before such assets could be made available for distribution to us to satisfy our own obligations, such as the Notes.

Your ability to sell the Notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the Notes or that you will be able to resell the Notes.

The Notes will be new securities for which there currently is no trading market. Although we have been informed by the underwriters that they presently intend to make a market in the Notes after this offering is completed, they have no obligation to do so and may discontinue market-making at any time without notice. In addition, market-making activities will be subject to limits imposed by the Securities Act and the Exchange Act. The liquidity of the trading market for the Notes, if one develops, and the market price quoted for the Notes, may be adversely affected by:

•	changes in the overall market for debt securities;
•	changes in our financial condition, performance or prospects;
•	the prospects for companies in our industry generally;
•	the number of holders of the Notes;
•	the interest of securities dealers in making a market for the Notes; and
•	prevailing interest rates.

Historically, the market for non-investment grade debt, such as the Notes, has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Notes. We cannot assure you that the market, if any, for the Notes will be free from similar disruptions, and any such disruptions may adversely affect the prices at which you may sell your Notes. In addition, subsequent to their initial issuance, the Notes may trade at a discount from their initial offering price depending upon prevailing interest rates, the market for similar notes, our performance or other factors.

As a result of the above, you cannot be sure that an active trading market will develop for the Notes. We do not intend to list the Notes on any national securities exchange or automated quotation system. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.

You may have to dispose of the Notes if your ownership of the Notes is determined to be harmful to us.

The gaming authority of any jurisdiction in which we currently or in the future conduct or propose to conduct gaming may require that a holder of the Notes be registered, licensed, qualified or found suitable, or comply with any other requirement under applicable gaming laws. Under the Indenture governing the Notes, we will be able to redeem or require you to dispose of all or a portion of your Notes. Additionally, if required by the applicable gaming authority, we will be required to redeem or require you to dispose of, all or a portion of your Notes to the extent required by the gaming authority or deemed necessary or advisable by us.

The redemption price will be equal to the lesser of:

•	the lowest closing sale price of the Notes on any trading day during the 120-day period ending on the date upon which we shall have received notice from a gaming authority of your disqualification, or

•	the price that you or the beneficial owner paid for the Notes,

unless a different amount is required by an applicable gaming authority.

By accepting a Note, each holder or beneficial owner of a Note agrees that the Notes held by such holder or beneficial owner shall be subject to the aforementioned provisions. Holders of the Notes may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the Notes being redeemed.

The market valuation of the Notes may be exposed to substantial volatility.

A real or perceived economic downturn or higher interest rates could cause a decline in the Notes, and to high-yield bonds generally, and thereby negatively impact the market for high-yield bonds, and more specifically, the Notes. Because the Notes may be thinly traded, it may be more difficult to sell and accurately value the Notes. In addition, as has been evidenced in the past, the entire high-yield bond market can experience sudden and sharp price swings. Such swings could be exacerbated by large or sustained sales by major investors in the Notes, a high-profile default by another issuer, or simply a change in the market’s psychology regarding high-yield notes. Moreover, if one of the major rating corporations lowers its credit rating of the Notes, the price of the Notes will likely decline.

Use of proceeds

We estimate that the net proceeds from the sale of the Notes will be approximately $737 million, after deducting the underwriting discount and other estimated expenses payable by us. We intend to use the net proceeds from this offering to repurchase or redeem, as applicable, all or a portion of our 9.125% senior notes due 2018 and to repay a portion of our outstanding borrowings. We may also use a portion of the net proceeds from this offering for general corporate purposes.

Concurrently with this offering, we are conducting a cash tender offer for any or all of our 9.125% senior notes, subject to certain conditions, as well as a consent solicitation, as further explained in “Summary—Recent Developments—Tender Offer and Consent Solicitation for 9.125% Senior Notes Due 2018”. Assuming all of the outstanding 9.125% senior notes are tendered prior to the Consent Date and accepted by us for purchase pursuant to the 9.125% senior notes offer, the aggregate purchase price for all 9.125% senior notes would be approximately $524.1 million plus accrued and unpaid interest and related fees.

We have also sent a notice of redemption to the trustee for our 9.125% senior notes to conditionally call for redemption all of the 9.125% senior notes outstanding, as further explained in “Summary—Recent Developments—Redemption of 9.125% Senior Notes Due 2018”. Assuming none of the outstanding 9.125% senior notes are repurchased by us pursuant to the 9.125% senior notes offer, we expect that approximately $522.8 million would be needed to redeem the outstanding 9.125% senior notes due 2018 at a redemption price of 104.563% of the principal amount thereof plus any accrued and unpaid interest to the date of redemption and related fees.

We also intend to use a portion of the net proceeds to repay approximately $194 million of outstanding borrowings under the Boyd Gaming Revolving Credit Facility, which will correspondingly increase available borrowing capacity under the facility.

Certain of the underwriters and/or their respective affiliates own a portion of the 9.125% senior notes due 2018 for their own account and/or for the accounts of customers, and will therefore receive a portion of the net proceeds from this offering used to redeem the 9.125% senior notes due 2018. Additionally, affiliates of each of the underwriters are lenders under the Boyd Gaming Revolving Credit Facility, and will accordingly receive a portion of the net proceeds of the offering in connection therewith.

Ratio of earnings to fixed charges

The following table sets forth our consolidated ratio of earnings to fixed charges for the three months ended March 31, 2015 and the years ended December 31, 2014, 2013, 2012, 2011 and 2010. For purposes of computing this ratio, “earnings” consist of income before income taxes and income/(loss) from unconsolidated affiliates, plus fixed charges (excluding capitalized interest) and distributed income of equity investees. “Fixed charges” include interest whether expensed or capitalized, amortization of debt expense, discount, or premium related to indebtedness (included in interest expense), and such portion of rental expense that we deem to be a reasonable representation of the interest factor.

	Three months ended March 31,	Fiscal year ended December 31,
	2015	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges	1.2x	—	—	—	—	1.1x
Deficiency of earnings to fixed charges (in millions)	—	$43.4	$117.1	$1,139.9	$10.8	—

Capitalization

The following table sets forth our cash and cash equivalents and our capitalization as of March 31, 2015 on an actual basis and as adjusted to reflect the issuance of the Notes being offered hereby, assuming net proceeds of approximately $737 million, after deducting underwriting commissions and other expenses payable by us, and the application of the net proceeds in the manner described under “Use of Proceeds”. This presentation should be read in conjunction with our audited consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2014 and the unaudited condensed consolidated financial statements and related notes included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, each which is incorporated herein by reference.

As of March 31, 2015 (In thousands)	Actual	As adjusted(a)
Cash and cash equivalents	$130,797	$130,797

Boyd Gaming Corporation Debt(b) (at face value):
Boyd Gaming Credit Facility	$1,345,450	$1,151,523
9.125% senior notes due 2018	500,000	—
9.00% senior notes due 2020	350,000	350,000
HoldCo Note(c)	151,740	151,740
Notes offered hereby (included in capitalization and liabilities)	—	750,000

Total Boyd Gaming Corporation Debt	2,347,190	2,403,263

Peninsula Debt(b) (at face value):
Peninsula Credit Facility	725,175	725,175
8.375% senior notes due 2018	350,000	350,000
Other	1	1

Total Peninsula Debt	1,075,176	1,075,176

Consolidated debt	3,422,366	3,478,439
Total stockholders’ equity	478,875	449,732

Total capitalization	$3,901,241	$3,928,171

(a)	Assumes all of the outstanding 9.125% senior notes are tendered prior to the Consent Date and accepted by us for purchase pursuant to the 9.125% senior notes offer. See “Use of Proceeds” and “Summary—Recent Developments—Tender Offer and Consent Solicitation for 9.125% Senior Notes Due 2018”.

(b)	We segment our consolidated debt into “Boyd Gaming Corporation Debt”, which comprises our consolidated debt, excluding debt attributable to our Peninsula reporting segment, and “Peninsula Debt”, which comprises debt attributable to our Peninsula reporting segment. Please see “Description of Other Indebtedness” for a description of our existing notes.

(c)	The amount of the HoldCo Note outstanding includes interest paid in-kind as further described in “Description of Other Indebtedness—Boyd Gaming Corporation Debt—HoldCo Note”.

Description of other indebtedness

The following is a summary of our indebtedness that is outstanding. To the extent such summary contains descriptions of our specific debt instruments, such descriptions do not purport to be complete and are qualified in their entirety by reference to those and related documents, copies of which have been filed with the SEC and which we will provide you upon request. We segment our consolidated debt into “Boyd Gaming Corporation Debt”, which comprises our consolidated debt, excluding debt attributable to our Peninsula reporting segment, and “Peninsula Debt”, which comprises debt attributable to our Peninsula reporting segment.

Boyd Gaming Corporation Debt

Boyd Gaming Credit Facility

Credit Agreement

On August 14, 2013, we entered into a Third Amended and Restated Credit Agreement (the “Boyd Gaming Credit Facility”). The Boyd Gaming Credit Facility replaced the Second Amended and Restated Credit Agreement (the “Prior Credit Facility”) dated as of December 17, 2010.

The Boyd Gaming Credit Facility provides for: (i) a $600.0 million senior secured revolving credit facility including a $100.0 million swing loan sublimit (the “Boyd Gaming Revolving Credit Facility”); (ii) a $250.0 million senior secured term A loan (the “Term A Loan”); and (iii) a $900.0 million senior secured term B loan (the “Term B Loan”). The Boyd Gaming Revolving Credit Facility and Term A Loan mature in August 2018 (or earlier upon the occurrence or non-occurrence of certain events); the Term B Loan matures in August 2020 (or earlier upon occurrence or non-occurrence of certain events). The Term A Loan and the Term B Loan were fully funded on the closing date. Proceeds from the Boyd Gaming Credit Facility were used to refinance all outstanding obligations under the Prior Credit Facility and to fund transactions costs in connection with the Boyd Gaming Credit Facility and may be used for working capital and other general corporate purposes.

The Boyd Gaming Credit Facility includes an accordion feature which permits an increase in the Boyd Gaming Revolving Credit Facility and the issuance and increase of senior secured term loans in an amount up to the greater of: (i) $400.0 million to comprise increases to the Boyd Gaming Revolving Credit Facility and new or increased term loans plus $150.0 million of increases to the Boyd Gaming Revolving Credit Facility; and (ii) the maximum amount of incremental commitments which, after giving effect thereto, would not cause the Secured Leverage Ratio (as discussed below) to exceed 4.25 to 1.00 on a pro forma basis, in each case, subject to the satisfaction of certain conditions.

Pursuant to the terms of the Boyd Gaming Credit Facility: (i) the loans under the Term A Loan will amortize in an annual amount equal to 5.00% of the original principal amount thereof, commencing December 31, 2013, payable on a quarterly basis; (ii) the loans under the Term B Loan will amortize in an annual amount equal to 1.00% of the original principal amount thereof, commencing December 31, 2013, payable on a quarterly basis; and (iii) beginning with the fiscal year ending December 31, 2014, the Company is required to use a portion of its annual excess cash flow to prepay the outstanding Term A Loan and Term B Loan.

Amounts outstanding

At March 31, 2015 approximately $1.3 billion was outstanding under the Boyd Gaming Credit Facility and $6.8 million was allocated to support various letters of credit, leaving remaining contractual availability of $304.5 million.

Interest and fees

The interest rate on the outstanding balance of the Boyd Gaming Revolving Credit Facility, swing loans and the Term A Loan is based upon, at the Company’s option, either: (i) the Eurodollar rate; or (ii) the base rate, in each case, plus an applicable margin. Such applicable margin is a percentage per annum determined in accordance with a specified pricing grid based on the Total Leverage Ratio and ranges from 2.00% to 3.00% (if using the Eurodollar rate) and from 1.00% to 2.00% (if using the base rate). A fee of a percentage per annum (which ranges from 0.25% to 0.50% determined in accordance with a specified pricing grid based on the Total Leverage Ratio) will be payable on the unused portions of the Boyd Gaming Revolving Credit Facility.

The interest rate on the outstanding balance from time to time of the Term B Loan is based upon, at the Company’s option, either: (i) the Eurodollar rate (subject to a 1.00% minimum) plus 3.00%; or (ii) the base rate plus 2.00%.

The “base rate” under the Boyd Gaming Credit Facility is the highest of (x) Bank of America’s publicly-announced prime rate, (y) the federal funds rate plus 0.50%, or (z) the Eurodollar rate for a one month period plus 1.00%.

Optional and mandatory prepayments

Amounts outstanding under the Boyd Gaming Credit Facility may be prepaid without premium or penalty, and the unutilized portion of the commitments may be terminated without penalty, subject to certain exceptions. The Boyd Gaming Credit Facility requires that the Company prepay the loans with proceeds of certain asset sales and issuances of certain additional secured indebtedness. In addition, it requires fixed quarterly amortization of principal equal to 1.25% for the Term A Loan and 0.25% for the Term B Loan of the original aggregate principal amount of the respective Term Loan, and requires that the Company use a portion of its annual excess cash flow, as defined in the agreement, to prepay the Term Loans.

Guarantees and collateral

The Company’s obligations under the Boyd Gaming Credit Facility, subject to certain exceptions, are guaranteed by certain of the Company’s subsidiaries and are secured by the capital stock of certain subsidiaries. In addition, subject to certain exceptions, the Company and each of the guarantors will grant the administrative agent first priority liens and security interests on substantially all of their real and personal property (other than gaming licenses and subject to certain other exceptions) as additional security for the performance of the secured obligations under the Boyd Gaming Credit Facility.

Financial and other covenants

The Boyd Gaming Credit Facility contains certain financial and other covenants, including, without limitation, various covenants: (i) requiring the maintenance of a minimum consolidated interest coverage ratio 1.75 to 1.00; (ii) establishing a maximum permitted consolidated total leverage ratio (the “Total Leverage Ratio” discussed below); (iii) establishing a maximum permitted secured leverage ratio (the “Secured Leverage Ratio” discussed below); (iv) imposing limitations on the incurrence of indebtedness; (v) imposing limitations on transfers, sales and other dispositions; and (vi) imposing restrictions on investments, dividends and certain other payments.

The maximum permitted consolidated Total Leverage Ratio is calculated as Consolidated Funded Indebtedness to twelve-month trailing Consolidated EBITDA, each as defined in the Boyd Gaming Credit Facility. The following table provides our maximum permitted Total Leverage Ratio during the remaining term of the Boyd Gaming Credit Facility:

For the trailing four quarters ending	Maximum total leverage ratio
September 30, 2013 through December 31, 2015	8.50	to	1.00
March 31, 2016 through December 31, 2016	8.25	to	1.00
March 31, 2017 through December 31, 2017	8.00	to	1.00
March 31, 2018 and thereafter	7.75	to	1.00

The maximum permitted Secured Leverage Ratio is calculated as Secured Indebtedness to twelve-month trailing Consolidated EBITDA, each as defined by the Boyd Gaming Credit Facility. The following table provides our maximum permitted Secured Leverage Ratio during the remaining term of the Boyd Gaming Credit Facility:

For the trailing four quarters ending	Maximum secured leverage ratio
September 30, 2013 through December 31, 2014	5.00	to	1.00
March 31, 2015 through December 31, 2016	4.75	to	1.00
March 31, 2017 through December 31, 2017	4.50	to	1.00
March 31, 2018 and thereafter	4.25	to	1.00

Senior notes

9.125% Senior notes due December 2018

On November 10, 2010, we issued, through a private placement, $500 million aggregate principal amount of 9.125% senior notes due December 2018. The notes will mature on December 1, 2018 and are fully and unconditionally guaranteed, on a joint and several basis, by certain of our current and future domestic restricted subsidiaries, all of which are 100% owned by us.

The 9.125% senior notes contain certain restrictive covenants that, subject to exceptions and qualifications, among other things, limit our ability and the ability of our restricted subsidiaries (as defined in the indenture governing the notes) to incur additional indebtedness or liens, pay dividends or make distributions or repurchase our capital stock, make certain investments, and sell or merge with other companies. In addition, upon the occurrence of a change of control (as defined in the indenture governing the notes), we will be required, unless certain conditions are met, to offer to repurchase the notes at a price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but not including, the date of purchase. If we sell assets or experience an event of loss, we will be required under certain circumstances to offer to purchase the notes.

Subsequent to December 1, 2014, we may redeem all or a portion of the notes at redemption prices (expressed as percentages of the principal amount) ranging from 104.563% in 2014 to 100% in 2016 and thereafter, plus accrued and unpaid interest, and additional interest, if any.

On August 14, 2013 the Company entered into a Second Supplemental Indenture (the “9.125% Senior Notes Supplemental Indenture”) to the indenture governing the 9.125% senior notes. The 9.125% Senior Notes Supplemental Indenture was entered into to add Boyd Acquisition, LLC as a Guarantor thereunder and to release Echelon Resorts, LLC as a Guarantor thereunder.

9.00% Senior notes due July 2020

On June 8, 2012, we issued $350 million aggregate principal amount of 9.00% senior notes due July 2020. The 9.00% senior notes will mature on July 1, 2020 and are fully and unconditionally guaranteed, on a joint and several basis, by certain of our current and future domestic restricted subsidiaries, all of which are 100% owned by us.

The 9.00% senior notes contain certain restrictive covenants that, subject to exceptions and qualifications, among other things, limit our ability and the ability of our restrictive subsidiaries (as defined in the indenture governing the notes) to incur additional indebtedness or liens, pay dividends or make distributions or repurchase our capital stock, make certain investments, and sell or merge with other companies. In addition, upon the occurrence of a change in control (as defined in the indenture governing the notes), we will be required, unless certain conditions are met, to offer to repurchase the notes at a price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but not including, the date of purchase. If we sell assets or experience an event of loss, we will be required under certain circumstances to purchase the notes.

At any time prior to July 1, 2015, we may redeem up to 35% of the aggregate principal amount of the 9.00% senior notes at a redemption price equal to 109% of the principal amount thereof, plus accrued and unpaid interest and additional interest (as defined in the indenture), if any, up to, but excluding, the applicable redemption date, with the net cash proceeds that we raise in one or more equity offerings. In addition, prior to July 1, 2016, we may redeem the notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, and additional interest, if any, up to but excluding, the applicable redemption date, plus a make whole premium. Subsequent to July 1, 2016, we may redeem all or a portion of the notes at redemption prices (expressed as percentages of the principal amount) ranging from 104.50% in 2016 to 100% in 2018 and thereafter, plus accrued and unpaid interest, and additional interest, if any, up to but excluding, the applicable redemption date.

On August 14, 2013 the Company entered into a Supplemental Indenture (the “9% Supplemental Indenture”) to the indenture governing the 9.00% senior notes. The 9% Supplemental Indenture was entered into to add Boyd Acquisition, LLC as a Guarantor thereunder and to release Echelon Resorts, LLC as a Guarantor thereunder.

HoldCo note

As part of the consideration tendered in the acquisition of Peninsula, Boyd Acquisition II LLC (“HoldCo”) issued a promissory note to Peninsula Gaming Partners, LLC (such promissory note, the “HoldCo Note”). The principal balance assigned to the HoldCo Note was $143.0 million. The HoldCo Note provides for interest at a per annum rate equal to: (i) from the issue date to, but excluding the first anniversary of the issue date, zero percent; (ii) from the first anniversary of the issue date to but excluding the second anniversary of the issue date, six percent; (iii) from the second anniversary of the issue date to but excluding the third anniversary of the issue date, eight percent; and (iv) from and after the third anniversary of the issue date, ten percent. At the option of HoldCo, interest may be paid in cash or paid-in-kind. Accrued but unpaid interest is added to the principal balance of the HoldCo Note semi-annually. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. HoldCo may prepay the obligations under the HoldCo Note at any time, in whole or in part, without premium or penalty. In accordance with its terms, $8.7 million of accrued and unpaid interest was added to the principal balance of the HoldCo Note during 2014.

Peninsula Debt

Peninsula Credit Facility

Credit Agreement

Peninsula is a party to the Credit Agreement dated as of November 14, 2012, which provides for a $875.0 million senior secured credit facility (the “Peninsula Credit Facility”) consisting of (a) a term loan facility of $825.0 million (the “Peninsula Term Loan”) and (b) a revolving credit facility of $50.0 million, including a $15.0 million swing loan sublimit, (the “Peninsula Revolving Credit Facility”). The maturity date for obligations under the Peninsula Credit Facility is November 17, 2017.

Amounts outstanding

At March 31, 2015, approximately $725.2 million was outstanding under the Peninsula Credit Facility and $5.6 million was allocated to support various letters of credit, leaving remaining contractual availability of $32.1 million.

Interest and fees

The interest rate on the outstanding balance of the Peninsula Term Loan is based upon, at Peninsula’s option either: (i) the Eurodollar rate plus 3.25%; or (ii) the base rate plus 2.25%. The interest rate on the outstanding balance from time to time of the revolving loans and swing loans are based upon, at Peninsula’s option either: (i) the Eurodollar rate plus 4.00%; or (ii) the base rate plus 3.00%. The base rate under the Peninsula Credit Facility is the highest of (x) Bank of America’s publicly-announced prime rate, (y) the federal funds rate plus 0.50%, or (z) the Eurodollar rate for a one-month period plus 1.00%. The Peninsula Credit Facility also establishes, with respect to outstanding balances under the Term Loan, a minimum Eurodollar rate for any interest period of 1.00%. In addition, Peninsula will incur a commitment fee on the unused portion of the Peninsula Credit Facility at a per annum rate of 0.50%.

Optional and mandatory prepayments

The Peninsula Credit Facility requires that PGL prepay the loans with proceeds of any significant asset sale or event of loss. In addition, the Peninsula Credit Facility requires fixed quarterly amortization of principal equal to 0.25% of the original aggregate principal amount of the Term Loan beginning March 31, 2013 and requires that PGL use a portion of its annual excess cash flow to prepay the loans. The Peninsula Revolving Credit Facility can be terminated without premium or penalty, upon payment of the outstanding amounts owed with respect thereto. The Term Loan can be prepaid without premium or penalty.

Guarantees and collateral

Peninsula’s obligations under the Peninsula Credit Facility, subject to certain exceptions, are guaranteed by Peninsula’s subsidiaries and are secured by the capital stock and equity interests of Peninsula’s subsidiaries. In addition, subject to certain exceptions, Peninsula and each of the guarantors granted the collateral agent first priority liens and security interests on substantially all of the real and personal property (other than gaming licenses and subject to certain other exceptions) of Peninsula and its subsidiaries as additional security for the performance of the obligations under the Peninsula Credit Facility. The obligations under the Peninsula Revolving Credit Facility rank senior in right of payment to the obligations under the Term Loan.

Financial and other covenants

The Peninsula Credit Facility contains customary affirmative and negative covenants which, subject to certain exceptions, restrict or limit Peninsula’s ability and the ability of its restricted subsidiaries (as defined in the Peninsula Credit Agreement), to, among other things: (i) create liens on certain assets; (ii) make certain investments or dispositions; (iii) incur additional debt; (iv) consolidate or merge; (v) enter into certain transactions with affiliates; (vi) engage in any business substantially different from that in which they were engaged at the closing date of the Peninsula Credit Agreement; and (vii) make restricted payments, other than those allowed by the Peninsula Credit Agreement (“Restricted Payments”). Restricted Payments primarily include dividends and distributions to the Company.

Peninsula is required to maintain: (i) a maximum consolidated leverage ratio over each twelve month period ending on the last day of each quarter; (ii) a minimum consolidated interest coverage ratio of 2.0 to 1.0 over each twelve-month period ending on the last day of each quarter; and (iii) a maximum amount of capital expenditures for each fiscal year.

Restricted net assets

Cash dividends by Peninsula to the Company are limited by the terms of the Peninsula Credit Agreement and are contingent upon compliance with the loan covenants therein. This limitation on the transferability of assets constitutes a restriction of Peninsula’s net assets and is subject to certain exceptions.

Debt financing costs

In conjunction with the Peninsula Credit Facility, we have incurred approximately $42.0 million, including $8.2 million of fees incurred related to an amendment entered into on May 1, 2013, which have been deferred as debt financing costs and are being amortized over the term of the Peninsula Credit Facility using the effective interest method. We also incurred $2.0 million in other fees that were expensed upon execution of the amendment and are included in other non-operating items in the consolidated statements of operations for the year ended December 31, 2013.

Peninsula senior notes

8.375% Senior notes due February 2018

On August 16, 2012, we closed an offering of $350 million aggregate principal amount of 8.375% senior notes due February 2018, for which Peninsula and Peninsula Gaming Corporation became the issuers under the relevant indenture following the consummation of the Peninsula Acquisition. The indenture provides that the 8.375% senior notes bear interest at a rate of 8.375% per annum. The 8.375% senior notes mature on February 15, 2018.

The 8.375% senior notes are fully and unconditionally guaranteed, on a joint and several basis, by Peninsula’s subsidiaries (other than Peninsula Gaming Partners, LLC). The 8.375% senior notes contain certain restrictive covenants that, subject to exceptions and qualifications limit Peninsula’s ability and the ability of its restricted subsidiaries (as defined in the indenture) to, among other things, (i) incur additional indebtedness or liens, (ii) consolidate or merge, and (iii) pay dividends or make distributions which would cause default, violate covenant ratios or exceed certain calculated amounts. In addition, upon the occurrence of a change of control (as defined in the indenture), we will be required, unless certain conditions are met, to offer to repurchase the notes at a price equal to 101% of the principal amount of the 8.375% senior notes, plus accrued and unpaid interest, if any, to, but not including, the date of purchase. If we sell assets or experience an event of loss, we will be required, under certain circumstances, to offer to purchase the 8.375% senior notes.

Subsequent to August 15, 2014, the issuers of the notes may redeem all or a portion of the 8.375% senior notes at a redemption price (expressed as percentages of the principal amount) ranging from 106.281% in 2014 to 100% in 2016 and thereafter, plus accrued and unpaid interest.

In conjunction with the issuance of the 8.375% senior notes, we incurred approximately $14.2 million in debt financing costs that have been deferred and are being amortized over the term of the 8.375% senior notes using the effective interest method.

Covenant compliance

As of March 31, 2015, we believe that Boyd Gaming Corporation and Peninsula were in compliance with the financial and other covenants of their respective debt instruments.

The indentures governing the notes issued by each of Boyd Gaming Corporation and Peninsula contain provisions that allow for the incurrence of additional indebtedness, if after giving effect to such incurrence, the fixed charge coverage ratio (as defined in the respective indentures, essentially a ratio of consolidated EBITDA to fixed charges, including interest expense and less interest income) for the relevant business’ trailing four quarter period on a pro forma basis would be at least 2.0 to 1.0. Should this provision prohibit the incurrence of additional debt, the relevant business may still borrow under its existing credit facility. At March 31, 2015, the available borrowing capacity under these Credit Facilities was $304.5 million at Boyd Gaming Corporation and $32.1 million at Peninsula.

Scheduled maturities of long-term debt

The scheduled maturities of long-term debt, as discussed above, are as follows:

For the year ending December 31, (In thousands)	Boyd Gaming Corporation	Peninsula	Total
2015 (April 1-December 31)	$16,125	$6,063	$22,188
2016	21,500	8,250	29,750
2017	21,500	710,863	732,363
2018	1,133,315	350,000	1,483,315
2019	9,000	—	9,000
Thereafter	1,145,750	—	1,145,750

Total outstanding principal of long-term debt	$2,347,190	$1,075,176	$3,422,366

Description of the notes

In this description, the term “Boyd Gaming” refers only to Boyd Gaming Corporation and not to any of its Subsidiaries or Affiliates, and “we”, “our” and “us” refer to Boyd Gaming.

Boyd Gaming will issue the 6.875% senior notes due May 15, 2023 (the “Notes”) under a base indenture expected to be dated as of May 21, 2015 (the “Base Indenture”) among itself, the Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture to be dated as of May 21, 2015 (the “Supplemental Indenture” and together, with the Base Indenture, the “Indenture”) among itself, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as Holders of the Notes.

You can find the definitions of certain terms used in this description under “—Certain Definitions.” Certain defined terms used in this description but not defined in this “Description of the Notes” including under “—Certain Definitions”, have the meanings assigned to them in the Indenture.

The registered Holder of a note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the Indenture.

Brief description of the notes

The Notes:

•	are general unsecured obligations of Boyd Gaming;

•	are pari passu in right of payment to all existing and future senior Indebtedness of Boyd Gaming, including its obligations under the Credit Facility;

•	are senior in right of payment to all existing and future subordinated Indebtedness of Boyd Gaming;

•

are effectively junior to existing and future secured Indebtedness of Boyd Gaming to the extent of the value of the collateral securing such Indebtedness, including obligations under our existing Credit Facility;

•	are unconditionally guaranteed by the Guarantors; and

•	are structurally subordinated to all existing and future Indebtedness of Boyd Gaming’s Subsidiaries that are not Guarantors.

See “Risk Factors—Risks Relating to this Offering”. Your right to receive payments on these Notes will be effectively subordinated to our secured debt and the secured indebtedness of the guarantors to the extent of the value of the collateral securing such debt, including obligations under our Credit Facility, and structurally subordinated to the existing and future debt and other liabilities of any subsidiaries that do not guarantee the Notes.

Brief description of the note guarantees

The Notes are guaranteed by each of the existing and, subject to compliance with applicable Gaming Laws, future Significant Subsidiaries of Boyd Gaming.

The guarantees of the Notes:

•	are general unsecured obligations of each Guarantor;

•	are pari passu in right of payment to all existing and future senior Indebtedness of each Guarantor, including its obligations as a guarantor of the obligations under the Credit Facility;

•	are senior in right of payment to all existing and future subordinated Indebtedness of each Guarantor;

•

are effectively junior to all existing and future secured Indebtedness of each Guarantor to the extent of the value of the assets securing such Indebtedness, including obligations under our existing Credit Facility secured by the Capital Stock of the Guarantors;

•	are structurally subordinated to all existing and future Indebtedness of Boyd Gaming’s Subsidiaries that are not Guarantors; and

•	are subject to release in the circumstances specified in the Indenture.

The Note Guarantees will be full and unconditional, joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee will contain a net worth limitation to reduce the risk that a Note Guarantee would constitute a fraudulent conveyance under applicable law.

As of the date of the Indenture, certain of our Subsidiaries will be “Unrestricted Subsidiaries.” Under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain additional Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture and will not guarantee the Notes.

Not all of our “Restricted Subsidiaries” will guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. For the three months ended March 31, 2015, our wholly-owned subsidiaries that will be non-guarantor subsidiaries under the Indenture accounted for approximately $137.5 million, or 25%, of our net revenue, and, at March 31, 2015, represented approximately $1.5 billion, or 34.6%, of our total assets and approximately $1.3 billion, or 33.9%, of our total liabilities.

As of March 31, 2015, after giving effect to the offering of the Notes and the application of the proceeds therefrom as described under “Use of Proceeds”, we would have had $2,251.5 million of Indebtedness outstanding. We and our wholly-owned subsidiaries had $3,422.4 million of long-term debt as of March 31, 2015 (which amounts exclude approximately $12.5 million of outstanding letters of credit). In addition, approximately $304.5 million was available for borrowing under our Credit Facility as of March 31, 2015. All amounts under our Credit Facility would be effectively senior to the Notes offered hereby to the extent of the collateral securing such facility.

Principal, maturity and interest

Boyd Gaming will issue $750 million in aggregate principal amount of notes in this offering. Boyd Gaming may issue additional notes under the Indenture from time to time after this offering. Any issuance of additional notes is subject to all of the covenants in the Indenture, including the covenant described below under the caption “—Certain Covenants—Limitation on Indebtedness.” The Notes and any additional notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. It is possible, however, that any such additional notes will not be treated as part of the same issue for U.S. federal income tax purposes. Boyd Gaming will issue Notes in denominations of $1,000 and minimum integral multiples of $1,000 in excess of $1,000. The Notes will mature on May 15, 2023.

Interest on the Notes will accrue at the rate of 6.875% per annum and will be payable semi-annually in arrears on May 15 and November 15, commencing on November 15, 2015. Boyd Gaming will make each interest payment to the Holders of record on the immediately preceding May 1 and November 1.

Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of receiving payments on the notes

Boyd Gaming will make, or cause to be made, payments in respect of the Notes represented by the Global Notes by wire transfer of immediately available funds to the account specified by the Holder of the Global Notes. All other payments on Notes will be made at the office or agency of the paying agent and registrar unless Boyd Gaming elects to make payments by check mailed to the Holders at their address set forth in the register of Holders. Principal and interest shall be considered paid on the date due if on such date the Trustee or paying agent holds money sufficient to pay all principal and interest then due.

Paying agent and registrar for the notes

The Trustee will initially act as paying agent and registrar. Boyd Gaming may change the paying agent or registrar without prior notice to the Holders of the Notes, and Boyd Gaming or any of its Subsidiaries may act as paying agent or registrar.

Transfer and exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. Boyd Gaming is not required to transfer or exchange any note selected for redemption. Also, Boyd Gaming is not required to transfer or exchange any note for a period of fifteen days before a selection of Notes to be redeemed.

Subsidiaries providing note guarantees

The Notes are guaranteed by each of the existing and, subject to compliance with applicable Gaming Laws, future Significant Subsidiaries of Boyd Gaming. The Note Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee will contain a net worth limitation to reduce the risk that a Note Guarantee would constitute a fraudulent conveyance under applicable law. See “Risk Factors—Risks Relating to this Offering—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.”

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than Boyd Gaming or another Guarantor, unless:

(1)	immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2)	either:

(a)	the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under its Note Guarantee and the Indenture pursuant to a supplemental indenture in form satisfactory to the Trustee; or

(b)	the Net Proceeds of such sale or other disposition are applied in accordance with the “Asset Sale” provisions of the Indenture.

The Note Guarantee of a Guarantor will be released:

(1)	in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) Boyd Gaming or a Restricted Subsidiary of Boyd Gaming, if the sale or other disposition does not violate the “Asset Sale” provisions of the Indenture;

(2)	in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) Boyd Gaming or a Restricted Subsidiary of Boyd Gaming, if the sale or other disposition does not violate the “Asset Sale” provisions of the Indenture and the Guarantor ceases to be a Restricted Subsidiary of Boyd Gaming as a result of the sale or other disposition;

(3)	if Boyd Gaming designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture; or

(4)	upon legal defeasance, covenant defeasance or satisfaction and discharge of the Indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge.”

See “—Repurchase at the Option of Holders—Asset Sales; Event of Loss.”

Optional redemption

At any time prior to May 15, 2018, Boyd Gaming may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 106.875% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the Net Cash Proceeds of one or more Public Equity Offerings; provided that:

(1)	at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by Boyd Gaming and its Subsidiaries); and

(2)	the redemption occurs within 90 days of the date of the closing of such Public Equity Offering.

At any time prior to May 15, 2018 Boyd Gaming may also redeem all or a part of the Notes, upon not less than 15 nor more than 60 days’ prior notice sent to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of the date of redemption, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption, subject to the rights of Holders of Notes on any relevant record date to receive interest due on the relevant interest payment date occuring on or prior to the redemption date.

Except pursuant to the two preceding paragraphs, the Notes will not be redeemable prior to May 15, 2018.

On or after May 15, 2018, Boyd Gaming may redeem all or part of the Notes upon not less than 15 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed, to the applicable redemption date (subject to the rights of Holders of Notes on any relevant record date to receive interest due on the relevant interest payment date occuring on or prior to the redemption date), if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

Year	Percentage
2018	105.156%
2019	103.438%
2020	101.719%
2021 and thereafter	100.000%

Notices of redemption may be conditional.

Mandatory redemption

Boyd Gaming is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Mandatory disposition or redemption pursuant to gaming laws

If a Holder or beneficial owner of a note is required to be licensed, qualified or found suitable under applicable Gaming Laws and is not so licensed, qualified or found suitable within any time period specified by the applicable Gaming Authority, the Holder shall be obligated, at the request of Boyd Gaming, to dispose of such Holder’s Notes within a time period prescribed by Boyd Gaming or such other time period prescribed by such Gaming Authority (in which event Boyd Gaming’s obligation to pay any interest after the receipt of such notice shall be limited as provided in such Gaming Laws). Thereafter, Boyd Gaming shall have the right to redeem, on the date fixed by Boyd Gaming for the redemption of such Notes, such Holder’s Notes at a redemption price equal to the lesser of (1) the lowest closing sale price of the Notes on any trading day during the 120-day period ending on the date upon which Boyd Gaming shall have received notice from a Gaming Authority of such Holder’s disqualification or (2) the price at which such Holder or beneficial owner acquired the Notes, unless a different redemption price is required by such Gaming Authority, in which event such required price shall be the redemption price. Boyd Gaming is not required to pay or reimburse any Holder or beneficial owner of a note for the costs of licensure, qualification or finding of suitability or investigation for such licensure, qualification or finding of suitability. Any Holder or beneficial owner of a note required to be licensed, qualified or found suitable under applicable Gaming Laws must pay all investigative fees and costs of the Gaming Authorities in connection with such licensure, qualification, finding of suitability or application therefor.

Repurchase at the option of holders

Change of Control

If (i) a Change of Control (if, at the Change of Control Time, the Notes do not have Investment Grade Status) or (ii) a Change of Control Triggering Event (if, at the Change of Control Time, the Notes have Investment Grade Status) occurs, each Holder of Notes will have the right to require Boyd Gaming to repurchase all or any part (equal to $1,000 or a minimum integral multiple of $1,000 in excess of $1,000) of that Holder’s Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, Boyd Gaming will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of

Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased, to the date of purchase. Not later than 30 days following (i) any Change of Control or (ii) in the event the Notes have Investment Grade Status at the earlier of the public announcement of (x) a Change of Control or (y) (if applicable) our intention to effect a Change of Control, a Change of Control Triggering Event, Boyd Gaming will send a notice (which notice may be conditional) to each Holder (with a copy to the Trustee) stating, among other things:

(1)	that a Change of Control or Change of Control Triggering Event, as the case may be, has occurred and a Change of Control Offer is being made pursuant to the covenant entitled “Repurchase at the Option of Holders—Change of Control” and that all Notes (or portions thereof) timely tendered will be accepted for payment;

(2)	the purchase price and the Change of Control Payment Date, which date will be no earlier than 15 days and, subject to the following sentence, no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice;

(3)	that any note (or portion thereof) accepted for payment (and for which payment has been duly provided on the Change of Control Payment Date) pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(4)	that any Notes (or portions thereof) not tendered will continue to accrue interest;

(5)	a description of the transaction or transactions constituting the Change of Control or Change of Control Triggering Event, as the case may be; and

(6)	the procedures that Holders must follow in order to tender their Notes (or portions thereof) for payment and the procedures that Holders must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of the making of the Change of Control Offer. In addition, Boyd Gaming will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control made by Boyd Gaming and such third party purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

Boyd Gaming will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control or Change of Control Triggering Event, as the case may be. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, Boyd Gaming will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such conflict.

On the Change of Control Payment Date, Boyd Gaming will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)	deliver or cause to be delivered to the Trustee the notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by Boyd Gaming.

The paying agent will promptly send to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or a minimum integral multiple of $1,000 in excess of $1,000.

The provisions described above that require Boyd Gaming to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that Boyd Gaming repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

There can be no assurance that Boyd Gaming will be able to fund any repurchase of the Notes pursuant to a Change of Control Offer. Boyd Gaming’s future credit facilities or other agreements relating to Indebtedness of Boyd Gaming may contain prohibitions or restrictions on Boyd Gaming’s ability to effect such a repurchase. In the event a Change of Control Offer is mandated at a time when such prohibitions or restrictions are in effect, Boyd Gaming could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If Boyd Gaming does not obtain such a consent or repay such borrowings, Boyd Gaming will be effectively prohibited from purchasing Notes. In such case, Boyd Gaming’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture. See “Risk Factors—Risks Relating to this Offering—We may not have the funds necessary to finance the repurchase of the Notes required by the Indenture upon the occurrence of certain change of control events and asset sales.”

The definition of Change of Control includes a phrase relating to the sale, lease, conveyance or other transfer of “all or substantially all” of the Property of Boyd Gaming, determined on a consolidated basis. Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require Boyd Gaming to repurchase its Notes as a result of a sale, lease, conveyance or other transfer of less than all of the assets of Boyd Gaming, determined on a consolidated basis, to another Person or group may be uncertain.

Prior to the occurrence of a Change of Control, the provisions under the Indenture relating to Boyd Gaming’s obligation to make an offer to purchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

Asset Sales; Event of Loss

Other than upon an Event of Loss, Boyd Gaming shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale after the Issue Date, unless:

(1)	Boyd Gaming or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale; and

(2)	at least 75% of such consideration consists of cash, Temporary Cash Investments or any stock or assets of the kind referred to in clause (1) or (3) of the definition of “Additional Assets”; provided, however, that for purposes of this clause (2):

(a)	the assumption of Indebtedness of Boyd Gaming or a Restricted Subsidiary which is not subordinated to the Notes or any Note Guarantee shall be deemed to be Temporary Cash Investments if Boyd

Gaming, such Restricted Subsidiary and all other Restricted Subsidiaries of Boyd Gaming, to the extent any of the foregoing are liable with respect to such Indebtedness, are expressly released from all liability for such Indebtedness by the holder thereof in connection with such Asset Sale;

(b)	any securities or Notes received by Boyd Gaming or such Restricted Subsidiary, as the case may be, from such transferee that are converted by Boyd Gaming or such Restricted Subsidiary into cash or Temporary Cash Investments within 180 days of the date of such Asset Sale shall be deemed to be Temporary Cash Investments; and

(c)	Boyd Gaming and its Restricted Subsidiaries may receive consideration in the form of securities exceeding 25% of the consideration for one or more Asset Sales so long as Boyd Gaming and its Restricted Subsidiaries do not hold such securities having an aggregate Fair Market Value in excess of the greater of $150.0 million and 5% of Consolidated Total Assets of Boyd Gaming at any time outstanding.

The definition of “Asset Sale” and “Event of Loss” each exclude any single transaction or series of related transactions that involve assets having a Fair Market Value of $100.0 million or less and therefore Boyd Gaming and its Restricted Subsidiaries may dispose of assets or suffer an Event of Loss with significant value without restrictions under this covenant.

Upon an Event of Loss incurred by Boyd Gaming or any of its Restricted Subsidiaries, the Net Proceeds received from such Event of Loss shall be applied in the same manner as proceeds from Asset Sales described below and pursuant to the procedures set forth below.

Within 360 days after the receipt of the Net Proceeds of an Asset Sale or Event of Loss, an amount equal to 100% of the Net Proceeds from such Asset Sale or Event of Loss may be applied by Boyd Gaming or a Restricted Subsidiary to do one or both of the following:

(1)	repay, redeem or repurchase senior Indebtedness of Boyd Gaming or any Guarantor, including Indebtedness under the Credit Facility or the Notes and, in the case of any such repayment under any revolving credit or other facility that permits future borrowings, effect a corresponding reduction in the availability or commitments; or

(2)	reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Proceeds received by Boyd Gaming or another Restricted Subsidiary);

provided, however, reinvestments in Additional Assets after the occurrence of an Event of Loss and prior to the receipt of the Net Proceeds of such Event of Loss shall be included as reinvestments pursuant to clause (2); provided, further, however, that if Boyd Gaming or any Restricted Subsidiary contractually commits within such 360-day period to apply such Net Proceeds within 180 days of such contractual commitment in accordance with the above clause (1) and/or (2), and such Net Proceeds are subsequently applied as contemplated in such contractual commitment, then the requirement for application of Net Proceeds set forth in this paragraph shall be considered satisfied.

Any Net Proceeds from an Asset Sale or Event of Loss that are not used in accordance with the preceding paragraph shall constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $100.0 million, Boyd Gaming shall make an offer to purchase (the “Prepayment Offer”), from all Holders of the Notes, and, at the election of Boyd Gaming, the holders of any other outstanding Pari Passu Indebtedness containing comparable repurchase rights, an aggregate principal amount of Notes and, if applicable, such other Pari Passu Indebtedness equal to the Excess Proceeds, at a price in cash at least equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, in accordance with the procedures summarized herein and set forth in the Indenture. To the extent that any portion of the Excess

Proceeds remains after compliance with the preceding sentence and provided that all Holders have been given the opportunity to tender their Notes for repurchase in accordance with the Indenture, Boyd Gaming or such Restricted Subsidiary may use such remaining amount for general corporate purposes or the repurchase of Indebtedness subordinated in right of payment to the Notes or the Note Guarantee if required to be repurchased pursuant to their respective terms and the amount of Excess Proceeds shall be reset to zero. Pending application of Net Proceeds pursuant to clauses (1) and (2) above, such Net Proceeds will be invested in Temporary Cash Investments or used to temporarily repay Pari Passu Indebtedness that is revolving Indebtedness.

Not more than 20 Business Days after the amount of Excess Proceeds exceeds $100.0 million, Boyd Gaming shall send a prepayment offer notice to the Holders (with a copy to the Trustee), accompanied by such information regarding Boyd Gaming and its Subsidiaries as Boyd Gaming in good faith believes will enable such Holders to make an informed decision with respect to the Prepayment Offer. The prepayment offer notice will state, among other things:

(1)	that Boyd Gaming is offering to purchase Notes pursuant to the provisions of the Indenture described herein;

(2)	that any note (or any portion thereof) accepted for payment (and for which payment has been duly provided on the purchase date) pursuant to the Prepayment Offer shall cease to accrue interest after the purchase date;

(3)	the purchase price and purchase date, which shall be, subject to any contrary requirements of applicable law, no less than 15 days nor more than 60 days from the date the prepayment offer notice is mailed;

(4)	the aggregate principal amount of Notes (or portions thereof) to be purchased;

(5)	a description of any conditions to such Prepayment Offer; and

(6)	a description of the procedure which Holders must follow in order to tender their Notes (or portions thereof) and the procedures that Holders must follow in order to withdraw an election to tender their Notes (or portions thereof) for payment.

Boyd Gaming may send such a prepayment offer notice at any time after it receives Net Proceeds from an Asset Sale and/or an Event of Loss in an amount in excess of $100.0 million.

Future credit agreements or other agreements relating to Indebtedness of Boyd Gaming may contain prohibitions or restrictions on Boyd Gaming’s ability to effect a Prepayment Offer. If Boyd Gaming is required to make a Prepayment Offer at a time when any such prohibitions or restrictions are in effect, Boyd Gaming could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. In such case, if Boyd Gaming does not obtain such a consent or repay such borrowings, Boyd Gaming will be effectively prohibited from purchasing Notes and Boyd Gaming’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture.

Boyd Gaming will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes as a result of a Prepayment Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Prepayment Offer, Boyd Gaming will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of such conflict.

Selection and notice

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes to be redeemed or purchased among the holders of the Notes, as applicable, that are subject to redemption or purchase, by lot unless otherwise required by law or applicable stock exchange requirements; provided that as long as DTC serves as the depository for a Global Note, any redemption shall comply with DTC’s procedural requirements with respect to such note.

No Notes of $1,000 or less can be redeemed in part. Notices of redemption will be sent at least 15 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notices of redemption may be conditional. If the redemption conditions specified in the redemption notice are not satisfied by the redemption date set forth therein, Boyd Gaming may, as specified in the redemption notice, extend the redemption period or withdraw the redemption notice or the redemption notice may be deemed to be null and void.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note (so long as such amount is in a denomination of $1,000 or a minimum integral multiple of $1,000 in excess of $1,000) will be issued in the name of the Holder of Notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, unless Boyd Gaming defaults in making such redemption payment, interest ceases to accrue on Notes or portions of them called for redemption.

Certain covenants

Changes in covenants when notes rated investment grade

Set forth below are certain covenants contained in the Indenture. During any period of time that:

(1)	the Notes have Investment Grade Status, and

(2)	no Default or Event of Default has occurred and is continuing under the Indenture with respect to the Notes,

Boyd Gaming and its Restricted Subsidiaries will not be subject to the provisions of the Indenture with respect to the Notes described under “—Repurchase at the Option of Holders—Asset Sales; Event of Loss”, “—Limitation on Indebtedness” and “—Limitation on Restricted Payments” (collectively, the “Suspended Covenants”); provided that with respect to those covenants that will remain in effect (the “Effective Covenants”), references in such Effective Covenants to clauses in the Suspended Covenants will be deemed to continue to exist for purposes of interpretation of the Effective Covenants.

In the event that Boyd Gaming and its Restricted Subsidiaries are not subject to the Suspended Covenants with respect to the Notes for any period of time as a result of the preceding sentence and, subsequently, at least one of the two designated Rating Agencies withdraws its rating or assigns the Notes a rating below the required Investment Grade Ratings, then Boyd Gaming and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants for the benefit of the Notes. Calculations under the reinstated “—Limitation on Restricted Payments” covenant will be made as if such covenant had been in effect since the date of the Indenture except that no default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended.

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Status.

Limitation on indebtedness

Boyd Gaming shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that Boyd Gaming or any Guarantor may Incur Indebtedness if Boyd Gaming’s Consolidated Fixed Charge Coverage Ratio would exceed 2.0 to 1.0, after giving effect to:

(1)	the Incurrence of such Indebtedness as if such Indebtedness was Incurred at the beginning of the Reference Period and (if applicable) the application of the net proceeds thereof to repay or defease other Indebtedness as if the application of such proceeds occurred at the beginning of the Reference Period;

(2)	the Incurrence and retirement (including any Indebtedness that has been defeased) of any other Indebtedness since the first day of the Reference Period as if such Indebtedness was Incurred or retired at the beginning of the Reference Period;

(3)	the execution or termination of any management agreement pursuant to which Boyd Gaming or any Restricted Subsidiary was or will be paid a management fee since the first day of the Reference Period including any execution or termination which will be effective contemporaneously with the Incurrence of such Indebtedness, as if such execution or termination occurred at the beginning of the Reference Period; and

(4)	the acquisition or disposition of any Property or any company or business by Boyd Gaming or any Restricted Subsidiary since the first day of the Reference Period including any acquisition or disposition which will be consummated contemporaneously with the Incurrence of such Indebtedness, as if such acquisition or disposition occurred at the beginning of the Reference Period, including without limitation any net reduction of lease payments in connection with any acquisition of Property and any related income or expense.

For purposes of such computation, with respect to Indebtedness that bears interest at a variable rate, such Indebtedness shall be deemed to bear interest at the applicable interest rate (or weighted average interest rate, if there are multiple applicable interest rates) on the date such Indebtedness is Incurred or repaid.

Notwithstanding the foregoing limitation, Boyd Gaming or any Restricted Subsidiary, as specified below, may Incur the following Indebtedness:

(1)	Indebtedness of Boyd Gaming represented by the Notes to be issued on the date of the Indenture and of the Guarantors under the Note Guarantees;

(2)	Indebtedness of Boyd Gaming or any Restricted Subsidiary outstanding on the Issue Date;

(3)	Indebtedness of Boyd Gaming or any Restricted Subsidiary under the Credit Facility in an aggregate amount outstanding at any time not to exceed the greater of (i) $2.75 billion, and (ii) 4.5 times Consolidated EBITDA during the Reference Period (after giving pro forma effect to the acquisition or disposition of any company or business by the Company or any Restricted Subsidiary since the first day of the Reference Period including any acquisition or disposition which will be consummated contemporaneously with the Incurrence of Indebtedness under this clause (3), as if such acquisition or disposition occurred at the beginning of the Reference Period);

(4)

Indebtedness of Boyd Gaming or a Restricted Subsidiary owing to and held by a Restricted Subsidiary or Boyd Gaming; provided, however, that (A) if Boyd Gaming or any Guarantor is the obligor on such Indebtedness and the payee is not Boyd Gaming or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all obligations then due with respect to the Notes, in the case of Boyd Gaming, or the Note Guarantees, in the case of a Guarantor; (B) any subsequent issuance or transfer of any Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness except to Boyd Gaming or a Restricted Subsidiary shall be deemed in each case to constitute the Incurrence of such Indebtedness by the issuer thereof;

(5)	Indebtedness of Boyd Gaming or a Restricted Subsidiary under Interest Rate Agreements, provided that the obligations under such agreements were entered into in connection with payment obligations on Indebtedness otherwise permitted by the terms of this covenant;

(6)	Indebtedness of Boyd Gaming or a Restricted Subsidiary under Currency Exchange Protection Agreements, provided that such Currency Exchange Protection Agreements were entered into for the purpose of limiting exchange rate risks and not as speculative investments;

(7)	Indebtedness of Boyd Gaming or any Restricted Subsidiary in connection with one or more letters of credit, bankers’ acceptances, worker’s compensation claims, surety bonds, appeal bonds, performance bonds or completion guarantees issued in the ordinary course of business or pursuant to self-insurance and similar obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

(8)	Indebtedness of Boyd Gaming or any Restricted Subsidiary outstanding under Permitted FF&E Financings which are either:

(a)	Non-Recourse Indebtedness of Boyd Gaming and its Restricted Subsidiaries; or

(b)	limited in amount (including all Permitted Refinancing Indebtedness Incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness Incurred pursuant to this clause (8)(b)) for each Gaming Facility owned or leased by Boyd Gaming or any of its Restricted Subsidiaries to the lesser of:

(1)	the amount of FF&E used in such Gaming Facility and financed by such Permitted FF&E Financing; or

(2)	$25.0 million;

(9)	Indebtedness (including Capital Lease Obligations) Incurred by Boyd Gaming or any of its Restricted Subsidiaries to finance (whether prior to or within 270 days after) the acquisition, lease, construction, repair, replacement or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate amount not to exceed the greater of (i) $150.0 million and (ii) 5% of Boyd Gaming’s Consolidated Total Assets;

(10)	Indebtedness consisting of the financing of insurance premiums or take-or-pay obligations contained in supply arrangements;

(11)	Indebtedness arising from agreements of Boyd Gaming or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Person otherwise permitted by this Indenture;

(12)	guarantees incurred in the ordinary course of business supporting obligations of suppliers, lessees and vendors;

(13)

Acquired Debt and any other Indebtedness incurred to finance a merger, consolidation or other acquisition; provided that immediately after giving effect to the incurrence of such Acquired Debt and such other Indebtedness, as the case may be, on a pro forma basis as if such incurrence (and the related merger, consolidation or other acquisition) had occurred at the beginning of the applicable Reference

Period, Boyd Gaming’s Consolidated Fixed Charge Coverage Ratio would be equal or greater than Boyd Gaming’s Consolidated Fixed Charge Coverage Ratio immediately prior to such merger, consolidation or other acquisition;

(14)	Indebtedness of Boyd Gaming to the extent the net proceeds thereof are promptly deposited to defease the Notes as described below under the heading “—Legal Defeasance and Covenant Defeasance”;

(15)	Indebtedness (including under the Credit Facility) of Boyd Gaming or any Restricted Subsidiary not otherwise permitted to be Incurred pursuant to the provisions of the first paragraph of this covenant or this paragraph in an aggregate amount outstanding as of the date of any Incurrence of such Indebtedness not to exceed 7.5% of Boyd Gaming’s Consolidated Total Assets; or

(16)	Permitted Refinancing Indebtedness Incurred by Boyd Gaming or any Restricted Subsidiary in respect of Indebtedness of Boyd Gaming or any Restricted Subsidiary outstanding pursuant to the provisions of the first paragraph of this covenant or clauses (1), (2), (8), (9), (13) and this clause (16) of this paragraph; provided, however, any such Permitted Refinancing Indebtedness may be Incurred up to 90 days prior to the repayment, repurchase or redemption of the Indebtedness being refinanced, redeemed or repaid with such Permitted Refinancing Indebtedness; provided, further, that prior to any repayment, repurchase or redemption of the Indebtedness being refinanced with such Permitted Refinancing Indebtedness, Boyd Gaming or the applicable Restricted Subsidiary may temporarily invest the proceeds of such Permitted Refinancing Indebtedness in Temporary Cash Investments or use the proceeds of such Permitted Refinancing Indebtedness to pay down Indebtedness under the revolving credit portion of the Credit Facility.

For purposes of determining compliance with the “Limitation on Indebtedness” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories described in clauses (1) through (16) above, or is entitled to be Incurred pursuant to the first paragraph of this covenant, Boyd Gaming will be permitted to (a) classify such item of Indebtedness on the date of its Incurrence in any manner that complies with this covenant and (b) divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in clauses (1) through (16) above or as Incurred pursuant to the first paragraph of this covenant. Boyd Gaming may reclassify such Indebtedness from time to time in its sole discretion and may classify any item of Indebtedness in part under one or more of the categories described in clauses (1) through (16) above and/or in part as Indebtedness entitled to be Incurred pursuant to the first paragraph of this section. Notwithstanding the foregoing, Indebtedness outstanding under the Boyd Gaming Credit Facility on the Issue Date, after giving effect to the application of the proceeds from the issuance of the Notes that are applied on the Issue Date, initially will be deemed to have been Incurred on such date under clause (3) of the preceding paragraph, and may later be reclassified.

Accrual of interest, the accretion of principal amount, the payment of interest on any Indebtedness in the form of additional Indebtedness, fair value adjustments to the amount of Indebtedness and the payment of dividends in the form of additional Disqualified Stock or Preferred Stock, as applicable, in each case will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. In addition, a guarantee of Indebtedness of Boyd Gaming or of a Restricted Subsidiary will not constitute a separate Incurrence, or amount outstanding, of Indebtedness so long as the Indebtedness so guaranteed was Incurred in accordance with the terms of this Indenture. Boyd Gaming may rely on internal or publicly reported financial reports even though there may be subsequent adjustments (including review and audit adjustments) to such financial statements. For the avoidance of doubt, any Incurrence of Indebtedness which is based upon or made in reliance on a computation based on such internal or publicly reported financial statements, shall be deemed to continue to comply with the applicable covenant, notwithstanding any subsequent adjustments that may result in changes to such internal or publicly reported financial statements.

Limitation on Layered Indebtedness

Boyd Gaming will not Incur, and will not permit any Guarantor to Incur, any Indebtedness (including any Indebtedness described in clauses (1) through (16) of the second paragraph of the covenant described under the caption “—Limitation on Indebtedness”) that is contractually subordinated in right of payment to any other Indebtedness of Boyd Gaming or such Guarantor, as applicable, unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of Boyd Gaming or any Guarantor solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

Limitation on Restricted Payments

Boyd Gaming shall not make, and shall not permit any Restricted Subsidiary to make, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment:

(1)	a Default or an Event of Default shall have occurred and be continuing;

(2)	Boyd Gaming could not Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described above under the caption “—Limitation on Indebtedness”; or

(3)	the aggregate amount of such Restricted Payment and all other Restricted Payments made from and after July 22, 1997 (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal, without duplication, to the sum of:

(a)	50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from April 1, 1997 to the end of the most recent fiscal quarter ended immediately prior to the date of such Restricted Payment (or, in the case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

(b)	the aggregate proceeds received by Boyd Gaming from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to March 31, 1997 (other than an issuance or sale (i) to a Subsidiary of Boyd Gaming or an employee stock ownership plan or other trust established by Boyd Gaming or any of its Subsidiaries, (ii) pursuant to clauses (3) or (4) in the following paragraph or (iii) in connection with the acquisition of Coast Casinos, Inc.);

(c)	the amount by which Indebtedness of Boyd Gaming or any Restricted Subsidiary is reduced on Boyd Gaming’s balance sheet upon the conversion or exchange (other than an issuance or sale to a Subsidiary of Boyd Gaming or an employee stock ownership plan or other trust established by Boyd Gaming or any of its Subsidiaries) subsequent to March 31, 1997, of any Indebtedness of Boyd Gaming or any Restricted Subsidiary convertible or exchangeable for Capital Stock (other than Disqualified Stock) of Boyd Gaming (less the amount of any cash or other property distributed by Boyd Gaming or any Restricted Subsidiary upon such conversion or exchange);

(d)	the amount equal to the net reduction in Investments that were treated as Restricted Payments subsequent to March 31, 1997 resulting from:

(1)	payments of dividends, repayments of loans or advances or other transfers of assets to Boyd Gaming or any Restricted Subsidiary or the satisfaction or reduction (other than by means of payments by Boyd Gaming or any Restricted Subsidiary) of obligations of other Persons which have been Guaranteed by Boyd Gaming or any Restricted Subsidiary; or

(2)	the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries, in each case such net reduction in Investments being:

(x)	valued as provided in the definition of “Investment”;

(y)	an amount not to exceed the aggregate amount of Investments previously made by Boyd Gaming or any Restricted Subsidiary which were treated as a Restricted Payment when made; and

(z)	included in this clause (d) only to the extent not included in Consolidated Net Income;

(e)	payments of dividends, repayments of loans or advances or other transfers of assets to Boyd Gaming or any Restricted Subsidiary from the Borgata Joint Venture to the extent such dividends, repayments, advances or other transfers exceed $100.0 million; but only to the extent that any such payments are excluded from the computation of Consolidated Net Income and in an aggregate amount not in excess of the amount of Investments in the Borgata Joint Venture that were treated as Restricted Payments when made; and

(f)	$50.0 million.

The provisions of the preceding paragraph shall not prohibit:

(1)	the payment of any dividend within 60 days after the date of its declaration if such dividend could have been paid on the date of its declaration in compliance with the provisions of the Indenture;

(2)	the redemption or repurchase of any Capital Stock or Indebtedness of Boyd Gaming;

(a)	if the holder or beneficial owner of such Capital Stock or Indebtedness is required to qualify under the Gaming Laws and does not so qualify; or

(b)	if necessary in the reasonable, good faith judgment of the Board of Directors, as evidenced by a Board Resolution, to prevent the loss or secure the reinstatement of any Gaming License which if lost or not reinstated, as the case may be, would have a material adverse effect on the business of Boyd Gaming and its Subsidiaries, taken as a whole, or would restrict the ability of Boyd Gaming or any of its Subsidiaries to conduct business in any gaming jurisdiction;

(3)	any purchase, redemption or other acquisition or retirement of Capital Stock of Boyd Gaming made by exchange for, or with proceeds of the sale of, Capital Stock (other than Disqualified Stock) of Boyd Gaming received not more than 90 days before or after such purchase, redemption or other acquisition or retirement of Capital Stock;

(4)	any purchase, redemption or other acquisition or retirement of the Indebtedness of any Person made by exchange for, or with proceeds of the sale of, Capital Stock (other than Disqualified Stock) of Boyd Gaming received not more than 90 days before or after such purchase, redemption or other acquisition or retirement of Indebtedness;

(5)	any purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of Boyd Gaming or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee from the proceeds of Permitted Refinancing Indebtedness Incurred not more than 90 days before or after such repurchase, redemption, defeasance or other acquisition or retirement of such Indebtedness;

(6)	cash payments in lieu of fractional shares issuable as dividends on Capital Stock of Boyd Gaming or any of its Restricted Subsidiaries;

(7)	the redemption or repurchase of any (i) Indebtedness subordinated in right of payment to the Notes or any Note Guarantee, or (ii) Capital Stock of Boyd Gaming, in each case to the extent required by a final non-appealable order or judgment entered by a court or courts of competent jurisdiction;

(8)	the purchase, redemption or other acquisition or retirement of Indebtedness subordinated in right of payment to the Notes or any Note Guarantee (i) with any Excess Proceeds remaining after all Holders have been given the opportunity to tender their Notes for repurchase in accordance with the Indenture if any such subordinated Indebtedness is required to be repurchased pursuant to its respective terms, and (ii) other purchases, redemptions or other acquisition or retirement of Indebtedness subordinated in right of payment to the Notes or any Note Guarantee in an aggregate amount not to exceed $250.0 million in the aggregate;

(9)	so long as no Default or Event of Default has occurred and is continuing, repurchases by Boyd Gaming of its common stock or options, warrants or other securities exercisable or convertible into such common stock (excluding any debt security that is convertible into, or exercisable for, common stock) held by employees, officers, consultants or directors of Boyd Gaming or any of its direct or indirect Subsidiaries upon death, disability or termination of employment or directorship of such employees, officers, consultants or directors not to exceed $10.0 million in the aggregate in any fiscal year, with unused amounts in any fiscal year permitted to be carried over for the next two succeeding fiscal years;

(10)	the repurchase of Capital Stock deemed to occur upon the exercise of stock options to the extent such Capital Stock represents a portion of the exercise price of those stock options;

(11)	the repurchase of Capital Stock upon the vesting of restricted stock, restricted stock units or performance share units to the extent necessary to satisfy tax withholding obligations attributable to such vesting;

(12)	other Investments in an aggregate amount at any time not to exceed 10% of Boyd Gaming’s Consolidated Total Assets (in each case with Investments calculated at the time of such Investment);

(13)	so long as no Default or Event of Default has occurred and is continuing, the repurchase of Indebtedness subordinated in right of payment to the Notes or any Note Guarantee with any Excess Proceeds as provided under “—Repurchase at the Option of Holders—Asset Sales; Event of Loss” or pursuant to provisions requiring such repurchase similar to those described under the caption “—Repurchase at the Option of Holders—Change of Control”; provided that all Notes tendered by Holders in connection with a Change of Control Offer or Prepayment Offer, as applicable, have been repurchased, redeemed or acquired for value; and

(14)	Restricted Payments made on or after the Issue Date pursuant to this clause (14) not to exceed (i) $100.0 million in the aggregate prior to a Peninsula Restricted Subsidiary Designation and (ii) $200.0 million in the aggregate after a Peninsula Restricted Subsidiary Designation.

The full amount of any Restricted Payments made subsequent to March 31, 1997 pursuant to clauses (1) and (2) of the preceding paragraph (but not pursuant to any other clause of the immediately preceding paragraph) shall be included in the calculation of the aggregate amount of Restricted Payments referred to under clause (3) in the first paragraph of this covenant. For the avoidance of doubt, only Restricted Payments made from and after July 22, 1997 pursuant to clauses corresponding to clauses (1) and (2) of the preceding paragraph (but not pursuant to any other clause of any indenture that is or was excluded from the calculation of the aggregate amount of Restricted Payments corresponding to the calculation in clause (3) in the first paragraph of this covenant) shall be included in the calculation of the aggregate amount of Restricted Payments made from and after July 22, 1997 pursuant to clause (3) in the first paragraph of this covenant.

Limitation on liens

Boyd Gaming shall not, and shall not permit any Guarantor to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property, whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, which secures Indebtedness that ranks pari passu with or is subordinated to the Notes unless:

(1)	if such Lien secures Indebtedness that ranks pari passu in right of payment with the notes or any Note Guarantee, the Notes or such Note Guarantee are secured on an equal and ratable basis with the obligations so secured; or

(2)	if such Lien secures Indebtedness that is subordinate in right of payment to the Notes or any Note Guarantee, the Notes or such Note Guarantee are secured on a senior basis to the obligations so secured.

Any lien created for the benefit of the Holders pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien securing such Indebtedness that gave rise to the obligations to secure the Notes or such Note Guarantee under this covenant.

Limitation on dividend and other payment restrictions affecting restricted subsidiaries

Boyd Gaming shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions to Boyd Gaming or any other Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits;

(2)	pay any Indebtedness owed to Boyd Gaming or any other Restricted Subsidiary;

(3)	make loans or advances to Boyd Gaming or any other Restricted Subsidiary;

(4)	transfer any of its Property to Boyd Gaming or any other Restricted Subsidiary,

except for such encumbrances or restrictions existing under or by reason of:

(A)	agreements in effect on the Issue Date;

(B)	applicable law, including rules, regulations or orders issued by any Gaming Authority;

(C)	customary nonassignment provisions in contracts, leases or licenses entered into in the ordinary course of business;

(D)	agreements in existence with respect to a Restricted Subsidiary at the time it is acquired or so designated; provided, however, that such agreements are not entered into in anticipation or contemplation of such designation;

(E)	any agreement or other instrument of a Person whose property, assets or Capital Stock is acquired by Boyd Gaming or any Restricted Subsidiary which agreement or other instrument was in existence at the time of such acquisition (but not created in contemplation thereof); provided that such encumbrance or restriction is not, and will not be, applicable to any Person, or the properties or assets of any Person, other than such acquired Person and its Subsidiaries or such property or assets, including directly-related assets, such as accessions and proceeds so acquired or leased;

(F)	provisions limiting the disposition or distribution of assets or Property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements; which limitation is applicable only to the assets that are the subject of such agreements;

(G)	any restrictions or transfer of property with respect to the transfer of assets secured by a Lien permitted to be Incurred under the provisions of the covenant described above under the caption “—Limitation on Liens”;

(H)	purchase money obligations for Property or equipment acquired for use in the business of Boyd Gaming or any of its Restricted Subsidiaries and Capital Lease Obligations that impose restrictions on the Property or equipment purchased or leased in the ordinary course of business;

(I)	any instrument governing Indebtedness represented by industrial revenue or development bonds issued by a municipality and guaranteed by Boyd Gaming or any of its Restricted Subsidiaries;

(J)	customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business;

(K)	any restriction on cash or other deposits or net worth imposed by customers or lessors or required by insurance, surety or bonding companies, in each case under contracts entered into in the ordinary course of business; or

(L)	any encumbrances or restrictions of the type referred to in clauses (1), (2) (3) and (4) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (A) through (K) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Boyd Gaming, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this covenant (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to pay dividends or make other distributions on Capital Stock and (ii) the subordination of loans or advances made to Boyd Gaming or a Restricted Subsidiary to other Indebtedness Incurred by Boyd Gaming or any such Restricted Subsidiary shall not be deemed a restriction on the ability to pay indebtedness owed or to make loans or advances.

Nothing contained in this covenant shall prevent Boyd Gaming or any Restricted Subsidiary from granting any Lien permitted by the covenant described above under the caption “—Limitation on Liens.”

Limitation on transactions with affiliates

Boyd Gaming shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, lease or exchange of any Property, the making of any Investment, the giving of any Guarantee or the rendering or receiving of any service) with, from or for the benefit of any Affiliate, any Related Person or any officer or director of any Affiliate or a Related Person involving aggregate consideration in excess of $25.0 million (an “Affiliate Transaction”) unless:

(1)

the terms of such Affiliate Transaction are in writing, in the best interest of Boyd Gaming or such Restricted Subsidiary, as the case may be, and at least as favorable to Boyd Gaming or such Restricted

Subsidiary, as the case may be, as those that could be obtained at the time of such Affiliate Transaction in a similar transaction in arm’s-length dealings with a Person who is not such an Affiliate, Related Person or officer or director of an Affiliate or Related Person;

(2)	with respect to each Affiliate Transaction involving aggregate payments to either party in excess of $50.0 million, such Affiliate Transaction was approved by a majority of the disinterested members of the Board of Directors and that such Affiliate Transaction complies with clause (1); and

(3)	with respect to each Affiliate Transaction involving aggregate payments in excess of $100.0 million, Boyd Gaming delivers to the Trustee an opinion letter from an Independent Advisor to the effect that such Affiliate Transaction is fair, from a financial point of view;

provided, however, that the foregoing limitation shall not apply for so long as Boyd Gaming’s common stock is listed for trading on the New York Stock Exchange or NYSE Amex Equities or is quoted on the National Association of Securities Dealers Automated Quotation System and designated as a “national market system security.”

Notwithstanding the foregoing limitations, Boyd Gaming or any of its Restricted Subsidiaries may enter into or suffer to exist the following:

(1)	any transaction pursuant to any contract in existence on the Issue Date;

(2)	any Restricted Payment permitted to be made pursuant to the covenant described above under the caption “—Limitation on Restricted Payments”;

(3)	any transaction or series of transactions between Boyd Gaming and one or more of its Restricted Subsidiaries or between two or more of its Restricted Subsidiaries;

(4)	the pledge of the Capital Stock of any Unrestricted Subsidiary or joint venture to secure the Indebtedness of any such Person;

(5)	the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of, indemnity provided on behalf of, and reimbursement of expense to, officers, directors, employees or consultants of Boyd Gaming or any of its Restricted Subsidiaries;

(6)	any Permitted Investment and any other Investment made by Boyd Gaming or any of its Restricted Subsidiaries other than an Investment in a holder of 10% or more of the Capital Stock of Boyd Gaming or an Investment in an entity controlled by a holder of 10% or more of the Capital Stock of Boyd Gaming (other than indirect control by reason of such holder’s ownership of Capital Stock of Boyd Gaming); and

(7)	transactions pursuant to agreements existing on the Issue Date and any modification thereto or any transaction contemplated thereby in any replacement agreement therefor so long as such modification or replacement is not more disadvantageous to Boyd Gaming or any of its Restricted Subsidiaries in any material respect than the respective agreement existing on the Issue Date.

Limitation on status as an investment company

Boyd Gaming shall not, and shall not permit any of its Restricted Subsidiaries to, become an “investment company” (as that term is defined in the Investment Company Act of 1940, as amended), to the extent such status would subject Boyd Gaming or any such Subsidiary to regulation under the Investment Company Act, except for Subsidiaries established for the purpose of financing the operating businesses of Boyd Gaming and its Subsidiaries.

Merger, consolidation and sale of assets

Boyd Gaming shall not merge or consolidate with or into any other entity (other than a merger or consolidation of a Restricted Subsidiary with or into Boyd Gaming) or in one transaction or a series of related transactions sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its Property unless:

(1)	the entity formed by or surviving any such consolidation or merger (if Boyd Gaming is not the surviving entity) or the Person to which such sale, assignment, transfer, lease or conveyance is made (the “Successor”):

(a)	shall be a Person (other than an individual) organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such Person expressly assumes, by supplemental indenture, executed and delivered to the Trustee by such Person, the due and punctual payment of the principal, premium, if any, interest and Additional Interest, if any, on all the Notes and the due and punctual performance and observance of all the covenants, conditions and obligations under the Notes, the Indenture to be performed by Boyd Gaming; provided, that if any Successor is not a corporation, there shall be a co-issuer that is a corporation; and

(b)	the Successor shall have all Gaming Licenses required to operate all Gaming Facilities to be owned by such Successor;

In connection with any such supplemental indenture, Boyd Gaming shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, transfer, lease or conveyance and such supplemental indenture, if any, complies with this Indenture, and such Opinion of Counsel shall also state that such supplemental indenture constitutes the legal, valid and binding obligation of such Successor.

(2)	in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all of Boyd Gaming’s Property, such Property shall have been transferred as an entirety or virtually as an entirety to any Person;

(3)	immediately before and after giving effect to such transaction or series of transactions on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; and

(4)	immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness Incurred or anticipated to be Incurred in connection with such transaction or series of transactions), Boyd Gaming or the Successor, as the case may be, would be able to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described above under the caption “—Limitation on Indebtedness.”

Business activities

Boyd Gaming will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than a Core Business, except to such extent as would not be material to Boyd Gaming and its Restricted Subsidiaries taken as a whole.

Additional note guarantees

If Boyd Gaming or any of its Restricted Subsidiaries acquires or creates a Significant Subsidiary, or any non-Guarantor Restricted Subsidiary becomes a Significant Subsidiary after the date of the Indenture, then such Restricted Subsidiary shall become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel satisfying the requirements of Section 12.04 and 12.05 of the Indenture and stating that such supplemental Indenture constitutes the legal, valid and binding obligations of such Guarantor within 30 days following the date on which it was acquired, created or otherwise became a Significant Subsidiary (or such longer period as may be required to obtain any necessary approvals under applicable Gaming Laws or other regulatory requirements). Any Subsidiary that does not constitute a Significant Subsidiary need not become a Guarantor unless and until such time as it becomes a Significant Subsidiary. Notwithstanding the foregoing, to the extent any Significant Subsidiary is subject to the terms of any instrument governing Acquired Debt, as in effect at the time of acquisition which instrument or restriction prohibits such Significant Subsidiary from issuing a Guarantee, such Significant Subsidiary shall not be required to execute such a supplemental indenture until it is permitted to issue such Guarantee pursuant to the terms of such Acquired Debt. Boyd Gaming shall use reasonable commercial efforts to obtain all approvals of any Gaming Authority necessary to permit any Significant Subsidiary to become a Guarantor as promptly as practicable.

Designation of restricted and unrestricted subsidiaries

The Board of Directors may designate any Restricted Subsidiary and any newly acquired or newly formed Subsidiary to be an Unrestricted Subsidiary; provided that:

(1)	such designation would not cause a Default;

(2)	such Subsidiary has no Indebtedness other than Qualified Non-Recourse Debt;

(3)	such Subsidiary does not own any Capital Stock or Indebtedness of or own or hold any lien on any Property of Boyd Gaming or any other Subsidiary of Boyd Gaming that is not a Subsidiary of the Subsidiary to be so designated; and

(4)	such Subsidiary is not a Significant Subsidiary.

If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Boyd Gaming and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Limitation on Restricted Payments” or under one or more clauses of the definition of Permitted Investment, as determined by Boyd Gaming. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of Boyd Gaming as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that (i) such designation complied with the preceding conditions and (ii) was permitted by the covenant described above under the caption “—Limitation on Restricted Payments” and giving the effective date of such designation, such filing with the Trustee to occur within 75 days after the end of the fiscal quarter of Boyd Gaming in which such designation is made (or, in the case of a designation made during the last fiscal quarter of the fiscal year, within 120 days after the end of such fiscal year). If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be Incurred by a Restricted Subsidiary of Boyd Gaming as of such date and, if such Indebtedness is not permitted to be Incurred as of such date under the covenant described under the caption “—Limitation on Indebtedness”, Boyd Gaming will be in default of such covenant.

The Board of Directors may at any time designate, or redesignate, any Unrestricted Subsidiary to be a Restricted Subsidiary of Boyd Gaming (with notice to the Trustee); provided that such designation, or redesignation, will be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of Boyd Gaming of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation, or redesignation, will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Limitation on Indebtedness”, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable Reference Period and (2) no Default or Event of Default would be in existence following such designation or redesignation.

As of the Issue Date, each of: Boyd Acquisition I, LLC, a Delaware limited liability company, Boyd Acquisition II, LLC, a Delaware limited liability company, OED Acquisition, LLC, a Delaware limited liability company, Peninsula Gaming, LLC, a Delaware limited liability company, BYDSSE Gaming, LLC, a Florida limited liability company, Boyd Interactive Gaming, a Nevada corporation, and each Subsidiary of each such Person is an Unrestricted Subsidiary. For the avoidance of doubt, as of the Issue Date, Borgata Joint Venture is not a Restricted Subsidiary.

Reports

Whether or not required by the Commission, so long as any Notes are outstanding, Boyd Gaming will furnish to the Trustee and the Holders of Notes, within 15 days after the time periods specified in the Commission’s rules and regulations:

(1)	all quarterly and annual reports, including financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Boyd Gaming were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by Boyd Gaming’s certified independent accountants; and

(2)	all current reports that would be required to be filed with the Commission on Form 8-K if Boyd Gaming were required to file such reports.

Whether or not required by the Commission, Boyd Gaming will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and will post the reports on its website within those time periods. If, at any time Boyd Gaming is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Boyd Gaming will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the Commission within the time periods specified above unless the Commission will not accept such a filing. Boyd Gaming will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept Boyd Gaming’s filings for any reason, Boyd Gaming will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if Boyd Gaming were required to file those reports with the Commission.

Notwithstanding the foregoing, Boyd Gaming will be deemed to have furnished such reports referred to above to the Trustee and the Holders of the Notes if (i) Boyd Gaming has filed (or, in the case of a Form 8-K, furnished) such reports with the Commission via the EDGAR filing system and such reports are publicly available, or (ii) the reports are posted and publicly available on the Boyd Gaming website. Delivery of such reports, information and documents to the Trustee pursuant to this Section is for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Boyd Gaming’s compliance with any of its covenants under the Indenture (as to which the Trustee is entitled to certificates).

Events of default and remedies

Each of the following is an “Event of Default”:

(1)	default with respect to payment of interest (including Additional Interest, if any) on any of the Notes when it becomes due and payable, and the continuance of such default for a period of 30 days;

(2)	default with respect to payment of principal or premium, if any, on any of the Notes when due at maturity, upon acceleration, required purchase or otherwise;

(3)	failure by Boyd Gaming to observe, perform or comply with the covenants and agreements in the covenant described above under the caption “—Merger, Consolidation and Sale of Assets”;

(4)	failure by Boyd Gaming or any Guarantor to observe, perform or comply with any of the other covenants and agreements in the Indenture, the Notes or the Note Guarantees and such failure to observe, perform or comply continues for a period of 60 days after receipt by Boyd Gaming of a written notice from the Trustee or Holders of not less than 30% in aggregate principal amount of the Notes (including any additional notes, if any) then outstanding;

(5)	Indebtedness of Boyd Gaming or any Restricted Subsidiary is not paid when due or within any applicable grace period or is accelerated by the holders thereof and, in either case, the total amount of such unpaid or accelerated Indebtedness exceeds $75.0 million;

(6)	the entry by a court of competent jurisdiction of one or more judgments or orders against Boyd Gaming or any Restricted Subsidiary in an uninsured aggregate amount in excess of $75.0 million and such judgment or order is not discharged, waived, stayed or satisfied for a period of 60 consecutive days after such judgment or judgments become final and non-appealable;

(7)	certain events of bankruptcy, insolvency or reorganization described in the Indenture affecting Boyd Gaming or any Guarantor that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;

(8)	except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person controlling such Guarantor, denies or disaffirms its obligations under its Note Guarantee, and such default continues for a period of 30 days; and

(9)	any revocation, suspension or loss of any Gaming License which results in the cessation of business for a period of more than 90 consecutive days of the business of any Gaming Facility or Gaming Facilities owned, leased or operated directly by Boyd Gaming or any of its Restricted Subsidiaries, which, taken together, collectively contribute more than 10% of Boyd Gaming’s Consolidated EBITDA (other than any voluntary relinquishment of a Gaming License if such relinquishment is, in the reasonably good faith judgment of the Board of Directors and evidenced by a Board Resolution, desirable in the conduct of the business of Boyd Gaming and its Subsidiaries, taken as a whole).

A Default under clauses (5), (6) or (9) above is not an Event of Default until the Trustee or Holders of not less than 30% in aggregate principal amount of the Notes notify Boyd Gaming of the Default; provided that any Default under clause (5) above resulting from a default or acceleration with respect to Indebtedness will not be considered an Event of Default if such default or acceleration is cured or annulled, respectively, within 30 days of the receipt by Boyd Gaming of the abovementioned notice of Default from the Trustee or Holders of not less than 30% in aggregate principal amount of the Notes.

Boyd Gaming shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default, its status and what action Boyd Gaming and/or any Guarantor is taking or proposes to take with respect thereto.

The Indenture provides that the Trustee, within 90 days after the occurrence of any continuing Default or Event of Default that is known to the Trustee, will give notice to the Holders; provided, however, that, except in the case of a default in payment of principal of or interest on the Notes, the Trustee may withhold such notice as long as it in good faith determines that such withholding is in the interest of the Holders.

Subject to the last paragraph of “Events of Default and Remedies”, the Indenture provides that if an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization described in clause (7) above) shall have occurred and be continuing, the Trustee or the Holders of not less than 30% in aggregate principal amount of the Notes then outstanding may accelerate the maturity of all the Notes by a notice in writing to the Company (and to the Trustee, if given by the Holders) specifying the Event of Default and that it is a “notice of acceleration” and on the fifth business day after delivery of such notice, the principal amount, together with any accrued and unpaid interest and premium and Additional Interest, if any, on all of the Notes then outstanding will become immediately due and payable. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization described in clause (7) above shall occur, the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders.

The Holders of a majority in aggregate principal amount of the Notes then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to certain limitations specified in the Indenture.

The Holders of a majority in aggregate principal amount of the then outstanding Notes (including any additional notes, if any) voting in a single class by written notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium or Additional Interest, if any, or interest on the Notes.

No Holder will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless:

(1)	such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

(2)	Holders of at least 30% in aggregate principal amount of the Notes then outstanding shall have made written request and offered indemnity satisfactory to the Trustee to institute such proceeding as a trustee; and

(3)	the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

However, such limitations do not apply to a suit instituted by a Holder for enforcement of payment of the principal of and premium and Additional Interest, if any, or interest on such Holder’s note on or after the respective due dates expressed in such note (including in connection with an offer to purchase).

Notwithstanding any other provision of the indenture, the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations described above under the heading “—Reports”, and for any failure to comply with the requirements of Section 314(a) of the Trust Indenture Act, will for the 365 days after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the principal amount of the notes at a rate equal to 0.50% per annum. The Additional Interest will be payable in the same manner and subject to the same terms as other interest payable under the indenture. The Additional Interest will accrue on all outstanding notes from and including the date on which an Event of Default relating to a failure to comply with the reporting obligations described above under the heading “—Reports” or Section 314(a) of the Trust Indenture Act first occurs to but excluding the 365th day thereafter (or such earlier date on which the Event of Default relating to such reporting obligations is cured or waived). If the Event of Default resulting from such failure to comply with the reporting obligations is continuing on such 365th day, such Additional Interest will cease to accrue and the notes will be subject to the other remedies provided under the heading “—Events of Default and Remedies.”

No personal liability of directors, officers, employees and stockholders

No director, officer, employee, incorporator or stockholder of Boyd Gaming or any Guarantor, as such, will have any liability for any obligations of Boyd Gaming or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

Boyd Gaming may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1)	the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest, Additional Interest or premium, if any, on such Notes when such payments are due from the trust referred to below;

(2)	Boyd Gaming’s obligations with respect to the Notes concerning issuing temporary notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the Trustee, and Boyd Gaming’s and the Guarantors’ obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the Indenture.

In addition, Boyd Gaming may, at its option and at any time, elect to have the obligations of Boyd Gaming and the Guarantors released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events with respect to Boyd Gaming) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)

Boyd Gaming must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination of cash in U.S. dollars and non-callable U.S. Government Obligations, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, interest, Additional Interest and premium, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and Boyd Gaming must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2)	in the case of Legal Defeasance, Boyd Gaming has delivered to the Trustee an Opinion of Counsel confirming that:

(a)	Boyd Gaming has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b)	since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, Boyd Gaming has delivered to the Trustee an Opinion of Counsel confirming that the beneficial owners of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from (a) the borrowing of funds to be applied to such deposit or (b) the repayment of other Indebtedness being repaid concurrently);

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which Boyd Gaming or any of the Guarantors is a party or by which Boyd Gaming or any of the Guarantors is bound;

(6)	Boyd Gaming must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by Boyd Gaming with the intent of preferring the Holders of Notes over the other creditors of Boyd Gaming with the intent of defeating, hindering, delaying or defrauding creditors of Boyd Gaming or others; and

(7)	Boyd Gaming must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as applicable, have been complied with.

Amendment, supplement and waiver

Except as provided in the next three succeeding paragraphs, the Indenture, the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes (including additional notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture, the Notes or the Note Guarantees, may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer, exchange offer for, or purchase of, the Notes).

Without the consent of each Holder of Notes affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1)	reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)	reduce the rate of or extend the time for payment of interest on any Note;

(3)	reduce the principal of or extend the stated maturity of any Note;

(4)	reduce the premium payable upon the redemption of any note, waive a redemption payment with respect to any note or change the time at which a note may be redeemed (other than provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”);

(5)	impair the right of any Holder to receive payment of principal of, or interest, premium or Additional Interest, if any, on the Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes, except (i) a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, (ii) a waiver of the payment default that resulted from such acceleration, and (iii) any waiver or modification of the obligation to make an offer to purchase as a result of a Change of Control prior to the occurrence of such Change of Control;

(6)	make any note payable in money other than that stated in the Notes;

(7)	make any change in the provisions of the Indenture relating to waivers of past Defaults; or

(8)	make any change in the preceding amendment and waiver provisions.

In addition, any amendment which releases any Guarantor from its obligations under any Note Guarantee (except as specified in the Guaranty release provisions contained in the Indenture prior to any such amendment) will require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding.

Notwithstanding the preceding, without the consent of any Holder of Notes, Boyd Gaming, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes or the Note Guarantees to, among other things:

(1)	to cure any ambiguity, defect, mistake, omission or inconsistency as evidenced in an Officer’s Certificate;

(2)	to provide for the assumption of Boyd Gaming’s or a Guarantor’s obligations to Holders of Notes and Note Guarantees, as applicable, in the case of a merger or consolidation or sale of all or substantially all of Boyd Gaming’s or such Guarantor’s assets, as applicable;

(3)	to provide for uncertificated Notes in addition to or in place of certificated Notes;

(4)	to add any Note Guarantees with respect to the Notes and to release such Note Guarantees when required or permitted by the terms of the Indenture;

(5)	to secure the Notes;

(6)	to add to the covenants of Boyd Gaming or any Guarantor for the benefit of the Holders of the Notes or the Note Guarantees or to surrender any right or power conferred upon Boyd Gaming or any Guarantor;

(7)	to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder of Notes in the good faith opinion of Boyd Gaming;

(8)	to comply with the requirements of applicable Gaming Laws or to provide for requirements imposed by applicable Gaming Authorities;

(9)	to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(10)	to conform the text of the Indenture, the Notes or the Note Guarantees to any provision of the “Description of Notes” contained in any prospectus or supplemental prospectus relating to the initial offering of all or any series of the Notes, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture or such Notes (as evidenced by an Officers’ Certificate of the Company);

(11)	to provide for the issuance of additional notes in accordance with the limitations set forth in the Indenture on the Issue Date; and

(12)	remove redemption provisions included in any additional Notes that are no longer in effect.

The consent of the Holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment, supplement, or waiver of the Indenture becomes effective, Boyd Gaming is required to mail to the Holders of Notes affected thereby a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all Holders of Notes, or any defect therein, will not impair or affect the validity of any such amended or supplemented Indenture or waiver.

Satisfaction and discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1)	either:

(a)	all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to Boyd Gaming, have been delivered to the Trustee for cancellation; or

(b)	all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year and Boyd Gaming or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination of cash in U.S. dollars and non-callable U.S. Government Obligations, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest and Additional Interest, if any, to the date of maturity or redemption;

(2)	other than with respect to a discharge when the Notes have become due and payable, no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default or Event of Default resulting from (i) the borrowing of funds to be applied to such deposit or (ii) the repayment of other Indebtedness being repaid concurrently) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Boyd Gaming or any Guarantor is a party or by which Boyd Gaming or any Guarantor is bound;

(3)	Boyd Gaming or any Guarantor has paid or caused to be paid all other sums payable by it under the Indenture; and

(4)	Boyd Gaming has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, Boyd Gaming must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Upon compliance with the foregoing, the Trustee shall execute such instrument(s) as reasonably requested by Boyd Gaming acknowledging the satisfaction and discharge of all of Boyd Gaming’s and the Guarantors’ obligations under the Notes and the Indenture.

Concerning the Trustee

If the Trustee becomes a creditor of Boyd Gaming or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. The Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional information

Anyone who receives this offering memorandum may obtain a copy of the Indenture without charge by writing to Boyd Gaming Corporation, 3883 Howard Hughes Parkway, 9th Floor, Las Vegas, NV 89169, Attention: General Counsel.

Book-entry, delivery and form

The Notes will be initially issued in the form of one or more notes in global form without interest coupons (the “Global Notes”) registered in the name of The Depository Trust Company (“DTC”) or its nominee.

Upon the issuance of a Global Note, DTC or its nominee will credit the accounts of Persons holding through it with the respective principal amounts of the Notes represented by such Global Note purchased by such Persons in the offering. Such accounts shall be designated by the initial purchasers. Ownership of beneficial interests in a Global Note will be limited to Persons that have accounts with DTC (“Participants”) or Persons that may hold interests through Participants. The Notes will be issued in registered, global form in minimum denominations of $1,000 and minimum integral multiples of $1,000 in excess thereof.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interest in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form. In addition, transfers of beneficial interest in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct and indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

So long as the Holder of a Global Note is the registered owner of any Notes, the Holder of such Global Note will be considered the sole Holder under the Indenture of any notes evidenced by the Global Notes. Beneficial owners of Notes evidenced by the Global Notes will not be considered the owners or Holders of the Notes under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither Boyd Gaming nor the Trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC relating to the Notes.

Depository procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Boyd Gaming takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters. However, Boyd Gaming will remain responsible for any actions DTC, Euroclear and Clearstream and their respective participants take in accordance with instructions provided by Boyd Gaming.

DTC has advised Boyd Gaming that DTC is a limited-purpose trust company created to hold securities for the Participants and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised Boyd Gaming that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes; and

(2)	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. Prospective purchasers are advised that the laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of

Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Payments in respect of the principal of, and interest, Additional Interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, Boyd Gaming and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither Boyd Gaming, the Trustee nor any agent of Boyd Gaming or the Trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised Boyd Gaming that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or Boyd Gaming. Neither Boyd Gaming nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and Boyd Gaming and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised Boyd Gaming that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or

Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC, Euroclear and Clearstream each reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither Boyd Gaming nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of global notes for certificated notes

A Global Note is exchangeable for Certificated Notes if:

(1)	Boyd Gaming delivers to the Trustee notice from DTC that (a) it is unwilling or unable to continue as depositary for the Global Notes or (b) it has ceased to be a clearing agency registered under the Exchange Act and, in either case, Boyd Gaming fails to appoint a successor depositary; or

(2)	there has occurred and is continuing an Event of Default with respect to the Notes;

then, upon surrender by a Holder of its Global Note, Notes in such form will be issued to each Person that the Holder of the Global Note and DTC identify as being the beneficial owner of the related Notes. In addition, beneficial interests in Global Notes may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interest in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Neither Boyd Gaming nor the Trustee will be liable for any delay by the Global Note Holder or DTC in identifying the beneficial owners of notes and Boyd Gaming and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Holder of the Global Note or DTC for all purposes.

Exchange of certificated notes for global notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor complies with the applicable provisions in the Indenture.

Same-day settlement and payment

Boyd Gaming will make, or cause to be made, payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Additional Interest, if any) by wire transfer of immediately available funds to the accounts specified by the Holder of the Global Note. All other payments on the Notes will be made at the office or agency of the paying agent and registrar within the United States unless Boyd Gaming elects to make payments by check mailed to the Holders at their address set forth in the register of Holders. The Notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised Boyd Gaming that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Governing law

The Indenture will provide that it and the Notes are governed by, and construed in accordance with, the laws of the State of New York.

Certain definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person, (1) Indebtedness of another Person and any of such other Person’s Subsidiaries existing at the time such other Person becomes a Subsidiary of the specified Person or at the time it merges or consolidates with the specified Person or any of the specified Person’s Subsidiaries or is assumed by the specified Person or any Subsidiary of the specified Person in connection with the acquisition of assets from such other Person and (2) Indebtedness secured by a Lien encumbering any asset acquired by the specified Person, in each case, to the extent that such Indebtedness is not Incurred by the specified Person or any Subsidiary of the specified Person or such other Person in connection with, or in anticipation or contemplation of, such other Person becoming a Subsidiary of the specified Person or such acquisition, merger or consolidation.

“Additional Assets” means:

(1)	any Property (other than cash, cash equivalents or securities) to be owned by Boyd Gaming or a Restricted Subsidiary and used in a Related Business;

(2)	the costs of improving, restoring, replacing or developing any Property owned by Boyd Gaming or a Restricted Subsidiary which is used or usable in a Related Business; or

(3)	Investments in any other Person engaged primarily in a Related Business (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary and satisfies the requirements for a Restricted Subsidiary set forth below in the definition of “Restricted Subsidiary.”

“Additional Interest” means all amounts, if any, payable pursuant to the provisions relating to additional interest described above under the heading “—Events of Default and Remedies” as the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations described above under the heading “—Reports”, and for any failure to comply with the requirements of Section 314(a) of the Trust Indenture Act.

“Affiliate” means, with respect to any Person, a Person:

(1)	which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person;

(2)	which directly or indirectly through one or more intermediaries beneficially owns or holds 10% or more of any class of the Voting Stock of such Person (or a 10% or greater equity interest in a Person which is not a corporation); or

(3)	of which 10% or more of any class of the Voting Stock (or, in the case of a Person which is not a corporation, 10% or more of the equity interest) is beneficially owned or held directly or indirectly through one or more intermediaries by such Person.

The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Premium” means, with respect to any note on any redemption date, the greater of:

(1)	1.0% of the principal amount of the note; or

(2)	the excess of:

(a)	the present value at such redemption date of (i) the redemption price of the note at May 15, 2018 (such redemption price being set forth in the table appearing under the caption “—Optional Redemption”) plus (ii) all required interest payments due on the note through May 15, 2018 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)	the principal amount of the note, if greater.

Applicable Premium shall be determined by Boyd Gaming, and the Trustee shall have no obligation to confirm or verify such determination.

“Asset Sale” means the sale, conveyance, transfer, lease or other disposition, whether in a single transaction or a series of related transactions (including, without limitation, dispositions pursuant to Sale/Leaseback Transactions or pursuant to the merger of Boyd Gaming or any of its Restricted Subsidiaries with or into any person other than Boyd Gaming or one of its Restricted Subsidiaries), by Boyd Gaming or one of its Restricted Subsidiaries to any Person other than Boyd Gaming or one of its Restricted Subsidiaries of:

(1)	any of the Capital Stock or other ownership interests of any Restricted Subsidiary of Boyd Gaming (other than directors’ qualifying shares or shares required by law to be held by a Person other than Boyd Gaming or a Restricted Subsidiary); or

(2)	any other Property of Boyd Gaming or any Property of its Restricted Subsidiaries, in each case not in the ordinary course of business of Boyd Gaming or such Restricted Subsidiary.

Notwithstanding the foregoing, the following items will not be deemed to be Asset Sales:

(A)	any single transaction or series of related transactions that involves assets having a Fair Market Value of $100.0 million or less;

(B)	any issuance or other such disposition of Capital Stock or other ownership interests of any Restricted Subsidiary to Boyd Gaming or another Restricted Subsidiary;

(C)	any such disposition of property between or among Boyd Gaming and its Restricted Subsidiaries;

(D)	the sale or other disposition of cash or Temporary Cash Investments;

(E)	any exchange of like Property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Related Business;

(F)	a Restricted Payment that is permitted by the covenant described above under the caption “—Certain Covenants—Limitation on Restricted Payments” or a Permitted Investment;

(G)	the disposition of all or substantially all of the assets of Boyd Gaming in a manner permitted pursuant to the provisions described under “—Certain Covenants—Merger, Consolidation and Sale of Assets” or any disposition that constitutes a Change of Control;

(H)	the sale or discount, in each case without recourse (direct or indirect), of accounts receivable arising in the ordinary course of business of Boyd Gaming or such Restricted Subsidiary, as the case may be, but only in connection with the compromise or collection thereof;

(I)	sales or grants of licenses or sublicenses to use trademarks, know-how, patents and any other intellectual property or intellectual property rights to the extent not materially interfering with the business of Boyd Gaming and its Restricted Subsidiaries;

(J)	dispositions that occur in the ordinary course of Boyd Gaming’s or a Restricted Subsidiary’s business in connection with Permitted Liens;

(K)	any sale of inventory or other assets or any disposition of any obsolete, damaged or worn out property, equipment or assets (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Board of Directors, no longer economically practicable to maintain or useful in the conduct of the business of Boyd Gaming and its Restricted Subsidiaries);

(L)	the disposition of receivables in connection with the compromise, settlement or collection thereof;

(M)	foreclosures, condemnation or any similar action on assets or the granting of Liens permitted by the covenant described above under the caption “—Certain Covenants—Limitation on Liens”; or

(N)	any surrender or waiver of contractual rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind that occur in the ordinary course of Boyd Gaming’s or any Restricted Subsidiary’s business.

“Attributable Indebtedness” means Indebtedness deemed to be Incurred in respect of a Sale/Leaseback Transaction and shall be, at the date of determination, the present value (discounted at the actual rate of interest implicit in such transaction, compounded annually), of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

“Board of Directors” means the Board of Directors of Boyd Gaming or any committee thereof duly authorized to act on behalf of such Board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of Boyd Gaming to have been duly adopted by the Board of Directors, to be in full force and effect on the date of such certification and delivered to the Trustee.

“Borgata Joint Venture” means Marina District Development Holding Co., LLC and its successors and assigns.

“Boyd Gaming Family” means William S. Boyd, any direct descendant or spouse of such person, or any direct descendant of such spouse, and any trust or other estate in which each person who has a beneficial interest, directly or indirectly through one or more intermediaries, in Capital Stock of Boyd Gaming is one of the foregoing persons.

“Capital Lease Obligations” means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP. For purposes of “—Certain Covenants—Limitation on Liens”, Capital Lease Obligations shall be deemed secured by a Lien on the Property being leased. For the avoidance of doubt, any lease obligation that would not be required to be classified and accounted for as a capital lease obligation under GAAP as in effect as of the Issue Date shall not be treated as a Capital Lease Obligation even if such lease obligation would be required to be classified and accounted for as a capital lease obligation under generally accepted accounting principles in the United States as in effect at any time after the Issue Date, whether such lease obligation was entered into before or after the Issue Date.

“Capital Stock” means, with respect to any Person, any and all shares or other equivalents (however designated) of corporate stock, partnership interests or any other participation, right, warrants, options or other interest in the nature of an equity interest in such Person, but excluding any debt security convertible or exchangeable into such equity interest.

A “Change of Control” shall be deemed to occur if:

(1)	any “person” or “group” (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders and other than a Restricted Subsidiary, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a Person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of 50% or more of the total voting power of all classes of the Voting Stock of Boyd Gaming and/or warrants or options to acquire such Voting Stock, calculated on a fully diluted basis; provided that for purposes of this clause (1), the members of the Boyd Gaming Family shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the “parent corporation”) so long as the members of the Boyd Gaming Family beneficially own (as so defined), directly or indirectly through one or more intermediaries, in the aggregate 50% or more of the total voting power of the Voting Stock of the parent corporation;

(2)	the sale, lease, conveyance or other transfer of all or substantially all of the Property of Boyd Gaming (other than to any Restricted Subsidiary), determined on a consolidated basis, shall have occurred;

(3)	the stockholders of Boyd Gaming shall have approved any plan of liquidation or dissolution of Boyd Gaming; or

(4)	Boyd Gaming consolidates with or merges into another Person or any Person consolidates with or merges into Boyd Gaming in any such event pursuant to a transaction in which the outstanding Voting Stock of Boyd Gaming is reclassified into or exchanged for cash, securities or other property, other than any such transaction where:

(a)	the outstanding Voting Stock of Boyd Gaming is reclassified into or exchanged for Voting Stock of the surviving corporation that is Capital Stock; and

(b)	the holders of the Voting Stock of Boyd Gaming immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation immediately after such transaction in substantially the same proportion as before the transaction.

“Change of Control Time” means the earlier of the public announcement of (1) a Change of Control or (2) (if applicable) our intention to effect a Change of Control.

“Change of Control Triggering Event” means both a Change of Control and a Rating Decline with respect to the Notes; provided, however, that a Change of Control Triggering Event shall not be deemed to have occurred if (i) at the Change of Control Time the Notes have Investment Grade Status and (ii) Boyd Gaming effects defeasance of the Notes pursuant to the provisions of the Indenture prior to a Rating Decline.

“Consolidated EBITDA” means, for any period, without duplication, the sum of:

(1)	Consolidated Net Income;

(2)	to the extent Consolidated Net Income has been reduced thereby: (A) Consolidated Fixed Charges; (B) provisions for taxes based on income; (C) consolidated depreciation expense; (D) consolidated amortization expense; (E) all preopening expenses paid or accrued; and (F) other noncash items reducing Consolidated Net Income, and minus other noncash items increasing Consolidated Net Income; and

(3)	an estimate of the amount (determined in good faith by Boyd Gaming) of business interruption insurance expected to be collected with respect to such period, whether or not (A) any applicable insurance carrier has designated all or any portion of any expected recovery as attributable to business interruption coverage as opposed to other types of coverage, and (B) the affected operations are classified as discontinued operations or any such operations have been or are being disposed of, minus any business interruption insurance received or expected to be received and included in the calculation of Consolidated Net Income for such period;

all as determined on a consolidated basis for Boyd Gaming and its Restricted Subsidiaries in conformity with GAAP;

provided that, (i) from and after the date Boyd Gaming and any of its Restricted Subsidiaries enters into any management agreement pursuant to which such Person is paid management fees, such management fees shall be annualized, and (ii) with respect to each Project, from and after the date of any Project Opening, that portion of the Consolidated EBITDA which is attributable to the applicable Project owned and operated by Boyd Gaming or any of its Restricted Subsidiaries shall be annualized. In computing such annualization, for the period from and after entering into any management agreement or from and after any Project Opening, as applicable, until the end of the fourth full fiscal quarter thereafter shall be treated as one accounting period and annualized.

“Consolidated Fixed Charge Coverage Ratio” means the ratio of Consolidated EBITDA during the Reference Period to the aggregate amount of Consolidated Fixed Charges during the Reference Period.

“Consolidated Fixed Charges” means, for any period, the total interest expense of Boyd Gaming and its Restricted Subsidiaries including:

(1)	the interest component of Capital Lease Obligations, which shall be deemed to accrue at any interest rate reasonably determined by Boyd Gaming to be the rate of interest implicit in such Capital Lease Obligations,

(2)	one-third of the rental expense attributable to operating leases,

(3)	amortization of Indebtedness discount and commissions, discounts and other similar fees and charges owed with respect to Indebtedness,

(4)	commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing,

(5)	net costs pursuant to Interest Rate Agreements,

(6)	dividends on all Preferred Stock of Restricted Subsidiaries held by Persons other than Boyd Gaming or a Restricted Subsidiary,

(7)	interest attributable to the Indebtedness of any other Person for which Boyd Gaming or any Restricted Subsidiary is responsible or liable as obligor, guarantor or otherwise; plus

(8)	the product of:

(a)	dividends on all Preferred Stock of Restricted Subsidiaries held by Persons other than Boyd Gaming or a Restricted Subsidiary and any dividend or distribution, whether in cash, Property or securities, on Disqualified Stock of Boyd Gaming (other than dividends paid in Capital Stock that is not Disqualified Stock); times

(b)	a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory income tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

minus interest income. In addition, Consolidated Fixed Charges shall not include (w) non-cash interest expense, (x) deferred financing costs amortized or written off, and premiums and prepayment penalties and other fees, premiums or reserves paid in connection with any refinancing or repayment of Indebtedness, any amendment, supplement, consent or waiver in connection with any Indebtedness, or any acquisition, disposition or financing; (y) any expensing of commitment and other financing fees or (z) write-offs relating to termination of Interest Rate Agreements. For the avoidance of doubt and consistent with GAAP, Consolidated Fixed Charges shall not include any capitalized interest.

“Consolidated Net Income” means for any period, the net income (loss) of Boyd Gaming and its Subsidiaries determined in accordance with GAAP; provided, however, that the following items shall be excluded from the computation of Consolidated Net Income:

(1)	any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that, subject to the limitations contained in (3) below:

(a)	the net income (or, if applicable, Boyd Gaming’s equity in the net income) of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Boyd Gaming or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

(b)	Boyd Gaming’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income;

(2)	any net income (loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to Boyd Gaming, except that:

(a)	subject to the limitations contained in (3) below, Boyd Gaming’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to Boyd Gaming or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

(b)	Boyd Gaming’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(3)	any gain or loss realized upon the sale or other disposition of any Property of Boyd Gaming or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

(4)	accruals and reserves that are established or adjusted, in each case within 12 months of the subject transaction, as a result of any acquisition, Investment, asset disposition, write down or write off (including the related tax benefit) in accordance with GAAP (including any adjustments of estimated payouts on earn-outs);

(5)	items classified as extraordinary or any non-cash item classified as nonrecurring;

(6)	any non-cash charges related to fair value adjustments;

(7)	expenses or charges relating to the amortization of intangibles;

(8)	deferred financing costs amortized or written off, and premiums and prepayment penalties and any gain or loss realized in connection with any refinancing or repayment of Indebtedness, any amendment, supplement, consent or waiver in connection with any Indebtedness, or any acquisition, disposition or financing; and

(9)	the cumulative effect of a change in accounting principles.

For purposes of calculating Consolidated Net Income, any non-recurring charges or expenses of such Person or of a company or business acquired by such Person (in each case, including but not limited to those relating to severance, relocation costs and one time compensation charges and any charges or expenses in connection with conforming accounting policies or reaudited, combining or restating financial information), in each case, incurred in connection with or as a result of the purchase or acquisition of such acquired company or business by such Person shall be added to the Consolidated Net Income of such Person, to the extent any such charges or expenses were deducted in computing such Consolidated Net Income of such Person.

“Consolidated Total Assets” of any Person as of any date means the total assets of such Person and its Restricted Subsidiaries as of the most recent fiscal quarter end for which a consolidated balance sheet of such Person and its Restricted Subsidiaries is available, calculated on a consolidated basis in accordance with GAAP.

“Core Business” means (1) the gaming, card club, racing, sports, entertainment, leisure, amusement, lodging, restaurant, retail operations, service station operations, riverboat operations, real estate development and all other businesses and activities necessary for or reasonably related or incident thereto, including, without limitation, related acquisition, construction, development or operation of related truck stop, transportation, retail and other facilities designed to enhance any of the foregoing and online or internet gaming, and (2) any of the types of preexisting businesses being operated on land acquired (whether by purchase, lease or otherwise) by Boyd Gaming or any Restricted Subsidiary, or similar types of businesses conducted by Boyd Gaming or such Restricted Subsidiary after such acquisition of land, and all other businesses and activities necessary for or reasonably related or incident thereto, provided that such land was acquired by Boyd Gaming or such Restricted Subsidiary for the purpose, determined in good faith by Boyd Gaming, of ultimately conducting a business or activity described in clause (1) above at some time in the future.

“Credit Facility” means (1) the Third Amended and Restated Credit Agreement, dated as of August 14, 2013, among Boyd Gaming, the financial institutions named therein, Bank of America, National Association, as administrative agent and letter of credit issuer, and Wells Fargo Bank, N.A., as swing line lender, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing or decreasing the amount loaned or issued thereunder or altering the maturity thereof and (2) whether or not the Credit Agreement referred to in clause (1) remains outstanding, if designated by Boyd Gaming to be included in the definition of “Credit Facility”, one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness (including without limitation any Sale/Leaseback Transaction), in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Currency Exchange Protection Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Development Services” means, with respect to any Qualified Facility, the provision (through retained professionals or otherwise) of development, design or construction services with respect to such Qualified Facility.

“Disqualified Stock” of a Person means any Capital Stock of such Person:

(1)	that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise

(a)	matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(b)	is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part; or

(c)	is convertible or exchangeable or exercisable for Indebtedness; and

(2)	as to which the maturity, mandatory redemption, conversion or exchange or redemption at the option of the holder thereof occurs, or may occur,

in the case of each of clauses (1) or (2) on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that such Capital Stock of Boyd Gaming or any of its Subsidiaries shall not constitute Disqualified Stock if it is redeemable prior to the first anniversary of the Stated Maturity of the Notes only if:

(A)	the holder or a beneficial owner of such Capital Stock is required to qualify under the Gaming Laws and does not so qualify; or

(B)	the Board of Directors determines in its reasonable, good faith judgment, as evidenced by a Board Resolution, that as a result of a holder or beneficial owner owning such Capital Stock, Boyd Gaming or any of its Subsidiaries has lost or may lose any Gaming License, which if lost or not reinstated, as the case may be, would have a material adverse effect on the business of Boyd Gaming and its Subsidiaries, taken as a whole, or would restrict the ability of Boyd Gaming or any of its Subsidiaries to conduct business in any gaming jurisdiction.

“Domestic Subsidiary” means any Restricted Subsidiary of Boyd Gaming that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Event of Loss” means, with respect to any Property with a Fair Market Value of more than $100.0 million, any loss, destruction or damage of such Property, or any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation or requisition of the use of such Property.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Indentures” means collectively, (1) the indenture dated as of November 10, 2010 among Boyd Gaming, the Guarantors party thereto and U.S. Bank National Association, as trustee, relating to the 9 1/8% senior notes due 2018; and (2) the indenture dated as of June 8, 2012 among Boyd Gaming, the Guarantors party thereto and U.S. Bank National Association, as trustee, relating to the 9% senior notes due 2020; each as in effect on the Issue Date and each as amended, modified or supplemented.

“Fair Market Value” means with respect to any Property, the price which could be negotiated in an arm’s- length free market transaction, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined, except as otherwise provided:

(1)	if such Property has a Fair Market Value of $25.0 million or less, by any Officer of Boyd Gaming; or

(2)	if such Property has a Fair Market Value in excess of $25.0 million, by a majority of the Board of Directors and evidenced by a Board Resolution, dated within 30 days of the relevant transaction (or the date of the written agreement with respect to such transaction).

“GAAP” means accounting principles generally accepted in the United States of America in effect on the date of the Indenture.

“Gaming Authority” means any of the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Louisiana Gaming Control Board, Louisiana State Racing Commission, the Mississippi Gaming Commission, the New Jersey Casino Control Commission, the New Jersey Division of Gaming Enforcement, the Illinois Gaming Board, the Indiana Gaming Commission and any other agency (including, without limitation, any agency established by a federally-recognized Indian tribe to regulate gaming on such tribe’s reservation), authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever which has, or may at any time after the date of the Indenture have, jurisdiction over the gaming activities of Boyd Gaming or any of its Subsidiaries or any successor to such authority.

“Gaming Facility” means any gaming or pari-mutuel wagering establishment and other Property or assets directly ancillary thereto or used in connection therewith, including any building, restaurant, hotel, theater, parking facilities, gas stations, retail shops, convenience stores, spa, land, golf courses, hunting facilities, sporting clay courses and other recreation and entertainment facilities, vessel, barge, ship and equipment or 100% of the equity interest of a Person the primary business of which is ownership and operation of any of the foregoing.

“Gaming Laws” means the gaming laws of a jurisdiction or jurisdictions to which Boyd Gaming or any of its Subsidiaries is, or may at any time after the date of the Indenture be, subject.

“Gaming License” means any license, permit, franchise or other authorization from any governmental authority required on the date of the Indenture or at any time thereafter to own, lease, operate or otherwise conduct the gaming business of Boyd Gaming and its Subsidiaries, including all licenses granted under Gaming Laws and other Legal Requirements.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such first Person:

(1)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2)	entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business; or (ii) any obligation in the nature of a completion guaranty which is limited solely to an obligation to complete the development, construction or opening of any new Gaming Facility entered into on behalf of any Person in which a Qualified Investment has been made by Boyd Gaming or any Restricted Subsidiary. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors” means any Subsidiary of Boyd Gaming that gives a Note Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the Indenture.

“Incur” means, with respect to any Indebtedness or other obligation of any Person to create, issue, incur (by conversion, exchange or otherwise), extend, assume, Guarantee or become liable, in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the consolidated balance sheet of such Person including by merger or operation of law (and “Incurrence”, “Incurred”, “Incurrable” and “Incurring” shall have meanings correlative to the foregoing).

“Indebtedness” means (without duplication), with respect to any Person, any indebtedness, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the Property of such Person or only to a portion thereof), or the principal amount of such indebtedness evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding any balances that constitute customer advance payments and deposits, accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included:

(1)	any Capital Lease Obligations;

(2)	Indebtedness of other Persons secured by a Lien to which the Property owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed (the amount of such Indebtedness being deemed to be the lesser of the value of such Property or the amount of the Indebtedness so secured);

(3)	Guarantees of Indebtedness of other Persons;

(4)	any Disqualified Stock;

(5)	any Attributable Indebtedness;

(6)	all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments or credit transactions issued for the account of such Person (including reimbursement obligations with respect thereto), other than obligations with respect to letters of credit securing obligations (other than obligations described in this definition) of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit;

(7)	in the case of Boyd Gaming, Preferred Stock of its Restricted Subsidiaries; and

(8)	obligations pursuant to any Interest Rate Agreement or Currency Exchange Protection Agreement.

Notwithstanding the foregoing, Indebtedness shall not include (i) any pay-in-kind interest or any interest, accrued interest or earn-out obligations or other contingent consideration until due and payable or (ii) any indebtedness of (x) Diamond Jo, LLC under that certain Minimum Assessment Agreement, dated as of October 1, 2007, by and among the City of Dubuque, Iowa, Diamond Jo, LLC and the City Assessor of the City of Dubuque, Iowa, or (y) Kansas Star Casino, LLC under that certain Developer’s Agreement, dated as of March 7, 2011, by and between Kansas Star Casino, LLC and the City of Mulvane, Kansas, in each case as amended, renewed, repurchased, extended, substituted, refinanced or replaced from time to time so long as the principal amount (or accreted value, if applicable) of such indebtedness does not exceed the principal amount (or accreted value, if applicable) of the indebtedness amended, renewed, repurchased, extended, substituted, refinanced or replaced (plus all accrued interest on the indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith). For purposes of this definition, the maximum fixed repurchase price of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture; provided, however, that if such Disqualified Stock or Preferred Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock or Preferred Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any other obligations described in clauses (1) through (8) above in respect thereof at such date.

“Independent Advisor” means, an investment banking firm of national standing with non-investment grade debt underwriting experience or any accounting firm or third party appraiser of national standing; provided, however, that any such firm or appraiser is not an Affiliate of Boyd Gaming.

“Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement.

“Investment” by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others), in connection with the performance of obligations under any completion guaranty or otherwise, to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Indebtedness issued by, any other Person, including the designation by the Board of Directors of a Person to be an Unrestricted Subsidiary. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, and minus the amount of any portion of such Investment repaid to the Person making such Investment in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment in respect of any Property other than cash, such Property shall be valued at its Fair

Market Value at the time of such Investment. Notwithstanding the foregoing, the purchase or acquisition of any securities, Indebtedness or Additional Assets of any other Person solely with Capital Stock (other than Disqualified Stock) shall not be deemed to be an Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s (or any successor to the rating agency business thereof) and BBB– (or the equivalent) by S&P (or any successor to the rating agency business thereof).

“Investment Grade Status” means any time at which the ratings of the Notes by each of Moody’s (or any successor to the rating agency business thereof) and S&P (or any successor to the rating agency business thereof) are Investment Grade Ratings.

“Issue Date” means the date on which the Notes are initially issued.

“Legal Requirements” means all laws, statutes and ordinances and all rules, orders, rulings, regulations, directives, decrees, injunctions and requirements of all governmental authorities, that are now or may hereafter be in existence, and that may be applicable to Boyd Gaming or any Subsidiary or Affiliate thereof or the Trustee (including building codes, zoning and environmental laws, regulations and ordinances and Gaming Laws), as modified by any variances, special use permits, waivers, exceptions or other exemptions which may from time to time be applicable.

“Lien” means with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing). Any Sale/Leaseback Transaction shall be deemed to constitute a Lien on the Property which is the subject of such Sale/Leaseback Transaction securing the Attributable Indebtedness represented thereby.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Cash Proceeds” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Net Proceeds” from any Asset Sale or Event of Loss by any Person or its Restricted Subsidiaries means cash and cash equivalents received in respect of the Property sold or with respect to which an Event of Loss occurred, excluding business interruption or delay in completion insurance proceeds, and net of:

(1)	all reasonable out-of-pocket expenses of such Person or such Restricted Subsidiary incurred in connection with an Asset Sale or Event of Loss, including, without limitation, all legal, title and recording tax expenses, commissions and fees and expenses incurred (but excluding any finder’s fee or broker’s fee payable to any Affiliate of such Person) and all Federal, state, provincial, foreign and local taxes arising in connection with such Asset Sale or Event of Loss that are paid or required to be accrued as a liability under GAAP by such Person or its Restricted Subsidiaries;

(2)	all payments made by such Person or its Restricted Subsidiaries on any Indebtedness which is secured by such Property in accordance with the terms of any Lien upon or with respect to such Property or which must, by the terms of such Lien, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds from such Asset Sale or Event of Loss;

(3)	appropriate amounts to be provided by such Person or its Restricted Subsidiaries, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale or Event of Loss and retained by such Person or its Restricted Subsidiaries including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale or Event of Loss; and

(4)	all contractually required distributions and other payments made to minority interest holders (but excluding distributions and payments to Affiliates of such Person) in Restricted Subsidiaries of such Person as a result of such Asset Sale or Event of Loss.

provided, however, that, in the event that any consideration for an Asset Sale or Event of Loss (which would otherwise constitute Net Proceeds) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Proceeds only at such time as it is released to such Person or its Restricted Subsidiaries from escrow; and provided, further, that any noncash consideration received in connection with an Asset Sale or Event of Loss which is subsequently converted to cash shall be deemed to be Net Proceeds at and from the time of such conversion.

“Non-Recourse Indebtedness” means Indebtedness of a Person to the extent that under the terms thereof or pursuant to applicable law:

(1)	no personal recourse shall be had against such Person for the payment of the principal of or interest or premium, if any, on such Indebtedness; and

(2)	enforcement of obligations on such Indebtedness is limited only to recourse against interests in Property purchased with the proceeds of the Incurrence of such Indebtedness and as to which neither Boyd Gaming nor any of its Restricted Subsidiaries provides any credit support or is liable.

“Note Guarantee” means the Guarantee by each Guarantor of Boyd Gaming’s obligations under the Indenture and the Notes, executed pursuant to the provisions of the Indenture.

“Officer” means the Chief Executive Officer, President, Treasurer, any Executive Vice President, Senior Vice President or any Vice President of Boyd Gaming.

“Officers’ Certificate” means a certificate signed by two Officers at least one of whom shall be the principal executive officer, principal accounting officer or principal financial officer of Boyd Gaming.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to Boyd Gaming, any Guarantor or the Trustee.

“Pari Passu Indebtedness” means:

(1)	with respect to Boyd Gaming, any Indebtedness which ranks pari passu in right of payment with the Notes; and

(2)	with respect to any Guarantor, any Indebtedness which ranks pari passu in right of payment with such Guarantor’s Note Guarantee.

The determination of whether any Indebtedness ranks pari passu in right of payment shall not take into account whether or not such Indebtedness is secured by any collateral.

“Peninsula Restricted Subsidiary Designation” means the designation of Peninsula Gaming, LLC, a Delaware limited liability company, as a Restricted Subsidiary under the Indenture; provided that the portion of Consolidated EBITDA for the Reference Period ending immediately prior to such designation which is attributable to Peninsula Gaming, LLC and its Restricted Subsidiaries exceeds $130 million (calculated on a pro forma basis as if such designation occurred on the first day of such Reference Period).

“Permitted FF&E Financing” means Indebtedness of Boyd Gaming or any of its Restricted Subsidiaries that is Incurred to finance furniture, fixtures or equipment (“FF&E”) used directly in the operation of a Gaming Facility owned or leased by Boyd Gaming or its Restricted Subsidiaries and secured by a Lien on such FF&E in an amount not to exceed 100% of the cost of the FF&E so purchased or leased.

“Permitted Holders” means the Boyd Gaming Family and any group (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) comprised solely of members of the Boyd Gaming Family.

“Permitted Investment” means an Investment by Boyd Gaming or any Restricted Subsidiary in:

(1)	a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Core Business or a Related Business;

(2)	another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, Boyd Gaming or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Core Business or a Related Business;

(3)	Temporary Cash Investments;

(4)	receivables owing to Boyd Gaming or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, including without limitation credit extended to customers; provided, however, that such trade terms may include such concessionary trade terms as Boyd Gaming or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)	payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)	loans or advances to employees made in the ordinary course of business consistent with past practices of Boyd Gaming or such Restricted Subsidiary, as the case may be;

(7)	stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Boyd Gaming or any Restricted Subsidiary or in satisfaction of judgments;

(8)	any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date so long as such extension, modification or renewal does not increase the Investment as in effect at the Issue Date or is not materially adverse to the interests of the noteholders;

(9)	securities received pursuant to clause (2) of the first paragraph under the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales; Event of Loss”;

(10)	Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons in the ordinary course of business;

(11)	Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property in the ordinary course of business;

(12)	Qualified Investments provided that at the time such Qualified Investment is made and giving pro forma effect thereto (A) the Consolidated Fixed Charge Coverage Ratio of Boyd Gaming on the date of the

Investment would have been greater than 2.5 to 1 and (B) no Default or Event of Default would exist; provided, however, that, if an Investment in any Person made pursuant to this clause (12) would, at any time after the date such Investment is made, cease to qualify as a Qualified Investment due to a failure to satisfy the requirements of clause (2) of the definition of “Qualified Investment”, then Boyd Gaming will be deemed to have made an Investment equal to the value of its Investment in such Person at such time (valued in each case as provided in the definition of “Investment”) and the value of such Investment at such time will, for the period such Investment does not so qualify, be included in the calculation of the aggregate amount of Restricted Payments referenced under clause (3) of the first paragraph of the covenant captioned “—Limitation on Restricted Payments”;

(13)	payments with respect to a Guarantee or other extension of credit that qualified as a Qualified Investment at the time the Guarantee was given or extension of credit was made, unless such Guarantee or extension of credit no longer qualifies as a Qualified Investment due to a failure to satisfy the requirements of clause (2) of the definition of “Qualified Investment”;

(14)	any guarantee of Indebtedness permitted by the covenant described above under the caption “—Certain Covenants—Limitation on Indebtedness”;

(15)	Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons in the ordinary course of business;

(16)	any Investment required by a Gaming Authority or made in lieu of payment of a tax or in consideration of a reduction in tax;

(17)	Investments of a Person existing at the time such Person is acquired, becomes a Restricted Subsidiary or is merged or consolidated with Boyd Gaming or any Restricted Subsidiary in accordance with “Certain Covenants—Merger, Consolidation and Sale of Assets” after the Issue Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, designation, redesignation, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(18)	Investments in an aggregate principal amount not to exceed $23.1 million of Urban Renewal Tax Increment Revenue Bonds, Taxable Series 2007 of the City of Dubuque, Iowa issued as of October 16, 2007 pursuant to that certain Official Statement, dated October 1, 2007, as such bonds may be renewed, extended, substituted, refinanced or replaced, so long as the principal amount of the aggregate Investment does not exceed the amount of the aggregate Investment outstanding on the Issue Date (plus an amount equal to all accrued interest of such bonds and the amount of all fees and expenses, including premiums, incurred in connection with any renewal, extension, substitution, refinancing or replacement of such bonds); and

(19)	transfers by Boyd Gaming or a Restricted Subsidiary to an Unrestricted Subsidiary of operational agreements (including, without limitation, slot machine leases, technical assistance services agreements, trademark and trade names licenses, management services agreements and royalty agreements) or other agreements (or rights under agreements) entered into in the ordinary course of business between Boyd Gaming or a Restricted Subsidiary, on the one hand, and an Unrestricted Subsidiary, on the other hand.

“Permitted Liens” means:

(1)	Liens securing Indebtedness and other obligations under the Credit Facility in an amount not to exceed the amount of Indebtedness permitted to be Incurred pursuant to clause (3) of the second paragraph of the covenant captioned “—Limitation on Indebtedness”;

(2)	Liens to secure Indebtedness permitted by clause (8) of the second paragraph of the covenant captioned “—Limitation on Indebtedness” covering only the assets acquired with or financed by such Indebtedness;

(3)	Liens in favor of Boyd Gaming or any Guarantor;

(4)	Liens for taxes, assessments or governmental charges or levies on the Property of Boyd Gaming or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings;

(5)	Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens which secure payment of obligations arising in the ordinary course of business;

(6)	Liens in favor of issuers of performance bonds and surety bonds obtained in the ordinary course of business;

(7)	other Liens incidental to the conduct of its business or the ownership of its Properties which were not created in connection with the Incurrence of Indebtedness or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of its Properties or materially impair the use thereof in the operation of its business, including without limitation leases, subleases, licenses and sublicenses;

(8)	Liens arising from Uniform Commercial Code financing statements regarding operating leases;

(9)	pledges or deposits under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which Boyd Gaming or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of Boyd Gaming or any Restricted Subsidiary, or deposits for the payment of rent, or deposits to secure liability to insurance carriers, in each case Incurred in the ordinary course of business;

(10)	minor survey exceptions;

(11)	utility easements, building or zoning restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and do not materially detract from the value of such Property;

(12)	Liens existing on the Issue Date (other than Liens securing Indebtedness);

(13)	Liens securing obligations to a trustee pursuant to the compensation and indemnity provisions of any indenture and Liens created for the benefit of (or to secure) the Notes or the Note Guarantees;

(14)	Liens on cash, cash equivalents, and other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(15)	Liens (including extensions and renewals thereof) upon real or tangible personal property acquired by that Person after the date of the Indenture; provided that

(a)	any such Lien is created solely for the purpose of securing Indebtedness representing, or Incurred to finance, refinance or refund, all costs (including the cost of construction, installation or improvement) of the item of Property subject thereto;

(b)	the principal amount of the Indebtedness secured by that Lien does not exceed 100% of that cost;

(c)	any such Lien does not extend to or cover any other Property other than that item of Property and any improvements on that item or is otherwise a Permitted Lien under clause (35) of this definition; and

(d)	the Incurrence of that Indebtedness is permitted by the covenant described above under the caption “—Certain Covenants—Limitation on Indebtedness”;

(16)	Liens on any property to secure all or part of the cost of improvements or construction thereon or Indebtedness incurred to provide funds for that purpose in a principal amount not exceeding the cost of those improvements or construction;

(17)	Liens upon specific items of inventory or other goods and proceeds of that Person securing that Person’s obligations in respect of bankers’ acceptances issued or created for the account of that Person to facilitate the purchase, shipment or storage of that inventory or other goods;

(18)	Liens securing reimbursement obligations with respect to commercial letters of credit issued for the account of that Person which encumber documents and other Property relating to those commercial letters of credit and the products and proceeds thereof;

(19)	Liens securing obligations under Currency Exchange Protection Agreements that are not in violation of the Indenture; provided that with respect to such obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness;

(20)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods by that Person;

(21)	licenses, leases or subleases granted to others not interfering in any material adverse respect with the business of that Person or any of its Subsidiaries;

(22)	Liens encumbering Property or assets of that Person under construction arising from progress or partial payments by a customer of that Person or one of its Subsidiaries relating to that Property or assets;

(23)	Liens encumbering customary initial deposits and margin accounts, and other Liens incurred in the ordinary course of business and which are within the general parameters customary in the gaming industry;

(24)	Liens encumbering deposits made to secure obligations arising from statutory or regulatory requirements of that Person or its Subsidiaries;

(25)	Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, in favor of a banking institution, financial institution, or securities intermediary arising as a matter of law encumbering deposits (including the right of setoff) and which are within the general parameters customary in the banking industry or otherwise relate to depositary relations with such institution or intermediary, and securing customary cash management obligations not otherwise prohibited by the Indenture;

(26)	Liens on cash collateral required to be deposited pursuant to the terms of the Credit Facility to secure the funding obligations of any defaulting lender, including cash collateral deposited with respect to any unreimbursed drawing under a letter of credit;

(27)	any interest or title of a lessor in the Property subject to any Capitalized Lease Obligation or operating lease which, in each case, is permitted under the Indenture or purchase money Indebtedness which is permitted to be incurred under the Indenture pursuant to the covenant captioned “—Limitation on Indebtedness”;

(28)	Liens arising out of conditional sale, title retention consignment or similar arrangements for the sale of goods entered into by that Person or any of its Subsidiaries in the ordinary course of business;

(29)	Liens for judgments or orders not giving rise to an Event of Default and deposits to secure surety or appeal bonds;

(30)	Liens on Property of a Person existing at the time such Person is acquired, becomes a Restricted Subsidiary or is merged or consolidated with Boyd Gaming or any Restricted Subsidiary, provided that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation, and were not created in connection therewith or in anticipation thereof, to the extent that such Liens do not extend to any additional Property or assets of Boyd Gaming or any Restricted Subsidiary;

(31)	pledges or deposits made by such Person in connection with any letter of intent or purchase agreement;

(32)	Liens deemed to exist in connection with Investments in repurchase agreements; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;

(33)	Any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(34)	Liens securing Permitted Refinancing Indebtedness permitted to be Incurred under the Indenture; provided that such Liens extend only to the Property or assets of Boyd Gaming or any Restricted Subsidiary encumbered by the refinanced Indebtedness unless the Incurrence of such Liens is otherwise permitted under the Indenture; and

(35)	Liens not specified in the foregoing; provided that the aggregate Indebtedness secured by the Liens under this clause (35) does not exceed 7.5% of Boyd Gaming’s Consolidated Total Assets at any one time outstanding as of the date any such Lien is granted or otherwise becomes effective in reliance on this clause (35). For the avoidance of doubt, Liens Incurred in reliance on clause (35) may secure Indebtedness in an amount in addition to Indebtedness that is also secured by Liens Incurred in reliance on one or more other clauses of this definition.

“Permitted Refinancing Indebtedness” means any renewals, repurchases, redemptions, extensions, substitutions, refinancings or replacements of any Indebtedness of Boyd Gaming or any of its Restricted Subsidiaries, including any successive extensions, renewals, substitutions, refinancings or replacements (and including refinancings by Boyd Gaming of Indebtedness of a Restricted Subsidiary):

(1)	to the extent that the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, repurchased, redeemed, extended, substituted, refinanced or replaced (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)	so long as the Weighted Average Life to Maturity and Stated Maturity is not shortened; and

(3)	so long as the new Indebtedness is not be senior in right of payment to the Indebtedness that is being renewed, repurchased, redeemed, extended, substituted, refinanced or replaced;

provided, however, that Permitted Refinancing Indebtedness shall not include Indebtedness of Boyd Gaming or any Guarantor that refinances Indebtedness of a Subsidiary that is not a Guarantor.

“Person” means any individual, corporation, company (including limited liability company), partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

“Project” means any new facility developed or being developed by Boyd Gaming or any of its Restricted Subsidiaries or any expansion, renovation or refurbishment of a facility owned by Boyd Gaming or any of its Restricted Subsidiaries which expansion, renovation or refurbishment cost or is reasonably expected to cost $100,000,000 or more.

“Project Opening” means, with respect to (1) any Project which is a new facility, when all of the following have occurred: (A) a certificate of occupancy (which may be a temporary certificate of occupancy) has been issued in respect of such Project and, if such Project includes gaming facilities, then such certificate of occupancy need only relate to such gaming facilities and not the remainder of such Project; (B) such Project (or the gaming facility portion thereof in the case of a Project that includes gaming facilities and not the remainder of such Project) is in a condition (including installment of furnishings, fixtures and equipment) to receive customers in the ordinary course of business; (C) if such Project includes gaming facilities, such gaming facilities (but not necessarily the hotel facilities if a hotel is contemplated to accompany such Project’s gaming facilities) are legally open for business and to the general public and operating in accordance with applicable law; and (D) all Gaming Licenses, if applicable, with respect to such Project have been granted and not revoked or suspended, and (2) any Project which is an expansion, renovation or refurbishment, when clauses (B), (C) and (D) have occurred, to the extent applicable.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in any other Person (but excluding Capital Stock or other securities issued by such first Person).

“Public Equity Offering” means an underwritten public offering of Capital Stock of Boyd Gaming pursuant to an effective registration statement under the Securities Act.

“Qualified Investment” means an Investment by Boyd Gaming or any of its Restricted Subsidiaries in any Person primarily engaged or preparing to engage in a Core Business or a Related Business; provided that:

(1)	the primary purpose for which such Investment was made was to finance or otherwise facilitate the development, construction or acquisition of a facility (a “Qualified Facility”) that (A) is located in a jurisdiction in which the conduct of gaming using electronic gaming devices is permitted pursuant to applicable law and (B) conducts or, following such development, construction or acquisition, will conduct gaming utilizing electronic gaming devices or is related to, ancillary or supportive of, connected with or arising out of such gaming business;

(2)	Boyd Gaming and any of its Restricted Subsidiaries at the time of the Investment (A) own in the aggregate at least 35.0% of the outstanding Voting Stock of such Person or (B) (i) control the day-to-day gaming operation of such Person pursuant to a written agreement and (ii) provide or have provided Development Services with respect to the applicable Qualified Facility; and

(3)	none of the Permitted Holders or any Affiliate of such Persons, other than Boyd Gaming or any of its Subsidiaries, is a direct or indirect obligor, contingently or otherwise, of any Indebtedness of such Person or a direct or indirect holder of any Capital Stock of such Person, other than through their respective ownership interests in Boyd Gaming.

“Qualified Non-Recourse Debt” means Indebtedness:

(1)

as to which neither Boyd Gaming nor any of its Restricted Subsidiaries (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or (B) is directly or indirectly liable as a guarantor or otherwise; provided, however, that the provision by Boyd Gaming of a completion guaranty or the making of payments with respect thereto, in each case, to the extent permitted under the covenant described above under “—Certain Covenants—Limitation on Restricted Payments”, shall not prevent any Indebtedness from constituting Qualified Non-Recourse Debt;

(2)	no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any Indebtedness of Boyd Gaming or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

(3)	as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Boyd Gaming or any of its Restricted Subsidiaries.

“Rating Agencies” means S&P and Moody’s or any successor to the respective rating agency businesses thereof.

“Rating Decline” shall have occurred if at any date within 90 calendar days after the date of public disclosure of the occurrence of a Change of Control (which period will be extended for so long as Boyd Gaming’s debt ratings are under publicly announced review for possible downgrading (or without an indication of the direction of a possible ratings change) by either Moody’s or S&P or their respective successors) the Notes no longer have Investment Grade Status.

“Reference Period” means the period of four consecutive fiscal quarters ending with the last full fiscal quarter immediately preceding the date of a proposed Incurrence, Restricted Payment or other transaction for which financial statements are available.

“Related Business” means the business conducted (or proposed to be conducted) by Boyd Gaming and its Subsidiaries in connection with any Gaming Facility and any and all reasonably related businesses necessary for, in support, furtherance or anticipation of and/or ancillary to or in preparation for, such business including, without limitation, the development, expansion or operation of any Gaming Facility (including any land-based, dockside, riverboat or other type of casino), owned, or to be owned, leased or managed by Boyd Gaming or one of its Subsidiaries.

“Related Person” means any legal or beneficial owner of 5% or more of any class of Capital Stock of Boyd Gaming or any of its Subsidiaries.

“Restricted Payment” means:

(1)	any dividend or distribution (whether made in cash, Property or securities) declared or paid on or with respect to any shares of Capital Stock of Boyd Gaming or to Boyd Gaming’s stockholders with respect to any shares of Capital Stock of Boyd Gaming except for such dividends or distributions payable solely in Capital Stock of Boyd Gaming (other than Disqualified Stock of Boyd Gaming);

(2)	a payment made by Boyd Gaming or any Restricted Subsidiary (other than to Boyd Gaming or a Restricted Subsidiary) to purchase, redeem, acquire or retire any Capital Stock of Boyd Gaming or Capital Stock of any Affiliate of Boyd Gaming or any warrants, rights or options, to directly or indirectly purchase or acquire any such Capital Stock or any securities exchangeable for or convertible into any such Capital Stock;

(3)

a payment made by Boyd Gaming or any Restricted Subsidiary after the Issue Date to redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment (other than the redemption, purchase, repurchase, defeasance or other acquisition of any Indebtedness subordinate in right of payment to the Notes or any Note Guarantee made in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within twelve months of the date of such payment), Indebtedness of Boyd Gaming or any Guarantor which is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Notes or any Note Guarantee;

(4)	any Investment (other than a Permitted Investment) in any Person; or

(5)	any “Restricted Payment” as defined in any of the Existing Indentures that was made after March 31, 1997 and prior to the Issue Date, including Investments in excess of $100.0 million in the Borgata Joint Venture.

“Restricted Subsidiary” means any Subsidiary of Boyd Gaming that:

(1)	has not been designated by the Board of Directors as an Unrestricted Subsidiary; or

(2)	was an Unrestricted Subsidiary but has been redesignated by the Board of Directors as a Restricted Subsidiary,

in each case as provided under the definition of Unrestricted Subsidiary; provided, however, that no Subsidiary shall be redesignated from an Unrestricted Subsidiary to a Restricted Subsidiary unless, immediately after giving pro forma effect to such designation, Boyd Gaming would be able to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described above under the caption “—Certain Covenants—Limitation on Indebtedness.”

“Sale/Leaseback Transaction” means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

“Significant Subsidiary” means any Subsidiary of Boyd Gaming that:

(1)	guarantees or otherwise provides direct credit support for any Indebtedness of Boyd Gaming; or

(2)	is a Domestic Subsidiary and a “Significant Subsidiary” as defined in the Credit Facility.

“S&P” means Standard & Poor’s Ratings Group, a division of the McGraw-Hill Companies, Inc.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which a payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subsidiary” of any Person means any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

(1)	such Person;

(2)	such Person and one or more Subsidiaries of such Person; or

(3)	one or more Subsidiaries of such Person.

“Temporary Cash Investments” means any of the following:

(1)	Investments in U.S. Government Obligations maturing within 90 days of the date of acquisition thereof;

(2)	Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500,000,000 and whose long-term debt is rated “A-3” or higher, “A–” or higher or “A–” or higher according to Moody’s, S&P or Fitch Credit Rating Co. (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)), respectively;

(3)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4)	Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than Boyd Gaming or an Affiliate of Boyd Gaming) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of “P-1” (or higher) according to Moody’s, “A-1” (or higher) according to S&P or “A-1” (or higher) according to Fitch Credit Rating Co. (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)); and

(5)	Investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (1) through (4) above.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to May 15, 2018; provided, however, that if the period from the redemption date to May 15, 2018, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means (1) any Subsidiary of Boyd Gaming which at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors) and (2) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Voting Stock” means securities of any class or classes of a Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for corporate directors (or Persons performing equivalent functions).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect of the Indebtedness, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

Material United States federal tax considerations

This section describes material U.S. federal income tax considerations relating to the purchase, ownership, and disposition of the Notes. Except where noted, this summary deals only with a Note held as a “capital asset” for U.S. federal income tax purposes, by a beneficial owner who purchased a Note for cash on original issuance at its “issue price” (the first price at which a substantial portion of the Notes is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of initial purchasers, placement agents or wholesalers). This summary does not address all aspects of U.S. federal income taxation and does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:

•

tax consequences to a holder who may be subject to special tax treatment, including any dealer in securities or currencies, bank, financial institution, tax-exempt organization, tax-exempt entity, insurance company, real estate investment trust, regulated investment company, grantor trust, trader in securities that elects to use a mark-to-market method of accounting for its securities, foreign or domestic partnership or other entity treated as a partnership for U.S. federal income tax purposes and investors therein, or U.S. expatriate;

•	tax consequences to U.S. persons holding a Note as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	tax consequences to persons holding a Note through a non-U.S. financial institutions or other intermediaries; and

•	tax consequences to U.S. holders (as defined below) of Notes whose “functional currency” is not the U.S. dollar.

This section does not consider the specific facts and circumstances that may be relevant to a particular holder and does not address alternative minimum tax considerations, any tax considerations relating to any taxes other than income taxes (including estate or gift tax or Net Investment Income tax considerations), or the treatment of a holder under the laws of any state, local or foreign taxing jurisdiction. This section is based on the tax laws of the United States, including the Internal Revenue Code, as amended, existing and proposed U.S. Treasury Regulations (“Treasury Regulations”), and administrative and judicial interpretations thereof, all as currently in effect. These laws all are subject to change, possibly with retroactive effect.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds a Note, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and the tax treatment of the partnership. If you are a partner in a partnership (or other entity treated as a partnership) holding a Note, you should consult your own tax advisor with regard to the U.S. federal income tax treatment of holding a Note.

If you are considering the purchase of a Note, you should consult your own tax advisors regarding the U.S. federal, state, local and any other income tax consequences to you in light of your own specific situation, as well as the consequences of applicable U.S. federal estate or gift or Net Investment Income tax laws and any applicable tax treaties.

As used herein, the term “U.S. holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state of the United States, including the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust (or if such trust has made a valid election under applicable Treasury Regulations to be treated as a United States person).

A “non-U.S. holder” is a beneficial owner of Notes that is not a U.S. holder or a partnership.

The following discussion assumes that the Notes will not be treated, and we intend to take the position that the Notes are not treated, as “contingent payment debt instruments” for U.S. federal income tax purposes.

Consequences to U.S. holders

This subsection describes the tax consequences to a U.S. holder relating to the purchase, ownership, and disposition of the Notes.

Payment of interest

The stated interest on the Notes generally will be taxable to you as ordinary income at the time that it is paid or accrued, in accordance with your method of accounting for U.S. federal income tax purposes.

Sale, exchange, redemption or other taxable disposition of notes

A U.S. holder will generally recognize capital gain or loss upon the sale, exchange, redemption or other taxable disposition of a Note equal to the difference between the amount realized (less accrued interest, which will be taxable as ordinary interest income to the extent that the holder has not previously included the accrued interest in gross income) upon the sale, exchange, redemption or other taxable disposition and such U.S. holder’s adjusted tax basis in the Note. A U.S. holder’s adjusted tax basis in a Note will generally be the cost of the Note to such U.S. holder. Capital gain of a non-corporate U.S. holder is currently taxed at a reduced rate where the U.S. holder has a holding period greater than one year. Subject to limited exceptions, the deductibility of capital losses is subject to substantial limitations under the Code.

Information reporting and backup withholding

Information reporting requirements generally will apply to payments of interest on the Notes and to the proceeds of a sale, exchange, redemption, retirement or other disposition of a Note paid to a U.S. holder unless the U.S. holder is an exempt recipient (such as a corporation) and properly establishes its exemption.

Backup withholding generally will apply to these same payments if the U.S. holder fails to provide, on an IRS Form W-9 (or substantially similar form) that has been properly executed, under penalties of perjury:

•	its taxpayer identification number;

•

a certification that (a) the U.S. holder is exempt from backup withholding, (b) the U.S. holder has not been notified by the IRS that it is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the U.S. holder has been notified by the IRS that it is no longer subject to backup withholding; and

•	the U.S. holder certifies that it is a U.S. person (including a U.S. resident alien).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be available as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. holders

This subsection describes the tax consequences to a non-U.S. holder relating to the purchase, ownership, and disposition of the Notes.

Interest

•

Interest paid to a non-U.S. holder on the Notes that is not effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States will not be subject to U.S. federal withholding tax if:

•	the Non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock;

•	the Non-U.S. holder is not a “controlled foreign corporation” for U.S. federal income tax purposes that is related to us through stock ownership;

•	the Non-U.S. holder is not a bank that received the Notes on an extension of credit made under a loan agreement entered into in the ordinary course of its trade or business; and

•

either (1) the non-U.S. holder, as the beneficial owner of the Notes, provide us or our agent with a statement, on U.S. Treasury Form W-8BEN or W-8BEN-E or a suitable substitute form, signed under penalties of perjury that includes its name and address and certifies that it is not a U.S. person, or (2) an exemption is otherwise established. If a non-U.S. holder holds the Notes through certain foreign intermediaries or certain foreign partnerships, such foreign intermediaries or partnerships must also satisfy the certification requirements of applicable U.S. Treasury Regulations.

If these requirements are not met, a non-U.S. holder will be subject to U.S. federal withholding tax at a rate of 30%, or lower treaty rate, if applicable, on interest payments that are not effectively connected with its conduct or a trade or business within the United States.

If a non-U.S. holder is engaged in the conduct of a trade or business within the United States and if interest on the Note is effectively connected with its conduct of such trade or business (and, if required by an applicable income tax treaty, is attributable to a “permanent establishment” maintained by the non-U.S. holder in the United States), it generally will be subject to U.S. federal income tax on such interest on a net income basis in the same manner as if it were a U.S. Holder. In addition, a corporate non-U.S. holder may also be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless such non-U.S. holder qualifies for a lower rate under an applicable income tax treaty. Any such effectively connected interest paid to such non-U.S. holder generally will not be subject to U.S. federal withholding tax provided certain certification requirements are met.

Sale, exchange, redemption or other taxable disposition of notes

Gain realized by a non-U.S. holder on the sale, exchange, redemption or other taxable disposition of Notes generally will not be subject to U.S. federal withholding tax (except with respect to accrued and unpaid stated interest which would be taxable as described above). However, gain will be subject to U.S. federal income tax if (1) the non-U.S. holder is an individual who is present in the U.S. for a total of 183 days or more during the taxable year in which the gain is realized and other conditions are satisfied or (2) the gain is effectively connected with its conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the gain is attributable to a “permanent establishment” maintained in the U.S. by the non-U.S. holder).

A non-U.S. holder described in clause (1) above will be subject to a 30% U.S. federal income tax on the gain derived from the disposition, which gain may be offset by U.S. source capital losses, even though the non-U.S. holder is not considered a resident of the United States. A non-U.S. Holder whose gain is described in clause (2) above generally will be subject to U.S. federal income tax on the gain on a net basis in the same manner as if it were a U.S. Holder. In addition, a corporate non-U.S. holder may also be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless the non-U.S. holder qualifies for a lower rate under an applicable income tax treaty.

Information reporting and backup withholding

Backup withholding and information reporting will not apply to payments of stated interest with respect to the Notes and the proceeds from the sale (including a retirement or redemption) if a non-U.S. holder provides the required certification (generally, an IRS Form W-8BEN, W-8BEN-E or W-8ECI) that it is a non-U.S. person or otherwise establishes an exemption,

In addition, payments of the proceeds from the sale of Notes to or through a foreign office of a broker or the foreign office of a custodian, nominee, or other dealer acting on behalf of a non-U.S. holder generally will not be subject to information reporting or backup withholding. However, if the broker, custodian, nominee, or other dealer is a United States person or otherwise connection with the United States, information reporting (but not backup withholding) generally will be required with respect to payments made to the non-U.S. holder.

Payment of the proceeds from a sale of a note to or through the United States office of a broker is subject to information reporting and backup withholding, unless the non-U.S. holder certifies as to its non-U.S. person status or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be available as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign account tax compliance

Sections 1471 through 1474 of the Code (referred to as ‘‘FATCA’’) and Treasury Regulations thereunder, when applicable, will impose a U.S. federal withholding tax of 30% on any U.S.-source interest paid on debt obligations, such as the Notes, and on the proceeds from the disposition of such debt obligations (if such disposition occurs on or after January 1, 2017) if paid to a ‘‘foreign financial institution’’ or a ‘‘non-financial foreign entity’’ (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners); (ii) the non-financial foreign entity either certifies it does not have any ‘‘substantial U.S. owners’’ (as defined in the Code) or furnishes certain identifying information regarding each substantial U.S. owner; or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as the applicable IRS Form W-8BEN or W-8BEN-E (or any successor form)).

Non-U.S. governments have entered into intergovernmental agreements with the United States (and additional non-U.S. governments are expected to enter into such agreements) to implement FATCA in a manner that alters the rules described herein. Prospective purchasers of the Notes are urged to consult their own tax advisors regarding the implications of FATCA on their investment in the Notes.

Underwriting

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, we have agreed to sell and the underwriters named below have agreed, severally and not jointly, to purchase the following respective principal amounts of the Notes.

Underwriters	Principal amount of notes
J.P. Morgan Securities LLC	$143,400,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	117,525,000
Deutsche Bank Securities Inc.	117,300,000
Wells Fargo Securities, LLC	117,300,000
UBS Securities LLC	77,325,000
BNP Paribas Securities Corp.	61,200,000
Credit Suisse Securities (USA) LLC	57,975,000
Nomura Securities International, Inc.	57,975,000

Total	$750,000,000

The underwriting agreement provides that the underwriters are obligated to purchase all of the Notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults with respect to the Notes the purchase commitments of non-defaulting underwriters may be increased or the offering of the Notes may be terminated.

The underwriters initially propose to offer the Notes for resale at the issue price that appears on the cover of this prospectus supplement. The underwriters may offer the Notes to selected dealers at the public offering price minus a concession of up to 0.375% of the principal amount. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to 0.25% of the principal amount to certain other dealers. After the initial offering, the underwriters may change the offering price and any other selling terms. The underwriters may offer and sell Notes through certain of their affiliates.

We estimate that our out-of-pocket expenses for this offering will be approximately $1.0 million.

The Notes are new issues of securities with no established trading market. We do not intend to apply for the Notes to be listed on any securities exchange or to arrange for the Notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the Notes, but they are not obligated to do so and they may discontinue any market making at any time in their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the Notes, that you will be able to sell your Notes at a particular time or that the prices that you receive when you sell will be favorable.

We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any additional debt securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of J.P. Morgan Securities LLC until 30 days following the settlement date for the Notes.

We have agreed to indemnify the several underwriters against liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in that respect.

In connection with this offering of the Notes, the underwriters may engage in overallotments, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the aggregate principal amount of Notes offered pursuant to this prospectus supplement, which creates a syndicate short position for the underwriters. Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing or maintaining the price of the Notes. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the market prices of the Notes to be higher than they would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

Other relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they may receive customary fees and expenses. In particular, certain of the underwriters and/or their respective affiliates own a portion of the 9.125% senior notes due 2018 for their own account and/or for the accounts of customers, and will therefore receive a portion of the net proceeds from this offering used to redeem the 9.125% senior notes due 2018. Additionally, affiliates of each of the underwriters are lenders under the Boyd Gaming Revolving Credit Facility, and will accordingly receive a portion of the net proceeds of the offering in connection therewith.

In the ordinary course of their various business activities, the underwriters and their respective affiliates have made or held, and may in the future make or hold, a broad array of investments including serving as counterparties to certain derivative and hedging arrangements, and may have actively traded, and, in the future may actively trade, debt and equity securities (or related derivative securities), and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investment and securities activities may have involved, and in the future may involve, securities and instruments of our company. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Extended settlement

The settlement date of the Notes is expected to be May 21, 2015, the 10th business day following the trade date (such settlement date being referred to as “T + 10”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the date that is three business days preceding the settlement date will be required, by virtue of the fact that the Notes initially settle in T + 10 to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes during such period should consult their advisors.

Notice to prospective investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of Notes described in this prospectus supplement may not be made to the public in that relevant member state other than:

a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in each relevant member state. The expression “2010 PD Amending Directive” means Directive 2010/73/EU.

The sellers of the Notes have not authorized and do not authorize the making of any offer of Notes through any financial intermediary on their behalf, other than offers made by the underwriters or their respective affiliates with a view to the final placement of the Notes as contemplated in this prospectus supplement. Accordingly, no purchaser of the Notes, other than the underwriters or their respective affiliates, is authorized to make any further offer of the Notes on behalf of the sellers or the underwriters.

United Kingdom

Each underwriter has represented and agreed that:

a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

Experts

The financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from Boyd Gaming Corporation’s Annual Report on Form 10-K and the effectiveness of Boyd Gaming Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Legal matters

The validity of the Notes offered hereby will be passed upon for us by Morrison & Foerster LLP. Certain legal matters with respect to the Notes will be passed upon for the underwriters by Cahill Gordon & Reindel LLP.

PROSPECTUS

BOYD GAMING CORPORATION

Common Stock

Preferred Stock

Debt Securities

Guarantees

Warrants

Rights

Units

We may offer and sell from time to time common stock, preferred stock, debt securities, warrants, rights and units that include any of these securities. The preferred stock or warrants may be convertible into or exercisable or exchangeable for common or preferred stock or other of our securities. The debt securities may be convertible into, or exercisable or exchangeable for, common stock. This prospectus also covers guarantees, if any, of our obligations under any debt securities, which may be given by one or more of our subsidiaries. Our common stock is listed on the New York Stock Exchange and trades under the symbol “BYD.”

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should read this prospectus and each applicable prospectus supplement carefully before you invest.

See the “Risk Factors” section of this prospectus on page 5, our filings with the SEC and the applicable prospectus supplement for certain risks that you should consider before investing in our securities.

None of the Securities and Exchange Commission, any state securities commission, any state gaming commission or any other gaming authority or other regulatory agency has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 1, 2015.

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we have filed with the Securities and Exchange Commission (“SEC”), using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings in amounts that we will determine from time to time.

This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities described in this prospectus we will provide a prospectus supplement, incorporate information by reference into this prospectus, or use other offering material, as applicable, containing more specific information about the terms of the securities that are being offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. This prospectus, together with applicable prospectus supplements, any information incorporated by reference, and any related free writing prospectuses we file with the SEC, includes all material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation by Reference,” before buying any of the securities being offered.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the SEC that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the SEC. The registration statement and other reports can be read at the SEC Internet site or at the SEC offices mentioned under the heading “Available Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Available Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents we incorporate by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. These forward looking statements can often be identified by their use of words such as “will”, “predict”, “continue”, “forecast”, “expect”, “believe”, “anticipate”, “outlook”, “could”, “target”, “project”, “intend”, “plan”, “seek”, “estimate”, “should”, “may” and “assume”, as well as variations of such words and similar expressions referring to the future.

Forward-looking statements involve certain risks and uncertainties, many of which are beyond our control. If any of those risks and uncertainties materialize, actual results could differ materially from those discussed in any such forward-looking statement. Among the factors that could cause actual results to differ materially from those discussed in forward-looking statements are those discussed under the heading “Risk Factors” below, those discussed under the heading “Risk Factors” and in other sections of our Annual Report on Form 10-K for the year ended December 31, 2014, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus. See “Available Information” and “Incorporation by Reference” for information about how to obtain copies of those documents.

All forward-looking statements in this prospectus and the documents incorporated by reference into it are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

AVAILABLE INFORMATION

We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.boydgaming.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov. You can also obtain information about us from the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be a part of this prospectus.

Any reports that we file with the SEC on or after the date of this prospectus and before the date that this offering is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference into this prospectus have been modified or superseded. We specifically incorporate by reference into this prospectus the following documents filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of Form 8-K, and no such information shall be deemed specifically incorporated by reference hereby):

•	Annual Report on Form 10-K for the year ended December 31, 2014;

•	The portions of our Definitive Proxy Statement on Schedule 14A (filed on March 17, 2015) that were incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

•	Current Reports on Form 8-K filed on January 23, 2015 and April 21, 2015; and

•	Any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus until the termination of this offering.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus (excluding certain exhibits unless they are specifically incorporated by reference in any such documents) at no cost to you by writing or telephoning us at the following:

Boyd Gaming Corporation

3883 Howard Hughes Parkway, Ninth Floor

Las Vegas, Nevada 89169

Attention: Investor Relations

(702) 792-7200

RISK FACTORS

Investing in our securities involves significant risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in, or incorporated into, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference herein or therein. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

DESCRIPTION OF SECURITIES WE MAY OFFER

We may issue from time to time, in one or more offerings the following securities:

•	shares of common stock;

•	shares of preferred stock;

•	debt securities, which may be senior or subordinated, may be guaranteed by one or more of our subsidiaries and may be convertible into or exchangeable for common stock;

•	warrants exercisable for debt securities, common stock or preferred stock;

•	rights to purchase any of such securities; and

•	units of debt securities, common stock, preferred stock or warrants, in any combination.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference or related free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement, information incorporated by reference or related free writing prospectus will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements, information incorporated by reference or related free writing prospectus may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See “Available Information” and “Incorporation by Reference” for information about how to obtain copies of those documents.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus, relating to such offering.

DESCRIPTION OF CAPITAL STOCK

General

The following summary of the material features of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our amended and restated articles of incorporation, our amended and restated bylaws and other applicable law. See “Available Information.”

Pursuant to our amended and restated articles of incorporation, we are currently authorized to issue 200,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of February 20, 2015, an aggregate of 109,304,692 shares of our common stock were outstanding, and no shares of our preferred stock were issued and outstanding.

Common Stock

Dividends

Subject to provisions of the Nevada Revised Statutes, or the NRS, and to any future rights which may be granted to the holders of any series of our preferred stock, dividends are paid on our common stock when and as declared by our board of directors.

Voting rights

Each holder of shares of our common stock is entitled to one vote per share on all matters submitted to a vote of our common stockholders. Holders of our common stock are not entitled to cumulative voting rights.

Restrictions

Each holder of shares of our common stock will be subject to and comply with any rules, regulations and any other laws which we or any of our subsidiaries or partnerships must comply with in connection with our gaming business, and each share of our common stock will be subject to redemption at its then fair market value as determined by our board of directors if necessary to comply with the rules, regulations and laws of our gaming business.

Our amended and restated articles of incorporation provide that as long as we remain either a holding company or an intermediary holding company subject to the statutes, regulations, rules, ordinances, orders or interpretations (the “Gaming Laws”) of any gaming authority (the “Gaming Authorities”), all securities issued by us shall be held subject to the applicable provisions of such Gaming Laws. Not by way of limitation, if we become, and so long as we remain, either a holding company or an intermediary holding company subject to regulation under the New Jersey Casino Control Act (the “New Jersey Act”), the Indiana Riverboat Gambling Act (the “Indiana Act”) or any other Gaming Authority which has similar requirements, all securities issued by us shall be held subject to the condition that if a holder thereof is found to be disqualified by either the New Jersey Casino Control Commission pursuant to the New Jersey Act, the Indiana Gaming Commission pursuant to the Indiana Act, or any other Gaming Authority which has similar requirements, such holder shall, at the election of the Corporation, either: (i) sell any or all of such securities to us at the Redemption Price (defined below); or (ii) otherwise dispose of such holder’s interest in us, all within 30 days following our receipt of notice (the “Notice Date”) of the holder’s disqualification. The Redemption Price shall be the lesser of (i) the lowest closing sale price of the such securities between the Notice Date and the date 30 days after the Notice Date or (ii) such holder’s original purchase price for such securities. The disqualified holder will also be responsible for and will pay all costs associated by us in connection with the disposition or redemption of securities, including but not limited to attorneys fees. Promptly following the Notice Date, we shall either deliver such written notice along with our election personally to the disqualified holder or shall mail it to such holder at the address shown on our records, or use any other reasonable means to provide notice. Our failure to provide notice to a disqualified holder after making reasonable efforts to do so shall not preclude us from exercising our rights. If any disqualified holder fails to dispose such holder’s securities within 30 days following the Notice Date, we, by action of our board of directors, may redeem such securities at the lesser of (i) the lowest closing sale price of such securities between the Notice Date and the date 30 days after the Notice Date or (ii) such holder’s original purchase price for such securities. So long as we are a “publicly traded holding company” as defined in the New Jersey Act and the Indiana Act, commencing on the Notice Date, it shall be unlawful for the disqualified holder to: (i) receive any dividends or interest upon any securities issued by us held by such holder; (ii) exercise, directly or through any trustee or nominee, any right conferred by such securities; or (iii) receive any remuneration in any form, for services rendered or otherwise, from us or any of our subsidiaries that holds a casino license.

Liquidation

If we are liquidated, holders of our common stock are entitled to receive all remaining assets available for distribution to stockholders after satisfaction of our liabilities and the preferential rights of any of our preferred stock that may be outstanding at that time.

Preemptive rights

The holders of our common stock do not have any preemptive, conversion or redemption rights by virtue of their ownership of the common stock.

Preferred Stock

Shares of our preferred stock may be issued in one or more series, and our board of directors is authorized to determine the designation and to fix the number of shares of each series. Our board of directors is further authorized to fix and determine the dividend rate, premium or redemption rates, conversion rights, voting rights, preferences, privileges, restrictions and other variations granted to or imposed upon any wholly unissued series of our preferred stock.

Prior to the issuance of shares of a series of preferred stock, our board of directors will adopt resolutions and file a certificate of designation with the Secretary of State of the State of Nevada. The certificate of designation will fix for each series the designation and number of shares and the rights, preferences, privileges and restrictions of the shares including, but not limited to, the following:

•	voting rights, if any, of the preferred stock;

•	any rights and terms of redemption;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

•	whether dividends are cumulative or non-cumulative, and if cumulative, the date from which dividends on the preferred stock will accumulate;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, another series of preferred stock, or any other class of securities being registered hereby, including the conversion price (or manner of calculation) and conversion period;

•	the provision for redemption, if applicable, of the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	liquidation preferences;

•	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

In addition to the terms listed above, we will set forth in a prospectus supplement, information incorporated by reference, or related free writing prospectus the following terms relating to the class or series of preferred stock being offered:

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	any listing of the preferred stock on any securities exchange; and

•	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock.

Certain Anti-Takeover Matters

Amended and Restated Articles of Incorporation and Amended and Restated Bylaw Provisions

Our amended and restated articles of incorporation and amended and restated bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage an unsolicited takeover of our company if our board of directors determines that such a takeover is not in the best interests of our company and stockholders. However, these provisions could have the effect of discouraging certain attempts to acquire us or remove incumbent management even if some or a majority of our stockholders deemed such an attempt to be in their best interests, including those attempts that might result in a premium over the market price for the shares of our common stock held by stockholders.

Our amended and restated bylaws establish advance notice procedures with regard to stockholder proposals and the nomination, other than by or at the direction of the board of directors or a committee thereof, of candidates for election as directors. We may reject a stockholder proposal or nomination that is not made in accordance with such procedures. In addition, our amended and restated bylaws provide that:

•	stockholders owning not less than 66 2/3% of our entire capital stock that is issued, outstanding and entitled to vote may cause a special meeting of stockholders to be called; and

•	our bylaws may be altered, amended or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for such purpose) by the affirmative vote of holders of at least 66 2/3% of our entire capital stock that is issued, outstanding and entitled to vote.

Our amended and restated articles of incorporation provide that a director may not be removed from office without cause unless by the vote of the holders of 66.67% or more of the outstanding shares of our common stock entitled to vote. Our amended and restated articles of incorporation also contain the redemption provisions discussed above under “—Common Stock—Restrictions” which could have the effect of discouraging certain attempts to acquire us.

Nevada Takeover Statutes

Nevada’s Combination with Interested Stockholders Statute and Control Share Acquisition Statute may both have the effect of delaying or making it more difficult to effect a change in control of our company.

The Combination with Interested Stockholders Statute prevents an “interested stockholder” and an applicable Nevada corporation from entering into a “combination,” unless certain conditions are met. A “combination” means any merger or consolidation with an “interested stockholder” or affiliate or associate of an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” or affiliate or associate of an “interested stockholder”:

•	having an aggregate market value equal to more than 5% of the aggregate market value of the assets of the corporation;

•	having an aggregate market value equal to more than 5% of the aggregate market value of all of the outstanding voting shares of the corporation; or

•	representing more than 10% of the earning power or net income, determined on a consolidated basis, of the corporation.

An “interested stockholder” means (i) the beneficial owner of 10% or more of the voting shares of the corporation or (ii) an affiliate or associate of the corporation who at any time within 2 years immediately prior to the date in question was the beneficial owner of 10% or more of the voting shares of the corporation. A corporation may not engage in a “combination” within two years after the interested stockholder acquired his shares unless the combination or the purchase of shares made by the interested stockholder was approved by the board of directors before the interested stockholder acquired such shares or the combination is approved by the board of directors and, at or after that time, the combination is approved at an annual or special meeting of the stockholders of the corporation representing at least 60% of the outstanding voting power of the corporation not beneficially owned by interested stockholders or affiliates or associates thereof. If such approval is not obtained, then after the expiration of the two-year period, the business combination may be consummated (a) if the combination or the transaction in which the person became an interested stockholder was approved by the board of directors before the person became an interested stockholder, (b) if it is approved at an annual or special meeting of the stockholders of the corporation by a majority of the voting power held by disinterested stockholders, or (c) if the consideration to be paid by the interested stockholder for disinterested shares of common and preferred stock, as applicable, is at least equal to the highest of:

•	the highest price per share of such stock paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which the person became an interested stockholder, whichever is higher, plus interest from that date through the date of consummation of the combination and less any dividends paid during the same period;

•	the market value per share of such stock on the date of the announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, plus interest from that date through the date of consummation of the combination and less any dividends paid during the same period; or

•	the amount specified in the corporation’s articles of incorporation, including in any certificate of designation for the class or series of shares are entitled upon the consummation of a transaction of a type encompassing the combination.

Nevada’s Control Share Acquisition Statute prohibits an acquiror, under certain circumstances, from voting shares of a target corporation’s stock after crossing certain threshold ownership percentages, unless the acquiror obtains the approval of the target corporation’s disinterested stockholders. The Control Share Acquisition Statute specifies three thresholds: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, and (iii) a majority or more, of the outstanding voting power in the election of directors. Once an acquiror crosses one of the above thresholds, those shares in the immediate offer or acquisition and those shares acquired within 90 days become Control Shares (as defined in the statute) and those Control Shares are deprived of the right to vote until disinterested stockholders restore the right. The Control Share Acquisition Statute also provides that in the event Control Shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the Control Shares are entitled to demand payment for the fair value of their shares. Our board is required to notify such stockholders within 10 days after the vote of the stockholders that they have the right to receive the fair value of their shares in accordance with statutory procedures established generally for dissenter’s rights.

Limitation of Liability and Indemnification Matters

Article IX of our amended and restated articles of incorporation and Article 10 of our amended and restated bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by Nevada law. We also have entered into indemnification agreements with our executive officers and directors and provide indemnity insurance pursuant to which directors and officers are indemnified or insured against liability or loss under certain circumstances which may include liability or related loss under the Securities Act and the Exchange Act.

Listing

Our common stock is listed on the New York Stock Exchange and trades under the symbol “BYD.”

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Wells Fargo Shareowner Services.

DESCRIPTION OF DEBT SECURITIES

General

We may offer and sell debt securities from time to time pursuant to this prospectus that will constitute either senior or subordinated debt of Boyd Gaming. Our obligations under our debt securities that we may offer from time to time may be guaranteed by one or more of our subsidiaries. Senior debt securities will be issued under a base senior debt indenture, as supplemented by a supplemental senior debt indenture, between Boyd Gaming and an entity, identified in the applicable prospectus supplement, as trustee. Likewise, subordinated debt securities will be issued under a base subordinated debt indenture, as supplemented by a supplemental subordinated debt indenture, between Boyd Gaming and an entity, identified in the applicable prospectus supplement, as trustee. The base senior debt indenture and the base subordinated debt indenture, as each may be supplemented, amended or modified from time to time, are sometimes collectively referred to in this prospectus as the “indentures.” In this section of the prospectus, the term “Boyd Gaming” refers only to Boyd Gaming Corporation and not to any of its subsidiaries.

The following description is a summary of selected provisions relating to the debt securities and the indentures. The summary is not complete. For a full description of these provisions, including the definitions of certain terms used in this prospectus, and for other information regarding the debt securities, see the indentures.

We have filed a form of the base senior debt indenture and a form of the base subordinated debt indenture as exhibits to the registration statement of which this prospectus is a part. You should not rely on this summary because the indentures and not this summary define your rights as a holder of the debt securities. When the debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or related free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or related free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section. This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of the applicable indenture, as such indenture may be supplemented, amended or modified from time to time as provided therein.

The registered holder of a debt security will be treated as the owner of it for all purposes. Only registered holders will have rights under the applicable indenture.

Provisions Applicable to Both Senior and Subordinated Debt Securities

General

The debt securities will represent our unsecured senior or subordinated obligations and may be issued from time to time in one or more series. A prospectus supplement, information incorporated by reference or related free writing prospectus, as applicable, relating to any series of debt securities offered by Boyd Gaming will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title and classification of the debt securities;

•	any limit on the total principal amount of the debt securities;

•	the person to whom any interest shall be payable, if other than the person in whose name the debt securities is registered;

•	the price or prices at which the debt securities will be issued;

•	the dates on which the debt securities will mature;

•	the interest rate or the method for determining the rate that the debt securities will bear and the date from which any interest will accrue;

•	the interest payment dates for the debt securities;

•	any mandatory or optional sinking fund or analogous provisions;

•	the place where we will pay, or the method of payment of, principal, premium and interest on the debt securities;

•	whether such debt securities will be guaranteed and the terms of such guarantees;

•	whether such debt securities will be convertible into, or exercisable or exchangeable for, common stock or preferred stock;

•	whether such debt securities of a series will be exchangeable for debt securities of the same series or of a different series;

•	any mandatory or optional redemption periods and prices;

•	the currency or currencies in which we will pay principal, premium and interest on the debt securities;

•	the portion of the principal amount of the debt securities, if other than the principal amount thereof, payable upon acceleration of maturity thereof;

•	the manner in which we will determine the amounts of principal, premium or interest payments on the debt securities if these amounts may be determined by reference to an index or based on a formula;

•	if Boyd Gaming has elected not to apply the defeasance section of the indenture to the debt securities;

•	the security registrar and the paying agent for the debt securities;

•	whether the debt securities will be issued in the form of one or more “global securities”, and if so, the depositary for that security or securities and information with respect to book-entry procedures;

•	any covenants of Boyd Gaming with respect to a series of debt securities; and

•	any other terms of the debt securities.

The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement, documents incorporated by reference or related free writing prospectus. Such terms will include the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or Boyd Gaming, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of redemption of such debt securities and any restrictions on conversion.

Unless otherwise indicated in the prospectus supplement, information incorporated by reference or related free writing prospectus, the debt securities will be issued in registered form, without coupons, and in denominations of $1,000 and any integral multiple of $1,000.

To the extent applicable, we will also describe any special provisions for the payment of additional amounts with respect to the debt securities in a prospectus supplement, information incorporated by reference or related free writing prospectus.

We may issue debt securities at a discount below their stated principal amount, creating original issue discount, or OID, for United States federal income tax purposes. Even if we do not issue the debt securities below their stated principal amount, the debt securities may be deemed to have been issued with OID for such purposes because of certain interest payment characteristics. We will describe in a prospectus supplement, information incorporated by reference or related free writing prospectus the material United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount, and will describe the material United States federal income tax considerations that may be applicable to the particular debt securities.

The debt securities will represent our general unsecured obligations. Since we are a holding company, our ability to meet our obligations under the indentures and the debt securities will be dependent on the earnings and cash flows of our subsidiaries and the ability of our subsidiaries to pay dividends or to advance funds to us.

All existing and future debt and other liabilities of Boyd Gaming’s subsidiaries who are not guarantors, including the claims of trade creditors, secured creditors and creditors holding debt and guarantees issued by such subsidiaries, and claims of preferred stockholders, if any, of such subsidiaries, will be effectively senior to the securities issued under the indentures. Boyd Gaming could be dependent on the earnings of any such subsidiaries and the distribution of those earnings to Boyd Gaming could be limited by statutory and contractual restrictions or other business considerations.

Debt securities issued under the indentures will be effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness.

Although the indentures may contain limitations on the amount of additional indebtedness which Boyd Gaming and its restricted subsidiaries may incur, the amounts of such indebtedness could still be substantial and, in any case, such indebtedness may be secured debt, senior debt or indebtedness of its subsidiaries.

Provisions Applicable Solely to Senior Debt Securities

We may issue senior debt securities under the senior debt indenture. As to the right of payment of principal (and any premium) and interest, each series of senior debt securities will rank equally with each other series issued under the senior debt indenture and will rank senior to all subordinated debt securities that may be issued.

Provisions Applicable Solely to Subordinated Debt Securities

Debt securities issued under the base subordinated debt indenture will be subordinated unsecured obligations of Boyd Gaming. These debt securities may be designated as “senior subordinated” or “subordinated.” The payment of the principal of, and premium, if any, and interest on, the debt securities is subordinated in right of payment, as set forth in the indenture and described in any applicable prospectus supplement, information incorporated by reference or related free writing prospectus to the payment when due of all senior debt of Boyd Gaming. Debt securities issued under the subordinated debt indenture will rank subordinate in right of payment to all existing and future senior debt, equal with all existing and future senior subordinated debt to the extent senior subordinated debt securities are issued under the indenture, equal with each other series issued under the subordinated debt indenture, except to the extent specifically provided in the indenture and described in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus and senior to any future indebtedness of Boyd Gaming that is specifically subordinated to such securities.

Guarantees

Payment of the principal of, premium, if any, and interest on any debt securities may be guaranteed by one or more of our subsidiaries. Such guarantees will be full, unconditional, and irrevocable, and will be joint and several, unless provided otherwise in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus. The other terms of any such guarantees, including any limitations thereon and the terms of release and discharge of any guarantor therefrom, will be described in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase debt securities, common stock, preferred stock or any combination of these securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference or related free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement information, incorporated by reference or related free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, which we will file with the SEC for incorporation by reference into this prospectus. See “Available Information” and “Incorporation by Reference” for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference or related free writing prospectus, may describe the terms of any warrants that we may offer, including but not limited to the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies that investors may use to pay for the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	if applicable, the terms of redemption of the warrants;

•	the identity of the warrant agent, if any;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreements

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the warrant property purchasable upon exercise of the warrant.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference or related free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus.

Warrants may be exercised as set forth in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, information incorporated by reference or related free writing prospectus, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our debt securities, common stock, preferred stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all which will be set forth in the relevant offering material. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The following description is a summary of selected provisions relating to rights that we may offer. The summary is not complete. When rights are offered in the future, a prospectus supplement, information incorporated by reference or related free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the rights as described in a prospectus supplement, information incorporated by reference, or related free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of rights in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus is subject to and is qualified in its entirety by reference to the rights agreement and the rights certificates. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights. See “Available Information” and “Incorporation by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or related free writing prospectus may describe:

•	in the case of a distribution of rights to our stockholders, the date of determining the stockholders entitled to the rights distribution;

•	in the case of a distribution of rights to our stockholders, the number of rights issued or to be issued to each stockholder;

•	the exercise price payable for the underlying debt securities, common stock, preferred stock or other securities upon the exercise of the rights;

•	the number and terms of the underlying debt securities, common stock, preferred stock or other securities which may be purchased per each right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	any other terms of the rights, including, but not limited to, the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The provisions described in this section, as well as those described under “Description of Debt Securities” and “Description of Capital Stock” above, will apply, as applicable, to any rights we offer.

DESCRIPTION OF UNITS

General

We may issue units composed of any combination of our debt securities, common stock, preferred stock and warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or related free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement or information incorporated by reference will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file these documents with the SEC for incorporation by reference into this prospectus, as applicable. See “Available Information” and “Incorporation by Reference” for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or related free writing prospectus may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Capital Stock” and “Description of Warrants,” will apply to each unit and to each security included in each unit, respectively.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the years ended December 31, 2014, 2013, 2012, 2011 and 2010. For purposes of computing this ratio, “earnings” consist of income before income taxes and income/(loss) from unconsolidated affiliates, plus fixed charges (excluding capitalized interest) and distributed income of equity investees. “Fixed charges” include interest whether expensed or capitalized, amortization of debt expense, discount, or premium related to indebtedness (included in interest expense), and such portion of rental expense that we deem to be a reasonable representation of the interest factor.

	Year ended December 31,
	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges	—	—	—	—	1.1x
Deficiency of earnings to fixed charges (in millions)	$43.4	$117.1	$1,139.9	$10.8	—

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus, we intend to use the net proceeds from the sale of securities for general corporate purposes.

GOVERNMENTAL GAMING REGULATION

We are subject to a variety of regulations in the jurisdictions in which we operate. Regulatory authorities at the federal, state and local levels have broad powers with respect to the licensing of casino operations and may revoke, suspend, condition or limit our gaming or other licenses, impose substantial fines and take other actions, any one of which could have a significant effect on our business, financial condition and results of operations. A detailed description of the governmental gaming regulations to which we are subject is included in Exhibit 99.2 to our Annual Report on Form 10-K for the year ended December 31, 2014 and hereby incorporated by reference herein. If additional gaming regulations are adopted in a jurisdiction in which we operate, such regulations could impose restrictions or costs that could have a significant adverse effect on us. From time to time, various proposals have been introduced in the legislatures of some of the jurisdictions in which we have existing or planned operations that, if enacted, could adversely affect the tax, regulatory, operational or other aspects of the gaming industry and our company.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, directly to one or more purchasers, through a rights offering, or otherwise. We will describe the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or related free writing prospectus, including:

•	the name or names of any underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference or related free writing prospectus are underwriters of the securities offered thereby.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on the New York Stock Exchange or any other organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference or related free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus, and the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or related free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference or related free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification against specified liabilities, including liabilities incurred under the Securities Act, or to contribution to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference or related free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us, our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

All securities we offer other than common stock will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

EXPERTS

The financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from Boyd Gaming Corporation’s Annual Report on Form 10-K and the effectiveness of Boyd Gaming Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Unless stated otherwise in an applicable prospectus supplement, McDonald Carano Wilson LLP will pass upon the validity of the securities offered pursuant to this prospectus for us.